UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statem e nt

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DOMINO’S PIZZA, I N C.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box ):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2025 Annual Meeting of Shareholders

and Proxy Statement

Virtual Annual Meeting

Wednesday, April 23, 2025

10:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/DPZ2025

For further information, please contact Domino’s Investor Relations at investorrelations@dominos.com.

Dear Fellow Shareholders,

We are pleased to invite you to attend our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, April 23, 2025, at 10:00 a.m. Eastern Time, to be held exclusively online via live webcast. The virtual-only format will allow our shareholders the option to participate in the live, online meeting from any location convenient to them, providing shareholder access to our Board and management and enhancing participation. Shareholders who hold shares as of the record date for the Annual Meeting will be able to participate in the virtual meeting online and vote their shares electronically by visiting www.virtualshareholdermeeting.com/DPZ2025. Details regarding how to participate in the webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of 2025 Annual Meeting of Shareholders (the “Notice”) and Proxy Statement.

Domino’s remains a performance-driven company with exceptional people committed to feeding the power of possible, one pizza at a time. While we are proud to be the largest pizza company in the world, we remain dedicated to getting better every day. Throughout 2024, we sharpened our focus on the many opportunities we have for continuous improvement and began executing on our new five-year strategic vision rooted in our commitment to future growth and success through our “Hungry for MORE” strategy. Your Board of Directors continues to be stewards of the Company and has maintained our focus on our customers, our team members, our franchisees, our communities and you, our shareholders, to ensure long-term value creation for all stakeholders.

We believe that the foundation of Domino’s continued resilience remains its strong corporate governance and an exceptional leadership team, together with our ongoing commitment to our values. We thank you for the opportunity to continue serving you and the Company and appreciate the opportunity to share our progress and governance enhancements over this past fiscal year.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. Whether or not you plan to join us for the Annual Meeting, it is important that your shares be represented. We encourage you to submit your proxy by telephone, by mail or by logging into www.proxyvote.com after reading the Notice and Proxy Statement. We look forward to your participation.

Thank you for your continued support of Domino’s.

Sincerely,

David A. Brandon

Executive Chairman of the Board of Directors

Notice of Annual Meeting of Shareholders

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Domino’s Pizza, Inc. (the “Company”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/DPZ2025 on Wednesday, April 23, 2025 at 10:00 a.m. Eastern Time. To provide a more inclusive experience for our shareholders and reach a greater number of shareholders in as efficient a manner as possible, the Annual Meeting will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting the website listed above. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DPZ2025, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received.

The Annual Meeting will be held for the following purposes, all of which are set forth in the accompanying Proxy Statement:

1.

To elect the nine director nominees named in the Proxy Statement, each to serve for a one-year term, until their respective successors are duly elected or qualified or until his or her earlier death, resignation or removal;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2025 fiscal year;

3.	To hold an advisory and non-binding vote on the compensation of the Company’s named executive officers;

4.	To approve the adoption of the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement;

5.	To approve the adoption of the Company’s Amended and Restated Certificate of Incorporation to provide shareholders the right to call a special meeting;

6.	To act on the shareholder proposal described in this Proxy Statement, if properly presented; and

7.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 28, 2025 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By order of the Board of Directors,

Kevin S. Morris

Executive Vice President, General Counsel

and Corporate Secretary

March 14, 2025

HOW TO VOTE

INTERNET VIA COMPUTER	TELEPHONE	MAIL	DURING MEETING
Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	Dial toll-free ((800) 690-6903) or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.	You can vote electronically at the Annual Meeting. See page 6 for information on how to vote.

Notice of Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 23, 2025: The accompanying Proxy Statement and our 2024 Annual Report are available at ir.dominos.com. In addition, you may access these materials at http://materials.proxyvote.com/25754A. On March 14, 2025, we mailed a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions for voting online and for requesting a paper copy of the Proxy Statement and 2024 Annual Report.

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy card, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum at the Annual Meeting may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy card, or electronically, does not affect your right to vote electronically in the event you attend the virtual-only Annual Meeting. You may revoke your proxy at any time, regardless of your voting method, as fully described on page 7 of the accompanying Proxy Statement.

VIRTUAL MEETING ADMISSION

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to attend the virtual-only Annual Meeting, see “Voting Information—Virtual Shareholder Meeting” for additional instructions. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on Wednesday, April 23, 2025. Online check-in will begin at 9:45 a.m. Eastern Time and you should allow approximately 15 minutes for the online check-in procedures.

Page
Outstanding Equity Awards at Fiscal Year-End	51
Option Exercises and Stock Vested	54
Non-Qualified Deferred Compensation	54
Potential Post-Employment Payments to Named Executive Officers	55
Pay Versus Performance	59
CEO Pay Ratio	64

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	65

PROPOSAL FOUR: APPROVE THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT	66

PROPOSAL FIVE: APPROVE THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE SHAREHOLDERS THE RIGHT TO CALL A SPECIAL MEETING	68

SHAREHOLDER PROPOSAL	71

PROPOSAL SIX: SHAREHOLDER PROPOSAL: ADOPT A SHAREHOLDER RIGHT TO CALL FOR A SPECIAL SHAREHOLDER MEETING AT A 15% THRESHOLD	71

Shareholder Proposal	71
Board of Directors’ Response to Shareholder Proposal	72

COMPENSATION OF DIRECTORS	75

Director Compensation Table for 2024	76
Non-Qualified Deferred Compensation of Directors	76
Outstanding Equity Awards of Directors	77

EQUITY COMPENSATION PLAN INFORMATION	78

Domino’s Pizza, Inc. 2004 Equity Incentive Plan	78

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS	79

Review and Approval of Related Person Transactions	79
Time-Sharing Agreement with Russell J. Weiner for Use of Corporate Aircraft	79
Employment of David A. Brandon	79

OTHER MATTERS	80

Attending the Annual Meeting	80
Shareholder Proposals and Director Nominations for Inclusion in Next Year’s Proxy Statement Pursuant to Rule 14a-8	80
Shareholder Proposals and Director Nominations Other Than Pursuant to Rule 14a-8	80
Universal Proxy Rules for Director Nominations	80
Interested Persons and Shareholder Communications to the Board of Directors	81
“Householding” of Proxy Materials	81
General Information	81

APPENDIX A – DOMINO’S PIZZA, INC. EXECUTIVE OFFICERS AND DIRECTORS	A-1

APPENDIX B – PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT	B-1

APPENDIX C – PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE SHAREHOLDERS THE RIGHT TO CALL A SPECIAL MEETING	C-1

APPENDIX D – PROPOSED AMENDED AND RESTATED BY-LAWS TO PROVIDE SHAREHOLDERS THE RIGHT TO CALL A SPECIAL MEETING	D-1

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT i

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this Proxy Statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project,” “seek,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on February 24, 2025 for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this Proxy Statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement might not occur. All forward-looking statements speak only as of the date of this Proxy Statement and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this Proxy Statement, whether as a result of new information, future events or otherwise.

Important Information

In this document, we rely on and refer to information regarding the U.S. quick service restaurant, or QSR, sector and the U.S. QSR pizza category from Circana®, formerly The NPD Group, ongoing foodservice market research (years ending December) prepared by Circana, as well as market research reports, analyst reports and other publicly-available information. Although we believe this information to be reliable, we have not independently verified it. U.S. sales information relating to the U.S. QSR sector and the U.S. QSR pizza category represent reported consumer spending obtained by Circana’s ongoing foodservice market research from consumer surveys. This information relates to both our Company-owned and franchised stores.

Available Information

Domino’s Pizza, Inc. makes available, free of charge, through its internet website ir.dominos.com, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Exchange Act, as soon as reasonably practicable after electronically filing such material with the Securities and Exchange Commission. Materials filed with the Securities and Exchange Commission are available at www.sec.gov. Retail orders from Domino’s stores can be made through its internet website www.dominos.com. The reference to these website addresses anywhere in this Proxy Statement does not constitute incorporation by reference of the information contained on the websites and information appearing on those websites, including ir.dominos.com, biz.dominos.com, stewardship.dominos.com and www.dominos.com, should not be considered a part of this document.

ii DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proxy Summary

This summary highlights information discussed in more detail elsewhere in this Proxy Statement. As this is only a summary, we encourage shareholders to read the entire Proxy Statement and our Annual Report on Form 10-K filed with the SEC on February 24, 2025 (the “2024 10-K”) before voting their shares. As used in this Proxy Statement, references to the “Company” or “Domino’s,” or the first-person notations of “we” and “our,” refer to Domino’s Pizza, Inc.

2025 Annual Meeting of Shareholders

Date and Time	Virtual Meeting Site	Record Date	Mailing Date
Wednesday, April 23, 2025 10:00 a.m. Eastern Time	Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/DPZ2025	February 28, 2025	On or about March 14, 2025

Meeting Agenda and Board Recommendations

Proposals for Your Vote	Board Voting Recommendation	Required Vote	Page Reference
Proposal 1: Election of Directors	FOR each Nominee	Plurality of Votes Cast(1)	9
Proposal 2: Ratification of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	26
Proposal 3: Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)	FOR	Majority of Votes Cast	65
Proposal 4: Approve the Adoption of Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement	FOR	75% of Outstanding Shares	66
Proposal 5: Approve the Adoption of Amended and Restated Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting	FOR	75% of Outstanding Shares	68

Shareholder Proposal
Proposal 6: Shareholder Proposal Regarding Shareholder Right to Call a Special Meeting at a 15% Threshold	AGAINST	Majority of Votes Cast	71

(1) In uncontested director elections, this vote will be subject to the Company’s Majority Voting Policy.

Director Nominees

This table provides summary information about each director nominee. Each director stands for annual election to a one-year term. Our director elections are subject to our Majority Voting Policy.

Nominee	Age	Director Since	Current Principal Occupation	Current Committee Memberships*			Current Public Company Boards Other Than Domino’s
				A	CHC	NCG
David A. Brandon	72	1999	Executive Chairman of Domino’s Pizza, Inc.				DTE Energy Co.
C. Andrew Ballard	52	2015	CEO and Founder of Wiser Solutions, Inc. and Founder and Managing Partner of Figtree Partners		●		Etsy, Inc.
Andrew B. Balson	58	1999	Managing Partner of Cove Hill Partners		●	●
Corie S. Barry	49	2018	CEO of Best Buy Co., Inc.		Chair		Best Buy Co., Inc.
Diane L. Cafritz	54	Nominee	EVP, Chief Innovation & People Officer of CarMax, Inc.
Richard L. Federico	70	2011	Former CEO and Chairman of P.F. Chang’s China Bistro Inc.	Chair

James A. Goldman	66	2010	Former President and CEO of Godiva Chocolatier, Inc.	●			Abercrombie & Fitch Co.
Patricia E. Lopez	63	2018	Former CEO of High Ridge Brands Co.	●		Chair	Aramark
Russell J. Weiner	56	2022	CEO of Domino’s Pizza, Inc.				The Clorox Company

*A = Audit Committee / CHC = Compensation and Human Capital Committee / NCG = Nominating and Corporate Governance Committee

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 1

Proxy Summary (continued)

2024 Business Highlights

Fiscal 2024 was a year of strong financial and operating performance for the Company and was also a year in which we continued our focus on opportunities for continuous improvement in our business and began executing on our exciting new five-year strategic vision rooted in our commitment to future growth and success through our “Hungry for MORE” strategy, which is our plan to deliver MORE sales, MORE stores and MORE profits.

In fiscal 2024, the Company saw growth across its business globally, while staying true to our values as an organization. We delivered our 31st consecutive year of global retail sales growth, excluding the impact of foreign currency; opened our 7,000th U.S. store and remain the largest pizza company in the world. The Company’s U.S. retail sales performance showed comparable strength within QSR pizza and the overall QSR industry in 2024, with a growth rate of 5.3%. This growth compares favorably to the U.S. market growth rates of the QSR pizza and overall QSR segments, which were up 1.3% and 1.8%, respectively, in 2024 according to data provided by Circana for the year ending December 2024. International global retail sales, excluding foreign currency impact, increased 6.5% in 2024.

Amid a challenging global operating environment, the Company continued to stay focused on its stakeholders – its customers, team members, franchisees, communities and shareholders – and delivered strong performance across the business in fiscal 2024 and an increase in the Company’s stock price during this same period.

•	Fiscal 2024 global retail sales growth (excluding foreign currency impact) of +5.9%

•	Fiscal 2024 U.S. same store sales growth of 3.2%; international same store sales growth of 1.6%

•	Opened 775 net new stores worldwide in fiscal 2024

•	Income from operations up 7.3% in fiscal 2024 (excluding the $5.8 million negative impact of foreign currency exchange rates on international franchise royalty revenues, income from operations increased 8.0% for fiscal 2024)

For a description of how the Company calculates same store sales and global retail sales, excluding foreign currency impact, and net store growth, which are commonly-used statistical measures in the QSR industry that we believe are important to understanding our financial performance, see pages 38 and 39 in our 2024 10-K.

Total Shareholder Return:

Through December 29, 2024 based on the Company’s fiscal year end dates; includes reinvestment of dividends.

2 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proxy Summary (continued)

Corporate Governance Highlights

Domino’s demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this commitment and provide a framework within which our Board of Directors and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. Our Board of Directors monitors developments in governance at peer companies and in general to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. Highlights of our corporate governance practices are summarized below and are discussed in more detail in the “Corporate Governance and Director Information” section beginning on page 16.

Independence and Leadership Structure:

•	All director nominees, other than the CEO and Executive Chairman, are independent

•	Separate Executive Chairman, Presiding Director and Chief Executive Officer leadership structure to maintain independence between Board oversight and the operating decisions of the Company

•	Fully independent Board committees

•	Independent directors, led by the Presiding Director, regularly meet in private independent director sessions without management present

Board Practices:

•	Board of Directors and each Board committee conducts an annual self-assessment

•	Limited number of outside public company boards on which our directors can serve

•	Robust director orientation program for incoming directors and annual continuing education budget is provided for each director

•	Directors generally may not stand for reelection after age 75

•	Board tenure balances fresh perspectives with institutional knowledge

•	Structured process for the Board’s risk oversight, including cybersecurity risk

•	Board engagement and oversight related to environmental, social and governance (“ESG”) matters

•	Board oversight of and active engagement in CEO and other senior leadership succession planning

Accountability:

•	All directors stand for election annually

•	In uncontested director elections, our Majority Voting Policy applies

•	Shareholder right to include director nominees in our Proxy Statement via a “proxy access” right

•	We are proposing governance changes in this Proxy Statement to eliminate our existing supermajority voting requirements and provide shareholders with the right to call a special meeting

•	All directors are subject to anti-pledging and anti-hedging provisions under our Insider Trading Policy

•	Annual advisory vote on executive compensation

•	Regular engagement with major shareholders to seek their input on issues and to address their questions and concerns

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 3

Proxy Summary (continued)

Stock Ownership Requirements:

•	Stock ownership requirements must be met within five years of appointment, as follows:

•	CEO: 6x annual base salary

•	Directors: 5x annual retainer fee

•	President-level executives: 4x annual base salary

•	Other executives: 3x annual base salary

Inclusion and Belonging:

•	Diverse representation of experience and skills on our Board

•	44% of directors are diverse as to gender, ethnicity and/or race

•	Provide enhanced disclosure of demographic information of our corporate workforce, along with the breakdown of our corporate workforce by race, ethnicity and gender from our consolidated EEO-1 report

Additional highlights regarding our 2024 business performance and key events with respect to our executive compensation program during fiscal 2024 can be found under the

“Compensation Discussion and Analysis—Executive Summary” beginning on page 30.

4 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Domino’s Pizza, Inc. for use at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 23, 2025 at 10:00 a.m. Eastern Time virtually via live webcast at www.virtualshareholdermeeting.com/DPZ2025, and at any adjournment or postponement thereof. The Company has made these materials available to you on the Internet or, upon your request, has delivered printed copies to you by mail or electronic versions by e-mail. The Company will pay the expenses of solicitation of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to solicit proxies from their customers and will reimburse those banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket costs for this solicitation. Further solicitation of proxies may be made by mail, personal interview and/or telephone by officers, directors and other employees of the Company, none of whom will receive additional compensation for assisting with the solicitation.

This Proxy Statement, along with the Notice of Annual Meeting of Shareholders and form of proxy card, was first made available to shareholders on or about March 14, 2025.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 5

Voting Information

Virtual Shareholder Meeting

To provide a more inclusive experience for our shareholders and reach a greater number of shareholders in as efficient a manner as possible, the Annual Meeting will be held exclusively online via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. The virtual-only format will allow all of our shareholders the option to participate in the live, online meeting from any location convenient to them, providing shareholder access to our Board and management and enhancing participation.

Shareholders at the close of business on February 28, 2025 will be allowed to communicate with us and submit questions in our virtual Annual Meeting forum immediately before and during the meeting. All directors and key executive officers are expected to be available to answer questions. We will endeavor to answer as many questions submitted by shareholders as time permits. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/DPZ2025. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at ir.dominos.com.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DPZ2025, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. You will also be able to vote your shares electronically at the meeting.

For further information on voting at the Annual Meeting, please see the “Voting Procedures” section below. No recording of the Annual Meeting is allowed, including audio and video recording.

Record Date, Issued and Outstanding Shares

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on February 28, 2025 (the “Record Date”). On the Record Date, there were 34,297,040 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Quorum Requirement

Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Voting Procedures

The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Shareholders may choose to vote by any of the following methods: (i) by returning the enclosed proxy card, (ii) electronically by accessing the Internet site or by using the toll-free telephone number, both of which are stated on the form of proxy, or (iii) by attending the live webcast and voting your shares online during the Annual Meeting. If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of such organization.

All properly executed proxy cards received by mail, and properly authenticated electronic votes recorded through the Internet or by telephone, will be voted as directed by the shareholder. All properly executed proxy cards received by mail

6 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Voting Information (continued)

that do not specify how shares should be voted will be voted in accordance with the Board’s recommendation (“FOR” the election of all director nominees under Proposal One, “FOR” Proposal Two, “FOR” Proposal Three, “FOR” Proposal Four, “FOR” Proposal Five and “AGAINST” Proposal Six).

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked at any time before it is voted by: (i) signing and returning a new proxy card with a later date, (ii) submitting a later-dated vote by telephone or via the Internet, (iii) filing with our Corporate Secretary a written notice of revocation dated later than the date of the proxy being revoked or (iv) attending the live webcast and casting a new vote online during the Annual Meeting. Any written notice of revocation should be sent to: Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

Broker Non-Votes

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. Brokers who hold shares in “street name” for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers.

We believe Proposal Two is a routine matter. Accordingly, if your broker holds shares that you own in street name, the broker may vote your shares on Proposal Two even if the broker does not receive instructions from you. We believe Proposal One, Proposal Three, Proposal Four, Proposal Five and Proposal Six are non-routine matters and, therefore, the broker may not vote your shares on such proposals without receiving instructions from you. If your broker does not vote on a proposal, this is commonly referred to as a “broker non-vote.” Broker non-votes will not be counted as having been voted in person or by proxy, but pursuant to Delaware corporate law, will be counted for purposes of determining whether a quorum is present.

Votes Required

Under Proposal One, directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting. If you withhold your vote for a particular nominee, then your vote will not count “FOR” such nominee. Votes withheld, as well as broker non-votes, will not be treated as votes cast with respect to the election of directors and, therefore, will have no effect on the outcome of the election of directors.

In addition, we have implemented a Majority Voting Policy for uncontested director elections (elections in which the number of nominees for election is equal to the number of directors to be elected). In the event that the votes “WITHHELD” from a nominee’s election exceed the votes cast “FOR” that nominee’s election, such nominee shall be required to promptly submit his or her resignation to the Board of Directors for consideration. The Board of Directors will then have the opportunity to determine whether to accept or reject such tendered resignation. The Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate or relevant. The Board of Directors will act within 120 days following certification of the shareholder vote, and thereafter, will promptly publicly disclose, in a report furnished to the Securities and Exchange Commission (“SEC”), its decision and process regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors, in each case pursuant to our By-Laws. If a director’s resignation is not accepted by the

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 7

Voting Information (continued)

Board of Directors, such director will continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier death, resignation or removal.

Approval of Proposal Two (ratification of independent registered public accounting firm), Proposal Three (say-on-pay) and Proposal Six (shareholder proposal regarding special meeting right) requires the affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting. Broker non-votes, if any, and abstentions will not be treated as votes cast with respect to these proposals and, therefore, will have no effect on the outcome of the votes. As noted above, we believe Proposal Two is a routine matter. Accordingly, if your broker holds shares that you own in street name, the broker may vote your shares on Proposal Two even if the broker does not receive instructions from you. Proposal Four (approval of the amendments to the Company’s Certificate of Incorporation to remove supermajority voting requirements) and Proposal Five (approval of the amendments to the Company’s Certificate of Incorporation to provide stockholders holding 25% or more of our common stock with the right to request a special meeting of stockholders) each require the approval of the holders of 75% of the shares outstanding and entitled to vote at the meeting. Broker non-votes, if any, and abstentions will have the effect of a vote against Proposal Four and Proposal Five.

No matter is currently expected to be considered at the Annual Meeting other than those listed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

8 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal One: Election of Directors

The Company’s Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) requires that all directors stand for annual election. Accordingly, the nine individuals listed below are standing for election to terms ending with the 2026 annual meeting of shareholders, until his or her successor is duly elected or qualified or until his or her earlier death, resignation or removal. After a thoughtful selection process, the Board, acting on the recommendation of our Nominating and Corporate Governance Committee, has nominated a new nominee for election at the Annual Meeting, Diane L. Cafritz, following Diana F. Cantor’s decision to not stand for reelection. The Board thanks Ms. Cantor for her years of service, dedication to the Board, and her many contributions to the Company. Each nominee has indicated his or her willingness to serve, if elected. However, should a nominee be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the below-mentioned persons will not serve his or her term as a director.

Board Membership Criteria

Although our Nominating and Corporate Governance Committee does not have any specific, delineated qualifications for the nomination of director candidates, the Committee considers a number of factors, qualifications and skills that it deems appropriate, with the primary goal of ensuring the Board collectively serves the interest of shareholders. The Company and the Board, at a minimum, seek to have directors with sound business judgment, wisdom and knowledge in his or her field of expertise. Directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Identified and described below are additional key attributes, qualifications, experiences and skills that are important to the Company’s business and that are considered in the selection of the director nominees, which factors may change from time to time. Director candidates are also evaluated according to the qualifications set forth in the Board’s Corporate Governance Principles, as further described beginning on page 19.

•	Business experience. The Company and the Board believe that the Company benefits from nominating directors with a substantial degree of business experience. This may include accomplishments in his or her particular field of practice and a history of achievements that reflect his or her high standards and sound business decisions.

•	Leadership experience. The Company and the Board believe that directors with experience in significant leadership positions over an extended period, especially President or Chief Executive Officer positions, provide the Company with strategic insights. These directors generally possess superior leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, long-term strategy, risk management and the methods to drive change and growth.

•	Finance experience. The Company and the Board believe an understanding of finance and financial reporting processes is an important skill for our directors. The Company uses financial measures to evaluate its performance as well as its accomplishment of financial performance targets. In addition, the Board and the Audit Committee oversee the required public disclosures of the Company that include financial statements and related information.

•	Educational and industry experience. The Company and the Board seek to have directors with relevant education, business expertise and experience as executives, directors, investors or in other leadership positions in the retail sector, including the restaurant industry.

Board Composition

We believe that each of our nine director nominees has met the qualifications set forth in the Board’s Corporate Governance Principles and believe these nominees are a highly engaged group and represent a diverse and broad range of attributes, qualifications, experiences and skills to provide an effective mix of viewpoints and knowledge.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying director candidates and does not maintain specific goals with respect to diversity on the Board, the Nominating and Corporate Governance Committee considers diversity of all types, including gender, racial and ethnic diversity, age, skills, experience, including business, financial and academic backgrounds, and such other factors as it deems appropriate, in its search for the best candidates to serve on the Board and reviews and monitors the Company’s efforts in ensuring appropriate diversity on the Board. The Nominating and Corporate Governance Committee looks to

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 9

Proposal One: Election of Directors (continued)

ensure demographic diversity in addition to a diversity of skills, experiences (including operational experience) and viewpoints, all aimed at identifying candidates who will contribute to Board decision-making and oversight responsibilities. The Nominating and Corporate Governance Committee believes that the current composition of the Board reflects diversity across these categories. Our current directors bring a diverse set of skills, experiences and viewpoints to the Company that are important to drive our strategy forward as the market and competitive landscapes evolve.

All our director nominees except Mr. Brandon and Mr. Weiner are independent. The following provides additional information about our nine director nominees.

FOUR OF NINE DIRECTOR NOMINEES ARE DIVERSE AS TO GENDER, ETHNICITY OR RACE

10 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal One: Election of Directors (continued)

Board Skills and Diversity Matrix

The information provided in the matrix below summarizes certain key attributes, qualifications, experiences and skills that our director nominees bring to the Board that we believe are most relevant to service on our Board. This information is intended to provide a summary of our director nominees’ qualifications and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. A mark indicates a specific area of focus or experience on which the Board relies most. The fact that a director nominee is not designated as having a particular attribute does not indicate that the nominee does not possess that attribute or would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Additional details on each director nominee’s attributes, qualifications, experiences and skills are set forth in their individual biographies.

Attributes, Qualifications, Experiences and Skills

Chief Executive Officer Experience	•	•		•		•	•	•	•

Public Company Board and Corporate Governance Experience	•	•	•	•	•	•	•	•	•

Corporate Strategy Experience	•	•	•	•	•	•		•	•

Financial / Investment Management Experience	•	•	•	•		•

Human Capital Management / Talent Development Experience	•				•	•		•	•

Information Technology / IT Security Experience		•	•	•					•

International / Global Operations Experience	•		•			•	•	•	•

Marketing / Brand Management / Digital Experience		•			•	•	•	•	•

Operations / Supply Chain Experience	•			•	•	•			•

Restaurant / Food and Beverage Experience	•		•			•	•		•

Retail / Franchise Experience	•		•	•	•		•		•

Sustainability / ESG Experience		•		•	•		•	•

Demographics

Self-Identified Race/Ethnicity
Black or African American		•
Hispanic, Latinx or Spanish Origin								•
White	•		•	•	•	•	•		•
Self-Identified Gender
Female				•	•			•
Male	•	•	•			•	•		•

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 11

Proposal One: Election of Directors (continued)

Nominees for Election to One-Year Terms Expiring at the 2026 Annual Meeting of Shareholders

Set forth below are the name, age, principal occupation and/or business experience and qualifications of each nominee for election as a director. All of the nominees except Ms. Cafritz are current members of the Board. The Nominating and Corporate Governance Committee believes that each of the nominees possesses the necessary professional experience and qualifications to contribute to the success of the Company. Information with respect to the business experience and other publicly-traded company boards on which the nominees serve, or served in the past five years, as a director is set forth below. The number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each director nominee appears later in this Proxy Statement.

Our Board of Directors Unanimously Recommends a Vote FOR Each of the Nominees Listed Below	✓

David A. Brandon Executive Chairman Director since: 1999 Age: 72 Current Committees: None

David A. Brandon has served as Chairman of Domino’s Board of Directors since March 1999 and as Executive Chairman since April 2022. Mr. Brandon also served as Domino’s Chief Executive Officer from March 1999 to March 2010 and as Special Advisor from March 2010 to January 2011.

In addition to his position at Domino’s, Mr. Brandon currently serves as Executive Advisor to KKR & Co., Inc., one of the world’s largest private equity firms. He previously served as Chief Executive Officer of Toys “R” Us, Inc., formerly the world’s largest specialty retailer of toy and baby products, from July 2015 to December 2018. He was the Director of Athletics at the University of Michigan from March 2010 to October 2014.

Prior to joining Domino’s, Mr. Brandon was President and CEO of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the Board of Directors of Valassis, Inc. from 1997 to 1998.

In addition to serving on the Board of Directors of Domino’s, Mr. Brandon also serves on the Board of Directors of DTE Energy Co., as well as several private companies and non-profit organizations. He previously served on the Boards of Directors of MillerKnoll, Inc., Toys “R” Us, Inc., Burger King Corporation, Kaydon Corporation, Northwest Airlines and The TJX Companies, Inc.

Qualifications:

Mr. Brandon served as the Company’s Chief Executive Officer for eleven years and has served as Chairman of the Board since 1999 and as Executive Chairman since 2022. He thereby possesses a deep understanding of the Company’s operations, market development objectives, strategic planning and other internal business aspects of the Company. Mr. Brandon brings to the Board extensive executive experience in marketing and sales. His service on the Boards of Directors of several other companies, including retailers, also makes him qualified for service as a director of the Company.

C. Andrew Ballard Presiding Director (Lead Independent Director) Director since: 2015 Age: 52 Current Committees: Compensation and Human Capital

C. Andrew Ballard currently serves as the Chief Executive Officer and Founder of Wiser Solutions, Inc., a software and data company, a position he has held since December 2012. Mr. Ballard is also Founder of Figtree Partners, an investment firm focused on software and technology, and has served as its Managing Partner since November 2012. He was previously a Senior Advisor at the private equity firm Hellman & Friedman LLC from 2012 to 2019, where he also served as Managing Director from 2006 to 2012 and as a Director from 2004 to 2006. Prior to joining Hellman & Friedman in 2003, Mr. Ballard worked at Bain Capital, LLC in San Francisco and Boston, as well as Bain & Company, Inc. from 1994 to 2002.

Mr. Ballard has served on Domino’s Board of Directors since July 2015 and has served as Presiding Director since May 2022. Mr. Ballard is a member of the Compensation and Human Capital Committee of the Board of Directors.

In addition to serving on Domino’s Board of Directors, Mr. Ballard serves on the Boards of Directors of Etsy, Inc., Datacor, Inc. and Zignal Labs. Mr. Ballard previously served on the Boards of Directors of Activant Solutions Inc., Catalina Marketing Corporation, DoubleClick Inc., Getty Images, Inc., Internet Brands, Inc. and Vertafore, Inc. and was the Chair of the Board of Trustees and Chair of the Investment Committee of the San Francisco Foundation.

Qualifications:

Mr. Ballard brings to the Board strategic business and acquisition experience, as well as overall business acumen through his experience at Hellman & Friedman and Bain Capital. Mr. Ballard also provides valuable technology and digital knowledge, making him qualified for service as a director of the Company.

12 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal One: Election of Directors (continued)

Andrew B. Balson Independent Director Director since: 1999 Age: 58 Current Committees: Compensation and Human Capital Nominating and Corporate Governance

Andrew B. Balson is currently the Managing Partner of Cove Hill Partners, L.P., a firm formed to make private equity investments. Previously, Mr. Balson was the Chief Executive Officer of Match Beyond, an innovative college completion program that helps low-income young adults attain college degrees and prepare for the workforce, a position he held from January 2015 to June 2016. Prior to becoming the Chief Executive Officer of Match Beyond, Mr. Balson was a Managing Director at Bain Capital, LLC, a global investment company, from 2001 to 2013. Mr. Balson became a Principal of Bain Capital in January 1998.

Mr. Balson has served on Domino’s Board of Directors since March 1999 and is a member of the Compensation and Human Capital Committee and a member of the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Balson previously served on the Boards of Directors of Bloomin’ Brands, Inc., FleetCor Technologies, Inc., Dunkin’ Brands, Inc., Skylark Co., Ltd., BELLSYSTEM24, Inc., Burger King Corporation and Bright Horizons Family Solutions, Inc. Mr. Balson currently serves on the Boards of a number of private companies.

Qualifications:

Mr. Balson brings to the Board strategic acquisition experience, a high level of financial literacy and overall business acumen through his executive experience at Bain Capital, LLC and Cove Hill Partners, L.P. His public and private company directorship experience and his familiarity with the Company and other restaurant companies, as well as his extended tenure on our Board, make him qualified for service as a director of the Company.

Corie S. Barry Independent Director Director since: 2018 Age: 49 Current Committees: Compensation and Human Capital (Chair)

Corie S. Barry currently serves as Chief Executive Officer and as a member of the Board of Directors of Best Buy Co., Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, roles held since June 2019. Prior to becoming CEO, Ms. Barry served as Best Buy’s Senior Executive Vice President and Chief Financial and Strategic Transformation Officer from June 2016 to June 2019, Chief Strategic Growth Officer from October 2015 to June 2016, Interim President of Geek Squad Services from March 2015 to May 2016, Senior Vice President of Domestic Finance from May 2013 to October 2015 and in a variety of financial and operational roles, both in the field and at the corporate campus, since joining Best Buy in 1999. Prior to Best Buy, Ms. Barry worked at Deloitte Touche Tohmatsu Limited from 1997 to 1999.

Ms. Barry has served on Domino’s Board of Directors since July 2018 and is the Chairperson of the Compensation and Human Capital Committee of the Board of Directors.

Qualifications:

Ms. Barry brings to the Board experience leading a public company, vast financial expertise, retail operations and strategic growth know-how and overall business acumen, making her qualified for service as a director of the Company.

Diane L. Cafritz Independent Director Director since: New Nominee Age: 54 Current Committees: None

Diane L. Cafritz currently serves as Executive Vice President, Chief Innovation and People Officer at CarMax, Inc., the nation’s largest retailer of used automobiles, a role held since July 2024. Ms. Cafritz joined the CarMax legal department in 2003 and during her time with the company has served in various roles of increasing responsibility across a number of diverse functions. During her tenure in the CarMax legal department, Ms. Cafritz managed commercial and consumer litigation, was responsible for operational regulatory guidance and led CarMax’s government affairs program. In 2017, Ms. Cafritz was named Senior Vice President and Chief Human Resources Officer for CarMax and its workforce of approximately 30,000 employees, and in 2021, she was named Senior Vice President, General Counsel, Chief Compliance Officer and Chief Human Resources Officer. In 2022, Ms. Cafritz was promoted to Executive Vice President, General Counsel, Chief Compliance Officer and Chief Human Resources Officer. Prior to joining CarMax, Ms. Cafritz was a Partner at McDermott, Will & Emery LLP.

Ms. Cafritz is a new nominee to Domino’s Board of Directors. The Board expects to appoint Ms. Cafritz to committees in 2025, subject to her election by shareholders to the Board.

Qualifications:

Ms. Cafritz brings to the Board strategic business experience, including important experience in human capital management and talent development, as well as experience in innovation, operations and regulatory affairs, making her qualified for service as a director of the Company.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 13

Proposal One: Election of Directors (continued)

Richard L. Federico Independent Director Director since: 2011 Age: 70 Current Committees: Audit (Chair)

Richard L. Federico served as Non-Executive Chairman of P.F. Chang’s China Bistro, Inc. based in Scottsdale, AZ, from February 2016 until its acquisition in March 2019. Mr. Federico previously served as Executive Chairman of P.F. Chang’s from March 2015 to February 2016 and as Chairman of the Board, Chief Executive Officer or Co-Chief Executive Officer from September 1997 to March 2015. Mr. Federico joined P.F. Chang’s as President in 1996, when he also began his service on its Board of Directors. Mr. Federico started his career in the restaurant industry as a Manager at Steak & Ale, and later at Orville Beans and Bennigan’s restaurants. He went on to develop Grady’s Goodtimes, serving as Co-Founder/Partner and Vice President of Operations until Brinker International, Inc. acquired Grady’s in 1989. Upon joining Brinker International, Mr. Federico served as Senior Vice President and concept head for Macaroni Grill before being promoted to President of the Italian Concept division. As President, he directed operations and development for Macaroni Grill and Spageddies.

Mr. Federico has served on Domino’s Board of Directors since February 2011 and is the Chairperson of the Audit Committee of the Board of Directors.

In addition to serving on Domino’s Board of Directors, Mr. Federico currently serves on the Boards of Directors of Black Rock Coffee, The Melt and Boqueria, all privately-held restaurant concepts. Mr. Federico previously served as Chairman of the Board of Directors of Jamba, Inc. and on the Boards of Directors of RPT Realty and Tastemaker Acquisition Corp. He is a Founding Director of Chances for Children.

Qualifications:

Mr. Federico brings to the Board experience in leading a successful publicly-traded restaurant concept, overall business and financial acumen and public company directorship experience, making him qualified for service as a director of the Company.

James A. Goldman Independent Director Director since: 2010 Age: 66 Current Committees: Audit

James A. Goldman currently serves on three portfolio company Boards representing Eurazeo SE, a global investment firm listed on the Paris Stock Exchange, including Q Mixers, a leading premium carbonated mixer brand, Waterloo Sparkling Water Corp., a carbonated beverage company, and Dewey’s Bakery, a premium baked goods company. Mr. Goldman also works with the private equity firm Frontenac as a Senior Advisor and Chairman1st Partner. Mr. Goldman served as President and Chief Executive Officer and as a member of the Board of Directors of Godiva Chocolatier, Inc. from 2004 to 2014. Mr. Goldman was President of the Food and Beverage Division at Campbell Soup Company from 2001 to 2004 and served in various executive positions at Nabisco, Inc. from 1992 to 2000. Prior to his work at Nabisco, Mr. Goldman was a senior consulting associate at McKinsey & Company, Inc.

Mr. Goldman has served on Domino’s Board of Directors since March 2010, and is a member of the Audit Committee of the Board of Directors.

In addition to serving on Domino’s Board of Directors, Mr. Goldman serves on the Board of Directors of Abercrombie & Fitch Co., where he is a member of the Compensation Committee and Chair of the Nominating and Corporate Governance Committee. Mr. Goldman previously served on the Board of Directors of The Children’s Place, Inc. He also served on the Board of Trustees and Executive Committee of Save the Children in Fairfield, CT, the Executive Board of the International Tennis Hall of Fame, and the Board of Trustees at the YMCA Camps Becket and Chimney Corners in Becket, MA.

Qualifications:

Mr. Goldman brings to the Board experience in leading successful retail and branded consumer companies, including more than 30 years in the global food industry, overall business acumen and public company directorship experience, making him qualified for service as a director of the Company.

14 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal One: Election of Directors (continued)

Patricia E. Lopez Independent Director Director since: 2018 Age: 63 Current Committees: Audit Nominating and Corporate Governance (Chair)

Patricia E. Lopez most recently served as Chief Executive Officer and as a member of the Board of Directors of High Ridge Brands Co. from July 2017 to March 2020. Ms. Lopez served as a Senior Vice President at Estée Lauder Companies Inc. from January 2015 to July 2016, a Senior Vice President at Avon Products, Inc. from December 2012 to November 2014 and previously held various positions at The Procter & Gamble Co. for 25 years, most recently serving as a Vice President and General Manager overseeing its Eastern Europe business.

Ms. Lopez has served on Domino’s Board of Directors since July 2018 and is the Chairperson of the Nominating and Corporate Governance Committee and a member of the Audit Committee of the Board of Directors.

In addition to serving on Domino’s Board of Directors, Ms. Lopez also serves on the Boards of Directors of Aramark and Recreational Equipment, Inc. (REI). She previously served on the Board of Directors of Acreage Holdings and Express, Inc.

Qualifications:

Ms. Lopez brings to the Board tremendous global business leadership, brand marketing and operations experience, as well as directorship experience and overall business acumen, making her qualified for service as a director of the Company.

Russell J. Weiner Chief Executive Officer Director since: 2022 Age: 56 Current Committees: None

Russell J. Weiner has served as Domino’s Chief Executive Officer since May 2022. Prior to becoming CEO, Mr. Weiner served as Chief Operating Officer and President – Domino’s U.S. from July 2020 to April 2022, Chief Operating Officer and President of the Americas from July 2018 to July 2020, President, Domino’s USA from October 2014 to July 2018, and joined Domino’s as Executive Vice President and Chief Marketing Officer in September 2008. Prior to joining Domino’s, Mr. Weiner held various marketing positions at PepsiCo, Inc. from 1998 to 2008, most recently serving as Vice President of Marketing, Colas for Pepsi-Cola North America.

Mr. Weiner has served on Domino’s Board of Directors since April 2022, when he was elected in conjunction with his appointment as Chief Executive Officer effective May 2022. Mr. Weiner also serves on the Board of Directors of The Clorox Company.

Qualifications:

Mr. Weiner’s many years of executive leadership experience with the Company, including as its Chief Executive Officer, and in the restaurant and food and beverage industries generally, provides him with a deep knowledge of brand building, marketing, operations and consumer insights. In addition, his experience in digital innovation enables him to help the Company maintain its leadership position in digital technology within the restaurant industry, making him qualified for service as a director of the Company.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 15

Corporate Governance and Director Information

Corporate Governance Overview

Domino’s has a commitment to strong corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s and seek to ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on Domino’s corporate and investor website ir.dominos.com under the “Investors—Corporate Governance” section and are available free of charge upon request from the Company’s Corporate Secretary. The Nominating and Corporate Governance Committee Charter, the Compensation and Human Capital Committee Charter and the Audit Committee Charter are also posted on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com). All the referenced charters and the other documents referenced herein are available free of charge upon request from the Company’s Corporate Secretary.

The Company’s Corporate Governance Principles and the Nominating and Corporate Governance Committee Charter set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. The Board meets at least quarterly in an independent director session led by Mr. Ballard, our Presiding Director, pursuant to the Corporate Governance Principles, and also conducts an executive session at each quarterly Board meeting.

Risk Oversight. The entire Board of Directors is engaged in risk management oversight. At the present time, the Board has not established a separate committee to facilitate its risk oversight responsibilities. The Board will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of Domino’s company-wide risk management and the process established to identify, measure, monitor and manage risks, in particular major financial, information security and cybersecurity and food safety risks, with input from the Company’s internal committee dedicated to assessing and managing enterprise risk comprised of Company executives in addition to other senior leaders within the Company (the “Enterprise Risk Committee”). The Board of Directors receives regular reports from management as well as from the Audit Committee and other standing committees regarding relevant risks and the actions taken by management to address those risks, including the specific risks identified above, and plays an active role in the oversight of the Company’s risk management framework.

Board’s Role in Environmental, Social and Governance Matters. The entire Board of Directors generally oversees the Company’s environmental, social and governance (“ESG”) initiatives and supports the implementation of the Company’s ESG priorities. With respect to Board oversight of ESG matters in general, rather than concentrating oversight of all ESG initiatives into any one Committee, the Board takes the approach that certain matters are most appropriately overseen by the Board as a whole and for other topics, the most appropriate committee should maintain oversight. For example, the Board’s Nominating and Corporate Governance Committee has oversight responsibility for the corporate governance aspects of ESG, the Compensation and Human Capital Committee has oversight responsibility for the Company’s initiatives regarding human capital, talent management and belonging and the Audit Committee oversees the Company’s public disclosures, including those relating to its ESG initiatives. Given their breadth and importance, the Board currently believes that it is the appropriate body to oversee the development and implementation of the Company’s ESG efforts as a whole and the Board is regularly briefed on the Company’s ESG efforts and initiatives.

At the operational level, a cross-functional team comprised of members of the Company’s Leadership Team and other senior leaders within the Company assess and manage stewardship risks and shape strategy for the organization, which is under the direction of the Company’s Executive Vice President and Chief Financial Officer. These executives are responsible for setting direction and driving accountability as we work to address material issues, work with key stakeholders and measure and report our progress.

In connection with its increased focus on Stewardship matters, the Company has published its 2024 Stewardship Report, which is available at stewardship.dominos.com, and which we expect to build upon in the years to come. For additional information regarding the Company’s Stewardship efforts, please see “—Stewardship at Domino’s” below.

16 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Corporate Governance and Director Information (continued)

Cybersecurity Governance. As discussed above, the Company’s entire Board of Directors is engaged in risk management oversight, including the oversight of risks from cybersecurity threats. The Audit Committee assists the Board of Directors in its oversight of Domino’s information security and cybersecurity risks, with input from the Enterprise Risk Committee. At an operational level, the Company’s cybersecurity strategy is shaped by its Chief Information Security Officer who is ultimately responsible for implementing the Company’s cybersecurity policies, procedures and strategy under the oversight of the Enterprise Risk Committee. For additional information regarding the Company’s cybersecurity governance and cybersecurity risk management and strategy, please see Item 1C. Cybersecurity in the 2024 10-K.

Independence. The Company is required to have a majority of its Board be independent directors. The Company’s Corporate Governance Principles (posted on Domino’s corporate and investor website ir.dominos.com under the “Investors—Corporate Governance” section) contain the Company’s standards for director independence, which are consistent with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”) listing standards and SEC rules. A director will be designated as independent if the Board affirmatively determines that he or she (i) has no relationship with the Company or its subsidiaries that could interfere with the exercise of independent judgment in carrying out the responsibilities of a director, (ii) satisfies the other criteria specified by the Nasdaq listing standards, (iii) has no business conflict with the Company or its subsidiaries and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. An independent director must also be free of any other relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. The Board has affirmatively determined that the following directors who served in the 2024 fiscal year were independent:

C. Andrew Ballard

Andrew B. Balson

Corie S. Barry

Diana F. Cantor

Richard L. Federico

James A. Goldman

Patricia E. Lopez

The Board has also determined that Ms. Cafritz satisfies the requirements to be considered independent, subject to her election by shareholders to the Board. The Board based these determinations primarily on a review of the responses of directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with directors.

Expectations. The Corporate Governance Principles further provide that the directors are invited and expected to attend the Company’s annual meetings of shareholders. All our current directors attended the 2024 annual meeting of shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. In addition, the Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to all directors, officers and employees. The Code of Professional Conduct for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors, Officers and Employees are posted on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website at ir.dominos.com.

A total of five meetings of the Board of Directors of the Company were held during 2024 and the Board acted via unanimous written consent on two other occasions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which that director served.

Leadership Structure. The Company’s current leadership structure has a separate Executive Chairman, Presiding Director and Chief Executive Officer and is designed to maintain independence between Board oversight and the operating decisions of the Company. The Board believes that it is in the best interests of the Company and its shareholders to

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 17

Corporate Governance and Director Information (continued)

separate the roles of Chairman of the Board and Chief Executive Officer. The Company has determined this leadership structure based on factors such as the experience of the applicable individuals, the current business environment of the Company, and other relevant criteria. After considering these factors, the Company determined that separating the positions of Presiding Director of the Board from the Executive Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company. The Executive Chairman provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings in consultation with the Chief Executive Officer and presides over meetings of the Board and shareholder meetings. The Presiding Director, the lead independent director of the Board, presides at all Board meetings where the Executive Chairman is not present and at meetings and sessions of the independent directors, as well as any additional duties as the Board may determine from time to time, and has significant authority in terms of leadership as well as in the ability to convene the Board to ensure that there is a free flow of information among the Company’s independent directors. The Company and the Board believe that this is appropriate under current circumstances, because it allows management to continue to make the operating decisions necessary to manage the business, with guidance from the Board, while retaining independence between the oversight function of our Board and operating decisions. The Company and the Board further believe this division of responsibilities provides an appropriate balance of operational focus, flexibility and oversight. The Board believes that Mr. Brandon’s role as Executive Chairman has provided continued leadership of the Board and has been a valuable resource to both Mr. Weiner and the Board.

Committees. In accordance with the Nasdaq listing standards, the Board has a Compensation and Human Capital Committee, an Audit Committee and a Nominating and Corporate Governance Committee, all of which are comprised solely of independent directors, as defined by Nasdaq listed company rules and other applicable independence standards. During 2024, the Board also had an Inclusion & Diversity Committee, which oversaw the Company’s inclusion and diversity progress and efforts. In February 2025, the Board determined to task the Compensation Committee with oversight of the Company’s key human capital and talent management strategies and programs, employee wellness, development, engagement and its total rewards philosophy and also incorporate the oversight activities of the Inclusion & Diversity Committee into the Compensation Committee and rename it the Compensation and Human Capital Committee given its new responsibilities. Each committee of the Board has designated responsibilities as specified in their respective charters and regularly reports on their activities to the entire Board.

Listing Transfer. The primary listing of the Company’s common stock transferred from the New York Stock Exchange (NYSE) to Nasdaq effective January 2, 2025; prior to such transfer and for the 2024 fiscal year, the Company’s governance practices complied with all applicable listing standards of the NYSE.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mses. Lopez (Chairperson) and Cantor and Mr. Balson. A new member of the Nominating and Corporate Governance Committee is expected to be appointed as a replacement for Ms. Cantor following the Annual Meeting. The independence of each member of the Nominating and Corporate Governance Committee is determined annually by the full Board of Directors in accordance with the Nasdaq listing standards. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as required under the Nasdaq listing standards and SEC rules.

The Nominating and Corporate Governance Committee met two times during 2024. The Nominating and Corporate Governance Committee Charter, as approved by the Board, reflects the Nominating and Corporate Governance Committee’s responsibilities, and the Nominating and Corporate Governance Committee reviews the charter at least once annually. The charter was last updated in January 2025 and can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com).

The Nominating and Corporate Governance Committee’s functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualifications, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, further functions include reviewing the succession planning process for senior management of the Company, reviewing

18 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Corporate Governance and Director Information (continued)

the Corporate Governance Principles, making recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommending directors to serve on committees, overseeing the determinations of director independence, overseeing the annual evaluation of the Board (including periodic peer-to-peer assessments of individual directors) and its committees, recommending processes for the annual evaluation of the CEO, reviewing the Company’s policies with respect to charitable and other contributions and reviewing management and reviewing Board succession plans.

Evaluation of Director Candidates. The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. The Nominating and Corporate Governance Committee may use a paid outside search firm or tools to identify possible directors, as has been the case when directors have been added to the Board in the past. In addition to the experience, qualifications and skills for directors listed under Proposal One, director candidates will be evaluated according to the qualifications as set forth in the Company’s Corporate Governance Principles, including the following desirable characteristics:

•	Highest degree of personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills, diversity and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership, including by way of adherence to the limitations on a Board member’s outside director board positions set forth in our Corporate Governance Principles and the Nominating and Corporate Governance Committee’s review of director time commitments;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of the Company’s shareholders and objectively monitor and appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

Shareholder Submission of Director Nominees. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2026 annual meeting of shareholders, provided that the names of such nominees are submitted in writing, not later than January 23, 2026, to the Corporate Secretary of Domino’s Pizza, Inc. at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members, as well as the other specific information required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act, where applicable.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.

Compensation and Human Capital Committee

The members of the Compensation and Human Capital Committee are Ms. Barry (Chairperson) and Messrs. Ballard and Balson. The independence of each member of the Compensation and Human Capital Committee is determined annually by the full Board of Directors in accordance with the Nasdaq listing standards. The Board of Directors has determined that each member of the Compensation and Human Capital Committee is independent as required under the Nasdaq listing standards and SEC rules.

The Compensation and Human Capital Committee met four times during 2024 and acted via unanimous written consent on five other occasions to conduct its required business in accordance with the Compensation and Human Capital

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 19

Corporate Governance and Director Information (continued)

Committee Charter. The Compensation and Human Capital Committee Charter authorizes the Compensation and Human Capital Committee to delegate any of its responsibilities as it deems appropriate, provided that such delegation is permitted under applicable laws, rules and regulations. The Compensation and Human Capital Committee Charter, as approved by the Board, reflects the Compensation and Human Capital Committee’s responsibilities, and the Compensation and Human Capital Committee reviews the charter at least once annually. The charter was last reviewed by the Committee and approved by the Board in February 2025 and can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com).

The Compensation and Human Capital Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations with respect to other executive officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to director and Executive Chairman compensation, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, and implementing and administering one or more incentive bonus plans. In February 2025, the Board delegated certain oversight responsibilities previously of the Inclusion & Diversity Committee to the Compensation and Human Capital Committee and also tasked the Compensation and Human Capital Committee with oversight of the Company’s key human capital and talent management strategies and programs, employee wellness, development, engagement and its total rewards philosophy.

Audit Committee

The members of the Audit Committee are Messrs. Federico (Chairperson) and Goldman and Ms. Lopez. The independence of each member of the Audit Committee is determined annually by the full Board of Directors in accordance with the Nasdaq listing standards, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended. The Board of Directors determined that each member of the Audit Committee is independent as required under the Nasdaq listing standards and SEC rules. Additionally, the Board determined that each member of the Audit Committee is able to read and understand financial statements as required under the Nasdaq listing standards, and that Mr. Federico is an audit committee financial expert under Item 407(d)(5) of Regulation S-K and qualifies as a financially sophisticated audit committee member under Nasdaq Rule 5605(c)(2)(A).

The Audit Committee met four times during 2024. The Audit Committee Charter, as approved by the Board, reflects the Audit Committee’s responsibilities, and the Audit Committee reviews the charter at least once annually. The charter was last updated in January 2025 and can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com). The Audit Committee’s functions include: (i) providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the Company’s system of internal controls, the internal audit function and the Company’s code of ethical conduct, (ii) assisting the Board in its oversight of Domino’s company-wide risk management and the process established to identify, measure, monitor and manage risks, (iii) retaining and, if appropriate, terminating the Company’s independent registered public accounting firm and (iv) approving audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy under which audit and non-audit services to be rendered by the Company’s independent public registered accounting firm are pre-approved. All services provided to the Company by its independent public registered accounting firm for fiscal years 2024 and 2023 were pre-approved by the Audit Committee. This policy can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com).

20 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Corporate Governance and Director Information (continued)

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services. All such services were pre-approved by the Audit Committee and rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands):

	2024	2023
Audit fees(1)	$1,766	$1,704
Audit-related fees(2)	112	86
All other fees(3)	2	82

Total	$1,880	$1,872

(1)

Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audits of certain subsidiaries and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts also include services related to Sarbanes-Oxley Act compliance and services related to audit procedures over changes in the Company’s enterprise systems.

(2)

Includes fees for services related to the audit of the Domino’s advertising fund subsidiary, other subsidiary reporting requirements and discussions concerning financial accounting and reporting matters.

(3)

All other fees primarily represent assurance related procedures associated with non-financial reporting topics, subscriptions to technical resources, and generic knowledge sharing, survey participation and training seminars related to accounting, reporting and general business matters.

Inclusion & Diversity Committee

During 2024, the Board also had an Inclusion & Diversity Committee, which oversaw the Company’s inclusion and diversity progress and efforts. In 2024, the Board decided to delegate the oversight responsibilities of the Inclusion & Diversity Committee to the Compensation and Human Capital Committee, which became effective in February 2025 at which time the Inclusion & Diversity Committee was discontinued. The members of the Inclusion & Diversity Committee in 2024 were Messrs. Ballard (Chairperson) and Goldman and Ms. Cantor. The Inclusion & Diversity Committee met two times during 2024 to conduct its required business in accordance with the Inclusion & Diversity Committee Charter.

Purpose and Values

We are a purpose-inspired and performance-driven company with exceptional people committed to feeding the power of possible, one pizza at a time. At the heart of our brand is a commitment to a set of values that define our core beliefs on how we run our business, treat our people, support our franchisees and serve our customers.

Do the Right Thing: We act with integrity and make disciplined decisions, even when it’s difficult or unpopular. High ethical standards and uncommon honesty are at the heart of how we work together. We are committed to safely and responsibly serving our customers, and to giving back to the communities where we live and work.

Put People First: We create an inclusive culture, knowing our people are core to our success. We treat each other with dignity and respect, and we value the differences each team member brings. We strive to be a company where all team members can bring their full selves to work and know that they can belong, contribute and reach their potential.

Create Inspired Solutions: We are a company built on entrepreneurship and innovation. We get better every day by having the humility and the courage to embrace and lead change. Together, we unlock our collective potential to be bold and think big. We have a bias for action to solve customer needs in new and relevant ways.

Champion our Customers: We deliver on our promises, treating each order and interaction as an opportunity to deepen relationships by delivering great products, services and experiences. We hold ourselves accountable, and if we don’t deliver on a promise, we are committed to making it right.

Grow and Win Together: We are not playing a finite game. We are committed to building an enduring brand that outlives any of our individual contributions. We will grow together, deliver exceptional results together, celebrate wins together, have fun together, and leave the Domino’s brand in a better place for those that come after.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 21

Corporate Governance and Director Information (continued)

Human Capital Management

Having best-in-class talent across the globe is crucial to all aspects of Domino’s business, brand and long-term success. We are focused on attracting, developing and retaining high-performing teams and building an inclusive culture that inspires leadership, encourages innovative thinking and supports the development and advancement of all team members.

Compensation and Benefits. Exceptional people are the core of our business. We are committed to providing competitive pay and benefits to attract and retain great talent, whether in our U.S. Company-owned stores, in our supply chain centers or in our corporate offices. We enable this by benchmarking and analyzing pay and benefits both externally and internally. In recent years, we have made continued investments in frontline team member wage rates in our U.S. Company-owned stores and supply chain centers. We are committed to providing pay equity for all employees.

Domino’s offers a comprehensive benefits package to eligible team members, including several benefits designed to promote an inclusive workplace like paid parental leaves, adoption support, discounted childcare tuition, and health plans that are available to dependents, spouses and domestic partners and include fertility support. We also offer eligible team members a 401(k) plan, education assistance, access to financial education, a back-up childcare network and access to legal assistance.

Beyond basic insurance programs, Domino’s offers other wellness services to help team members participating in our health plan manage and optimize their health. These no-cost programs include smoking cessation, diabetes and hypertension management and at-home physical therapy for such team members, in addition to emotional support through Domino’s team member assistance program for all part-time and full-time team members and their dependents. Additionally, we provide up to 40 hours per year of sick time for all part-time and full-time team members, with no waiting period for our part-time team members who begin accruing sick pay on their first day of hire, and access to an outside wellness platform featuring 4,000+ videos on topics like mindfulness, exercise, nutrition, sleep and financial well-being.

Talent Development and Recruiting. Domino’s team members are empowered to drive their own success through different resources, training and early development and leadership pipeline programs. To continue to strengthen our ability to attract and retain talent, in recent years we have made continued investments in frontline team member wage rates in our U.S. Company-owned stores. On an annual basis, we also review scores for our team member engagement surveys to identify strengths and opportunities for our brand.

The opportunity and career potential at Domino’s are best represented in a key statistic: substantially all of our U.S. franchisees started as delivery drivers or in other in-store positions. With the vast majority of Domino’s U.S. franchisees developed from within our own system, the opportunity to become a small business owner is a profound and unique aspect of Domino’s culture and strength as a brand. Experienced store managers and other operators can apply for Franchise Management School (“FMS”). At FMS, these operators receive training for a successful transition from store management to store ownership.

Empowering People Efforts. Our mission, rooted in our values, to ‘feed the power of possible, one pizza at a time,’ starts with our people. Domino’s team members have a passion for innovation and learning, a commitment to our core values and to delivering the joy of pizza worldwide. We believe that fostering a sense of belonging for everyone promotes a culture where anything is possible. That is why we are committed to building an environment that welcomes, seeks to understand and values everyone’s contribution. We are made better together.

Team Member Engagement. Domino’s is committed to fostering an engaged culture in the workplace where people are respected and appreciated, and where team members listen, learn, and support each other. We define team member engagement as the strength of the connection team members feel toward the work they do, their teams and the overall organization. Every year our aim is to proactively and continuously listen to our team members’ sentiment around their work, direct manager, teams, culture, and overall commitment to the brand. Through deep analyses and leader-led listening sessions, we strive to validate our efforts and commit ourselves to making year-over-year improvement as we propel Domino’s to be a workplace of choice.

22 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Corporate Governance and Director Information (continued)

Business Resource Groups. One of the ways we engage our team members is through our business resource groups (BRGs), which are open to all team members regardless of demographics. Our BRGs hold company-wide fireside chats featuring inclusive topics and speakers, provide best practice sharing, and help team members enhance professional skills and nurture meaningful work connections. Our five BRGs serve as trusted advisors to functional business groups while continuing to foster a culture of belonging, inclusion and allyship.

Board Oversight. The Board oversees and is regularly updated on the Company’s leadership development and talent management strategies designed to attract, develop and retain global business leaders who can drive financial and strategic growth objectives, enhance Domino’s culture as described below and build long-term shareholder value. The Board formally reviews and discusses management development and succession plans for the Chief Executive Officer and senior management of the Company, including individual senior management transitions as the need arises over the course of the year.

Beyond leadership development, our Board is focused on culture and human capital management priorities for promoting a safe, inclusive and respectful work environment, where employees across our entire workforce feel comfortable bringing their best selves to work, are inspired to act ethically and raise concerns and are enabled to implement new and innovative ideas in the best interests of the business.

As part of its human capital management efforts, the Board also reviews team member engagement surveys and receives updates on management’s plans for addressing concerns or potential areas of improvement. Additionally, and in recognition of the importance of this topic to Domino’s, in February 2025, the Compensation and Human Capital Committee’s focus was broadened and was tasked with oversight of the Company’s key human capital and talent management strategies and programs, employee wellness, development, engagement and its total rewards philosophy.

Shareholder Engagement

Shareholder engagement is a vital part of our governance profile, and we maintain active, year-round engagement with our shareholders in pursuit of the continued delivery of sustainable, long-term value to them. We recognize the value of shareholder engagement and take a proactive approach to shareholder outreach. In 2024, we met with more than 200 investors, totaling approximately 70 percent of our outstanding shares to discuss a range of topics, including the performance of the business and our strategic initiatives, in addition to ESG, executive compensation, stewardship and other issues, and to address any questions and concerns. We regularly review certain governance, compensation and other policies and practices in response to comments from our shareholders. We believe our engagement program empowers shareholders to provide feedback and raise any concerns with us and enables us to effectively respond to their feedback in a transparent manner.

Stewardship at Domino’s

Our vision for stewardship is for Domino’s to deliver the power of possible every day for the communities we serve, our people and the planet. We have drafted our stewardship vision with notable goals and objectives to drive change in the years and decades to come and with pillars that ladder up to that vision and our underlying long-term goals. We have continued our efforts to better understand our environmental and social impacts. Our pillars include:

•	Environmental Footprint. This includes our focus on science-based climate targets and actions to reduce our greenhouse gas emissions, reduce water impact and minimize waste.

•	Responsible Sourcing. This includes increasing our supply chain transparency, maintaining our supplier standards and food safety requirements, enhancing our animal care standards, and amplifying our efforts to reduce deforestation.

•	Empowering People. This includes creating a company culture that provides a safe, inclusive, and diverse workplace, with development pathways and supportive benefits, and supporting franchisee development.

•	Community Impact. Domino’s has a long history of caring for the communities we serve. This includes our plan to strengthen our commitment to local communities and national partners, while expanding support of new meaningful organizations.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 23

Corporate Governance and Director Information (continued)

These four pillars provide the framework for fulfilling our vision and set our brand on a course for enhanced stewardship as we evolve and grow.
We engaged outside experts to measure and quantify our environmental footprint, and identify opportunities to improve. With the help of these experts, we have conducted a materiality assessment, connected with key stakeholders inside and outside the Company and developed a baseline report for our carbon, water and land use footprint in the U.S. We have established significant commitments on greenhouse gas emissions and in October 2024 our near-term and net zero targets were approved by the Science-Based Targets initiative (SBTi). We have established a commitment to achieve our near-term targets by 2032 and achieve net zero carbon emissions by 2050. We also continue to highlight important stewardship topics with consumers, including our recent efforts to promote the ability to recycle pizza boxes throughout the U.S. We also launched a fleet of electric vehicles as part of an initiative to solve a business need with a solution that is also good for the planet.
Domino’s also has a long history of caring for the communities we serve. Our national philanthropic partner is St. Jude Children’s Research Hospital
®
, which is internationally recognized for its pioneering work in finding cures and saving children with cancer and other catastrophic diseases. Through a variety of internal and consumer-based activities, including a national consumer fundraising campaign called St. Jude Thanks and Giving
®
, the Domino’s system has raised approximately $143 million for St. Jude since our partnership began in 2004, including raising approximately $18 million in 2024. Included in that effort was Domino’s 10-year, $100 million commitment to raise funds to build the Domino’s Village at St. Jude, a housing complex that accommodates up to 140 patient families during long-term stays at the hospital which opened in 2023. During 2024, we announced a campaign to raise a cumulative $300 million for St. Jude by 2034, the 30 th
anniversary of our partnership.
We also support the Domino’s Pizza Partners Foundation (the “Partners Foundation”). Founded in 1986, the mission of the Partners Foundation is “Team Members Helping Team Members.” Primarily funded by team member and franchise contributions, the Partners Foundation is a separate, not-for-profit organization that has disbursed nearly $14 million over the past five years. The Partners Foundation is committed to meeting the needs of Domino’s team members facing crisis situations, such as fire, illness, natural disasters or other personal tragedies.
You can find more information about our initiatives and read our 2024 Corporate Stewardship Report, which includes both Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) indexed tables, at
stewardship.dominos.com
. The information included in our Corporate Stewardship Report is not incorporated by reference herein and should not be considered a part of this document.
Prohibition Against Hedging Transactions
All of the Company’s employees and directors are prohibited from any hedging of Company securities, including by way of forward sales contracts, collars or otherwise, pursuant to our Insider Trading Policy.
Insider Trading Policies and Procedures
We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of securities by our directors, officers, employees, and other covered persons which we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the exchange listing standards applicable to us. We have also implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

24 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

The Audit Committee is governed by a written charter which was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accounting firm. The Audit Committee has a policy with respect to the pre-approval of non-audit services.

Each member of the Audit Committee was determined to be independent as required under the NYSE listed company rules which applied to the Company in fiscal 2024, including those rules applicable to audit committee members. The Board determined that one of its members during fiscal 2024, Mr. Federico, was an audit committee financial expert under Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during 2024.

In performing its responsibilities, the Audit Committee, in addition to other activities: (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and (iii) received the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2024 for filing with the SEC.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company, with such reappointment to be ratified by the shareholders at the Annual Meeting.

Respectfully submitted,

Audit Committee

Richard L. Federico, Chairperson

James A. Goldman

Patricia E. Lopez

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 25

Proposal Two: Ratification of Independent Registered Public Accounting Firm

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accounting firm for the current year. Under applicable law, listed company rules and the Company’s By-Laws, abstentions are not counted as votes cast and will have no effect on the outcome of the vote. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Audit Committee determines such action to be necessary or desirable. Conversely, if the selection of PricewaterhouseCoopers LLP is not ratified by shareholders, the Audit Committee, in its discretion, could still decide to continue the engagement with PricewaterhouseCoopers LLP for the 2025 audit if the Company determines such action to be necessary or desirable.

Our Board of Directors and Audit Committee Unanimously Recommend a Vote FOR Ratification of the Selection of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the 2025 Fiscal Year

✓

26 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Stock Ownership Information

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the SEC) with respect to the persons believed by the Company to beneficially own more than 5% of the outstanding common stock, par value $0.01 per share, of the Company as of December 31, 2024:

	Common Stock, par value $0.01 per share

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
The Vanguard Group(1)	3,875,715	11.31%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc.(2)	2,892,693	8.44%
50 Hudson Yards
New York, New York 10001

T. Rowe Price Investment Management, Inc.(3)	2,622,916	7.65%
101 E. Pratt Street
Baltimore, MD 21201

Warren E. Buffett/Berkshire Hathaway Inc.(4)	2,382,000	6.95%
3555 Farnam Street
Omaha, NE 68102

(1)

Represents shares of common stock of the Company beneficially owned as of December 29, 2023, based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. The Vanguard Group is the beneficial owner of 3,875,715 shares of common stock of the Company and has shared voting power with respect to 46,748 shares, sole dispositive power with respect to 3,725,352 shares and shared dispositive power with respect to 150,363 shares of common stock of the Company.

(2)

Represents shares of common stock of the Company beneficially owned as of December 31, 2023, based on a Schedule 13G/A filed on January 25, 2024 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of and has sole dispositive power with respect to 2,892,693 shares of common stock of the Company and sole voting power with respect to 2,662,497 shares of common stock of the Company.

(3)

Represents shares of common stock of the Company beneficially owned as of September 30, 2024, based on a Schedule 13G filed on November 14, 2024 by T. Rowe Price Investment Management, Inc. T. Rowe Price Investment Management, Inc. (Price Investment Management) is the beneficial owner of and has sole dispositive power with respect to 2,622,916 shares of common stock of the Company and has sole voting power with respect to 2,616,951 shares of common stock of the Company.

(4)

Represents shares of common stock beneficially owned as of December 31, 2024, based on a Schedule 13G filed on February 14, 2025 by Warren E. Buffett, Berkshire Hathaway Inc., and certain other reporting persons disclosed in the Schedule 13G (collectively, the “Reporting Persons”). The Reporting Persons are the beneficial owners of, and have shared voting power and shared dispositive power with respect to, all 2,382,000 shares of common stock of the Company.

The foregoing information is based upon the most recent Schedule 13G reports or amendments filed with the SEC by the above beneficial owners with respect to their holdings of the common stock of Domino’s Pizza, Inc.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 27

Stock Ownership Information (continued)

Security Ownership of Management

The following table sets forth, as of December 29, 2024, the end of the Company’s last fiscal year, information with respect to the Company’s common stock, par value $0.01 per share, owned beneficially by each director, by each director nominee, by the named executive officers listed in the Summary Compensation Table starting on page 48 of this Proxy Statement and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Russell J. Weiner(1)	93,925	*
Sandeep Reddy(2)	11,146	*
Joseph H. Jordan(3)	32,904	*
Kelly E. Garcia(4)	22,779	*
Cynthia A. Headen(5)	7,119	*
Arthur P. D’Elia(6)	12,161	*
David A. Brandon	8,455	*
C. Andrew Ballard	2,124	*
Andrew B. Balson(7)	44,921	*
Corie S. Barry	2,294	*
Diane L. Cafritz(8)	15	*
Diana F. Cantor	5,934	*
Richard L. Federico	6,284	*
James A. Goldman(9)	5,748	*
Patricia E. Lopez	2,050	*
All current directors and executive officers as a group (17 persons)(10)	283,351	0.83%

*	Less than 1%.
(1)

Includes 67,041 shares of common stock issuable upon exercise of options that were exercisable on December 29, 2024 or within 60 days thereafter. Also includes 297 shares of common stock held in the Russell Weiner Trust Agreement U/A Dtd 09/03/2003 and 3,036 shares of common stock held in the Russell J. Weiner 2023 Grantor Trust.

(2)	Includes 6,005 shares of common stock issuable upon exercise of options that were exercisable on December 29, 2024 or within 60 days thereafter.
(3)	Includes 30,538 shares of common stock issuable upon exercise of options that were exercisable on December 29, 2024 or within 60 days thereafter.
(4)	Includes 17,631 shares of common stock issuable upon exercise of options that were exercisable on December 29, 2024 or within 60 days thereafter.
(5)

Includes 6,262 shares of common stock issuable upon exercise of options that were exercisable on December 29, 2024 or within 60 days thereafter. Also includes 22.368 shares of common stock held by Ms. Headen’s spouse.

(6)

For Mr. D’Elia, amounts are as of October 16, 2024, the date of resignation from his position as an executive officer of the Company. Includes 8,715 shares of common stock issuable upon exercise of options that were exercisable on October 16, 2024 or within 60 days thereafter.

(7)	Includes 25,310 shares of common stock held in the Andrew B. Balson 2004 Irrevocable Family Trust, and 6,870 shares of common stock held in the Andrew B. Balson 2011 Irrevocable Family Trust.
(8)	Includes shares of common stock held by Ms. Cafritz’s spouse.
(9)	Includes 5,748 shares of common stock held in the James Alan Goldman Revocable Trust.
(10)

Includes an aggregate of 158,707 shares of common stock issuable upon exercise of outstanding options that were exercisable on December 29, 2024 or within 60 days thereafter by our current directors and executive officers as a group.

The information with respect to beneficial ownership is based upon information furnished by each director, nominee or executive officer, or information contained in filings made with the SEC.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Capital Committee are Ms. Barry (Chairperson) and Messrs. Ballard and Balson. During fiscal 2024, no member of the Compensation and Human Capital Committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had any relationships requiring disclosure by us under Item 407(e) of Regulation S-K. None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation and Human Capital Committee during fiscal 2024.

28 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The following Report of the Compensation and Human Capital Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s fiscal 2024 Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Compensation and Human Capital Committee

Corie S. Barry, Chairperson

C. Andrew Ballard

Andrew B. Balson

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 29

Compensation Discussion and Analysis

Executive Summary

Domino’s objective is to be the worldwide leader in the pizza industry and one of the top restaurant brands in the world. To accomplish this objective, the Compensation and Human Capital Committee (the “Compensation Committee”) believes that Domino’s must recruit, retain and motivate well-qualified and high-performing executives to help attain the Company’s business goals and objectives, and we have established short- and long-term compensation programs that we believe support these objectives. Having a highly engaged executive team with the ability to successfully execute our business strategy in dynamic environments has been critical to our strong performance over many years. This Executive Summary highlights the key aspects of our fiscal 2024 performance and compensation program.

Fiscal 2024 Business Performance. Fiscal 2024 was a year of strong financial and operating performance for the Company, as discussed more fully in “Proxy Summary—2024 Business Highlights” above. It was also a year in which we continued our focus on opportunities for continuous improvement in our business and began executing on our exciting new five-year strategic vision rooted in our commitment to future growth and success through our “Hungry for MORE” strategy, which is our plan to deliver MORE sales, MORE stores and MORE profits. Amid a challenging operating environment, the Company continued to stay focused on its stakeholders – its customers, team members, franchisees, communities and shareholders – and delivered strong performance across the business in fiscal 2024 and an increase in the Company’s stock price during this same period.

The following table illustrates the Company’s growth in fiscal 2024 in terms of global retail sales, income from operations, Consolidated Adjusted EBITDA (formerly Segment Income and as defined below), store count, and stock price at fiscal year-end relative to fiscal 2023 and fiscal 2022.

(Dollars in millions, except stock price)	2024	2023	2022	Percent Increase 2022 to 2024(1)
Global Retail Sales	$19,124.2	$18,275.8	$17,539.9	9.0%
Income from Operations	$879.0	$819.5	$767.9	14.5%
Consolidated Adjusted EBITDA (formerly Segment Income)(1)	$1,011.7	$939.1	$857.5	18.0%
Store Count (Fiscal Year End)	21,366	20,591	19,880	7.5%
Stock Price (Fiscal Year End)	$429.62	$412.23	$346.40	24.0%

(1)

Consolidated Adjusted EBITDA is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting ($1,106.7 million, $1,026.0 million and $883.5 million in fiscal 2024, 2023 and 2022, respectively), less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs ($95.0 million, $86.9 million and $26.0 million in fiscal 2024, 2023 and 2022, respectively). The naming change from Segment Income to Consolidated Adjusted EBITDA is the result of the Company’s adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures in the fourth quarter of 2024. For information on the use of Consolidated Adjusted EBITDA under the Company’s AIP and EIP (each as defined below), please see “—Components of Total Direct Compensation—Annual Performance Incentives” and “—Components of Total Direct Compensation—Long-term Incentive Compensation—Long-Term Performance-Based Restricted Stock Units (PSUs).”

We remain the largest pizza company in the world and the Company’s sales performance continues to show comparable strength within QSR pizza, with a three-year U.S. retail sales cumulative average growth rate of 3.2%. This growth compares favorably to the cumulative average market growth rate of the QSR pizza segment, which was up 0.6% over that same period according to data provided by Circana for the year ending December 2024. Overall, the Company’s global retail sales, excluding foreign currency impact, increased an average of 5.1% year-over-year over the last three years and the Company’s common stock price increased 24.0% from the end of fiscal 2022 through the end of fiscal 2024. Our performance for the three-year period ending with fiscal 2024 demonstrated continued growth in our market share and financial results and corresponding growth in the Company’s stock price over this period.

30 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Named Executive Officers. The Compensation Discussion and Analysis describes the Company’s executive compensation program, philosophy and objectives as they relate to our 2024 named executive officers listed below:

•	Russell J. Weiner—Chief Executive Officer (“CEO”)

•	Sandeep Reddy—Executive Vice President and Chief Financial Officer (“CFO”)

•	Joseph H. Jordan—President, U.S. & Global Services (“President”)

•	Kelly E. Garcia—Executive Vice President, Chief Technology Officer (“CTO”)

•	Cynthia A. Headen—Executive Vice President, Chief Supply Chain Officer (“CSCO”)

•	Arthur P. D’Elia—Former Executive Vice President, International (“Former EVP, International”)

2024 Compensation Program Highlights. Key events with respect to our 2024 executive compensation program and named executive officers are as follows:

•	2024 corporate performance under the Domino’s Pizza Senior Executive Annual Incentive Plan (“AIP”) (based on Incentive Adjusted EBITDA, as defined below) was achieved at 100.64% of target, resulting in a cash payout of AIP awards at 106.4% of target. This continued increase in profitability for fiscal 2024 followed a strong year in fiscal 2023 and the Company’s named executive officers contributed greatly to this achievement.

•	We maintained a long-term incentive compensation program comprised of performance-based restricted stock units (“PSUs”), time-vesting restricted stock units (“RSUs”) and stock options.

•	Demonstrating the emphasis that the Compensation Committee places on the performance-based components of total direct compensation, in fiscal 2024 approximately 89% of the target total direct compensation for our CEO, and an average of approximately 77% of all other named executive officers’ target total direct compensation, was variable and tied to Company financial and/or stock price performance.

•	Mr. D’Elia resigned from his position as Executive Vice President, International effective as of October 16, 2024 and has agreed to remain with the Company to serve in an advisory capacity and assist in the transition of his duties until March 14, 2025. Following Mr. D’Elia’s resignation, Mr. Jordan assumed oversight of the Company’s international business.

Summary of Chief Executive Officer and Other Named Executive Officers’ Compensation. Consistent with our compensation philosophy, a significant portion of each named executive officer’s compensation is at-risk and tied to Company financial and/or stock price performance, as summarized in the charts below. See “—Compensation Philosophy and Process” for more details on the factors considered by the Compensation Committee that impacted compensation decisions and see “2024 Summary Compensation Table” for the compensation paid or awarded to the named executive officers for fiscal year 2024.

2024 TARGET PAY MIX*
CEO

Base Salary
11%
At Risk
89%
Long-Term
Incentives
67%
PSUs
33%
Short-Term
Cash Incentive
22%
Stock Options
17%
RSUs
17%

*

Represents each named executive officer’s target total direct compensation pay mix. Amounts are based on the grant date fair value of target long-term incentive compensation and assume target performance for short-term cash incentives and PSUs. Totals may not sum to 100% due to rounding.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 31

Compensation Discussion and Analysis (continued)

Compensation Program Overview

The Compensation Committee is responsible for determining the compensation of our executive officers and administering the cash incentive and equity-based plans in which our executive officers, directors and other eligible employees participate. The goal of the Company’s executive compensation program is to attract, motivate and retain talented and high-performing individuals to help us attain our business goals and objectives. We are committed to achieving long-term, sustainable growth and increasing shareholder value. Our compensation program for our named executive officers is designed to be aligned with and to enhance these commitments, as well as to enhance retention and to encourage and reward strong financial performance on both an annual and long-term basis. We use a combination of short-term and long-term incentives to ensure a strong connection between Domino’s operating performance and actual compensation delivered.

The Compensation Committee uses total direct compensation as the primary measure of compensation for our named executive officers. The principal elements of total direct compensation for our CEO and our other named executive officers are: (i) annual base salary, (ii) annual performance cash incentives under the AIP and (iii) long-term incentive compensation consisting of PSUs, RSUs and stock options granted under the EIP.

2024 Principal Elements of Total Direct Compensation

Base Salary	+	Annual Performance Incentive (cash award under the AIP)	+	Long-term Incentive Compensation (performance-based restricted stock units, time-vesting restricted stock units and stock options under the EIP)	=	TOTAL DIRECT COMPENSATION

The Compensation Committee places a significant focus on variable and performance-based compensation, which is provided in the form of annual performance cash incentives under the AIP and equity-based awards under the EIP. Our focus on performance-based compensation rewards strong Company financial and operating performance and aligns the interests of our named executive officers with those of our shareholders.

Demonstrating the emphasis that the Compensation Committee places on the performance-based components of total direct compensation, in fiscal 2024 approximately 89% of the target total direct compensation for our CEO was variable and tied to Company financial and/or stock price performance and an average of approximately 77% of the target total direct compensation for all other named executive officers was variable and tied to Company financial and/or stock price performance.

Other aspects of the Company’s executive compensation program are intended to further align the interests of our named executive officers with those of our shareholders and to promote good corporate governance. These include:

•	Annual review of our compensation plans, policies, and significant compensation practices;

•	Meaningful stock ownership guidelines;

•	No tax gross-ups on change in control-related payments;

•	A cap on maximum annual performance incentives;

•	No supplemental pension or death benefits for our named executive officers;

•	Annual evaluation of level of risk in incentive compensation design;

•	Maintaining a recoupment policy compliant with SEC and exchange listing rules;

•	Anti-pledging and anti-hedging provisions contained in our Insider Trading Policy; and

•	No dividends paid on unvested RSUs and PSUs; dividend equivalents in the form of cash payable only to the extent the RSUs and PSUs ultimately vest.

32 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Compensation Philosophy and Process

Compensation Committee Philosophy. The Compensation Committee determines the target total direct compensation levels, the components thereof and relative weightings of each component for each of our named executive officers. The Compensation Committee generally targets the median of the applicable benchmark (i.e., peer group and broader retail/wholesale and general industry surveys, as described below) when setting target total direct compensation levels for our CEO and other named executive officers, but also takes into account other factors as described below. Executive-specific considerations, strategic Company considerations, actual performance related to the applicable AIP and long-term incentive compensation metrics and stock price performance can result in our named executive officers’ actual total direct compensation being above or below the median in any given year. Our use of peer group benchmarking and other data in making compensation decisions is described below.

Compensation Setting Process. The Compensation Committee follows a thoughtful and deliberate approach in overseeing executive compensation and making compensation decisions throughout the year. In order to evaluate and maintain the effectiveness of the Company’s current executive compensation program, the Compensation Committee annually reviews the reasonableness of executive compensation levels using an independent compensation consultant, as well as publicly available information about compensation levels at comparable companies within the Company’s peer group (described below) and evaluates such levels in light of individual performance as well as the Company’s growth and profitability. In 2024, the Compensation Committee continued to use Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.

In making compensation decisions, the Compensation Committee reviews the nature and scope of each named executive officer’s responsibilities, as well as the named executive officer’s effectiveness in supporting the Company’s short- and long-term goals. The Compensation Committee attempts to set annual base salary, annual performance incentives, long-term incentive compensation and other compensation and benefits at levels that it believes will attract, motivate and retain superior executive talent in a highly competitive environment.

In December 2023, the Compensation Committee conducted a review of the target total direct compensation of our named executive officers for 2024 using data provided by Meridian, as described below.

The Compensation Committee places more emphasis on the performance-based components of total direct compensation for our CEO and President than for our other named executive officers. Mr. Weiner’s target pay mix for fiscal 2024 was allocated as follows: 11% annual base salary, 22% annual performance incentive and 67% long-term incentive compensation and Mr. Jordan’s target pay mix for fiscal 2024 was allocated as follows: 20% annual base salary, 30% annual performance incentive and 50% long-term incentive compensation.

2024 TARGET PAY MIX*
CEO

Base Salary
11%
At Risk
89%
Long-Term
Incentives
67%
Short-Term
Cash Incentive
22%
PSUs
33%
RSUs
17%
Stock Options
17%

2024 TARGET PAY MIX*
President
Base Salary
20%
At Risk
80%
Long-Term
Incentives
50%
PSUs
17%
RSUs
17%
Stock Options
17%
Short-Term
Cash Incentive
30%

*

Represents each named executive officer’s target total direct compensation pay mix. Amounts are based on the grant date fair value of target long-term incentive compensation and assume target performance for short-term cash incentives and PSUs. Totals may not sum to 100% due to rounding.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 33

Compensation Discussion and Analysis (continued)

For fiscal 2024, the Compensation Committee allocated the target total direct compensation pay mix for each of our CFO, CTO and CSCO as follows:

2024 TARGET PAY MIX*
CFO

Base Salary
22%
At Risk
78%
Short-Term
Cash Incentive
22%
Stock Options
19%
RSUs
19%
PSUs
19%
Long-Term
Incentives
56%

2024 TARGET PAY MIX*
CTO • CSCO

Base Salary
25%
Long-Term
Incentives
50%
PSUs
17%
At Risk
75%
RSUs
17%
Stock Options
17%
Short-Term
Cash Incentive
25%

*

Represents each named executive officer’s target total direct compensation pay mix. Amounts are based on the grant date fair value of target long-term incentive compensation and assume target performance for short-term cash incentives and PSUs. Totals may not sum to 100% due to rounding.

For fiscal 2024, the AIP amounts reported in the Summary Compensation Table as earned by our named executive officers are greater than the amounts awarded at target, as shown above, due to the Company’s achievement of Incentive Adjusted EBITDA at above-target levels, as further described below under “—Components of Total Direct Compensation—Annual Performance Incentives.”

Consideration of Say-On-Pay Vote and Shareholder Feedback. In evaluating the Company’s executive compensation program, the Compensation Committee also considered the results of the advisory vote on the say-on-pay proposal presented at the Company’s 2024 annual meeting of shareholders. At the 2024 annual meeting, nearly 94% of shares voted were in support of the compensation provided to our named executive officers. While shareholder support of our executive compensation program, as reflected in the results of the annual advisory say-on-pay shareholder vote, has been very strong in recent years, the Compensation Committee continually assesses the structure of our long-term incentive compensation program with guidance from Meridian. The Committee believes that the current program comprised of PSUs, RSUs and stock options creates strong alignment between executive compensation and the interests of shareholders and believes that the use of PSUs, RSUs and stock options that vest over a multi-year period focuses executives on the Company’s long-term interests without leading to imprudent risk-taking and also reflects market “best practices.”

In addition to considering the results of the 2024 say-on-pay vote as described above, the Company regularly engages in discussions with certain major shareholders to solicit their feedback regarding our executive compensation program, including as part of our regular shareholder outreach efforts described further in “Corporate Governance and Director Information—Shareholder Engagement.” The Company has made changes to our executive compensation program in prior years based upon feedback from this shareholder outreach and plans to continue these shareholder engagement efforts in future years. Discussions with these shareholders in 2024 did not indicate any significant concerns with our current executive compensation program.

34 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Role of the Compensation Consultant. The Compensation Committee has the authority under its charter to engage the services of outside consultants, advisors and others to assist the Compensation Committee and also to discontinue such services in its sole discretion. In accordance with this authority, the Compensation Committee engaged Meridian as an independent compensation consultant beginning in fiscal 2019 to advise on matters related to executive and director compensation. In addition to attending the regular Compensation Committee meetings held in 2024, in December 2023 Meridian provided its analysis of competitive executive pay practices (the “Meridian Analysis”) that the Compensation Committee used in evaluating and determining our named executive officers’ target total direct compensation, and the components and relative weightings thereof, for fiscal 2024. Meridian was available to advise the Compensation Committee with respect to various executive and director-related compensation matters throughout the year.

The Compensation Committee assessed the independence of Meridian pursuant to Item 407(e)(3)(iv) of Regulation S-K and concluded that no conflict of interest existed with Meridian during its engagement that would prevent Meridian from independently advising the Compensation Committee. The Compensation Committee has continued to retain and use Meridian in fiscal 2025.

Benchmarking and Peer Group. The Compensation Committee evaluates executive compensation by measuring the target total direct compensation of our named executive officers against benchmarks consisting of the Company’s peer group described below and of other comparable companies (through the use of benchmark data). It conducts an annual review of executive compensation by analyzing peer group pay data and applicable benchmark data, including the Meridian Analysis (as previously described), which include relevant retail/wholesale and general industry compensation market data. The Compensation Committee generally uses a composite of this peer group and market survey and other data to determine market compensation levels, which it then considers when establishing target levels of total direct compensation for the named executive officers and the components and relative weightings of such compensation. When making compensation decisions, the Compensation Committee is informed by the experiences of its members and also takes into account individual compensation recommendations from our CEO, with respect to the other named executive officers, and the Executive Chairman of the Board and the Chairperson of the Compensation Committee, with respect to our CEO, along with, among other things, the executive’s individual performance, scope of job responsibilities, leadership and years of experience, all as further described below. The Compensation Committee generally sets target total direct compensation for our executives to be competitive with the Company’s peer group and other market data, taking into account the Company’s scale and level of performance.

For 2024, the Compensation Committee considered the industry survey data in the Meridian Analysis, along with Company and individual-specific factors including Mr. Weiner’s limited tenure as CEO, when setting his annual base salary and total target direct compensation at a level below the relevant market median, as described in further detail under “Compensation for Chief Executive Officer” below. The Compensation Committee generally targets the annual base salary and total direct compensation for the other named executive officers, on average, to be within a competitive range around the market median for the upcoming year, again taking into account both the Company and individual-specific factors described above.

The Compensation Committee reviews the composition of its peer group annually in July for use in executive compensation decisions for the following year with input from Meridian. The peer group below, which remained unchanged from the prior year, was used for benchmarking with regard to compensation for 2024.

Peer Group

Bloomin’ Brands, Inc.	Papa John’s International, Inc.
Chipotle Mexican Grill, Inc.	Restaurant Brands International Inc.
Darden Restaurants, Inc.	Royal Caribbean Group
Expedia Group, Inc.	Texas Roadhouse, Inc.
Hilton Worldwide Holdings Inc.	Wayfair Inc.
Hyatt Hotels Corporation	The Wendy’s Company
InterContinental Hotels Group PLC	Wyndham Hotels & Resorts, Inc.
Norwegian Cruise Line Holdings Ltd.	Yum! Brands, Inc.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 35

Compensation Discussion and Analysis (continued)

The following criteria were considered in determining the members of the Company’s 2024 peer group: publicly-traded retail or hospitality industry companies of comparable scale and scope and relative size, taking into account both reported and system-wide revenue, market capitalization and level of international operations, along with complexity of business (including franchise model) and a similar recruiting pool for executives.

Role of Executive Officers in Establishing Compensation. The Company’s executive officers have a limited role in the executive compensation setting process. Our CEO, the Company’s Executive Vice President, Chief Human Resources Officer and the Chairperson of the Compensation Committee annually review the performance of each named executive officer (other than our CEO) and the Company’s other senior leadership to formulate compensation recommendations for the Compensation Committee. In addition, the Executive Chairman of the Board and the Chairperson of the Compensation Committee review the performance of our CEO to make recommendations to the Compensation Committee regarding our CEO’s compensation. Our CEO abstains from participating in all discussions regarding the CEO’s compensation. The scope of these reviews is to evaluate performance for a given year and make compensation recommendations for that year and the subsequent year, including with respect to base salary adjustments and annual and long-term incentive awards under the AIP and EIP, respectively. The Chairperson of the Compensation Committee typically engages in discussions with the independent compensation consultant prior to presenting compensation recommendations to the full Compensation Committee for approval, which occurs in February of each year. The Compensation Committee may exercise its discretion to modify any recommended base salary adjustments or annual performance incentive or long-term incentive compensation awards to executives. The Compensation Committee ultimately makes all compensation decisions for our named executive officers, which, for all named executive officers other than the CEO, are then ratified by our Board of Directors.

Use of Tally Sheets. In 2024, the Compensation Committee continued its practice of annually reviewing comprehensive tally sheets for each of our named executive officers. These tally sheets are prepared by management and quantify the elements of each named executive officer’s total direct compensation. The tally sheets contain annual cash compensation (base salary and annual performance incentive), other compensation, stock option exercises, equity award vesting events and annual equity award grants under the EIP, and also include the Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) fair market values for the equity award grants made in the year, potential severance payments, and equity award holdings, with the total in-the-money value of such equity awards at the end of the preceding fiscal year. The Compensation Committee uses the tally sheets to get a full picture of the compensation accumulated by each named executive officer to date, including accumulated equity value and potential severance.

Equity Award Processes. Annual equity awards are granted to our named executive officers in March of each year to align with the timing of the annual total direct compensation decisions made by the Compensation Committee. On occasion, in connection with new hires, promotions or certain corporate events, equity awards have been granted at other times throughout the year, including on a quarterly basis. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards and the Company has not and does not time the release of material non-public information for the purpose of affecting the value of executive compensation. The exercise price of stock options is set at the closing price of the Company’s common stock on the listing exchange on the date of the grant.

Components of Total Direct Compensation

Annual Base Salary. The Compensation Committee annually reviews and approves the annual base salaries of our named executive officers and any adjustments to their salaries. The Compensation Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives. In making decisions about any adjustments to annual base salaries, the Compensation Committee considers various factors such as:

•	Industry compensation survey and peer group compensation data provided and summarized by its independent compensation consultant;

•	The executive’s employment agreement with the Company;

36 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

•	The executive’s individual performance, scope of job responsibilities, leadership and years of relevant experience; and

•	The performance of the Company.

The 2024 annual base salaries for our named executive officers were reviewed and approved by the Compensation Committee and were as follows:

Executive	2023 Base Salary	2024 Base Salary	% Change
Russell J. Weiner	$875,000	$925,000	5.7%
Sandeep Reddy	$685,000	$718,000	4.8%
Joseph H. Jordan	$630,000	$665,000	5.6%
Kelly E. Garcia	$525,000	$550,000	4.8%
Cynthia A. Headen	$470,000	$500,000	6.4%
Arthur P. D’Elia	$525,000	$550,000	4.8%

Annual Performance Incentives. The following section describes the annual performance incentive award for fiscal 2024 for each of our named executive officers under the AIP. The 2024 annual performance incentive targets for our named executive officers were unchanged from 2023 and were as follows:

Executive	2024 Annual Performance Incentive Target (% of annual base salary)
Russell J. Weiner	200%
Sandeep Reddy	100%
Joseph H. Jordan	150%
Kelly E. Garcia	100%
Cynthia A. Headen	100%
Arthur P. D’Elia	100%

The Compensation Committee establishes the performance measures and targets and approves annual performance incentive payouts for the named executive officers based on the extent to which the pre-established performance targets associated with such annual incentives have been achieved. The Compensation Committee approved annual performance incentive awards under the AIP to each of the named executive officers for fiscal 2024 as further described below.

The AIP provides the Compensation Committee with flexibility in selecting the plan participants and establishing the performance measures, performance periods and performance targets, including minimum and maximum annual payment thresholds, for annual awards made under it. All bonus-eligible team members of the Company participate in the AIP or another Company annual bonus program that contains the same financial performance metrics as the AIP. For fiscal 2024, greater than 90% of the applicable performance target was required to be achieved in order for AIP participants to be eligible to receive an annual performance incentive payout; the maximum annual payout under the AIP was the lesser of (i) 250% of an individual’s annual performance incentive target and (ii) $5,000,000 per participant, the maximum annual payment amount under the AIP. In December 2023, the Compensation Committee established the annual incentive framework and annual performance target under the AIP for the 2024 fiscal year, which remained unchanged throughout 2024. In February 2024, the Compensation Committee selected the participants and set the individual target percentage for each participant under the AIP.

The specific performance targets under the AIP established by the Compensation Committee are based on the business plans of the Company and take into account a variety of factors, including certain strategic plans, programs, commodity pricing and discounts (including long-term supply contracts), product pricing and discounts, volume and sales predictions, corporate store marketing plans and expenses, U.S. and international store count projections, product initiatives, technological initiatives, macroeconomic conditions, general operational needs of the Company and other significant factors related to the Company’s business.

To measure the achievement of annual performance incentives granted under the AIP with respect to fiscal 2024, the Compensation Committee selected Consolidated Adjusted EBITDA, with certain additional adjustments described below.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 37

Compensation Discussion and Analysis (continued)

Consolidated Adjusted EBITDA is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting, less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs. The Company uses Consolidated Adjusted EBITDA to determine future business objectives and targets and for long-range planning, as well as to evaluate total Company operating performance for the purposes of the AIP and PSUs, described below. Consolidated Adjusted EBITDA is important to investors and other interested persons to understand the financial performance of the Company, and to assess the ability of the Company to meet its financial obligations. For purposes of the payout determination under the AIP, Consolidated Adjusted EBITDA is subject to certain additional adjustments (referred to as “Incentive Adjusted EBITDA”), measured over the full 2024 fiscal year. Such additional adjustments include (i) impacts from severances, reductions in workforce, criminal acts, foreign currency fluctuations, legal matters, dispositions or acquisitions of Company-owned stores or other facilities, discontinuation of lines of business, changes to the accounting classification of leases, health insurance changes, changes in governmental regulations, certain labor activities, natural disasters and acts of war, to the extent the net amounts differ from budgeted amounts by more than a specified threshold, as well as other significant items deemed appropriate, and (ii) the net incremental impact of the recognition of U.S. Company-owned store advertising expenses as compared to contributions to the Domino’s National Advertising Fund Inc. The Compensation Committee believes that the use of Incentive Adjusted EBITDA is appropriate because it is a reliable barometer for the overall success of the Company and it is a primary measure used by management to internally evaluate operating performance, to determine future business objectives and targets and for long-range planning for the Company. The annual performance measure is aligned with and utilizes the same Incentive Adjusted EBITDA constant growth rate target as the initial year in the three-year performance period for the PSUs granted in fiscal 2024, as described below. The Compensation Committee believes this is appropriate given that the PSUs are intended to serve as a long-term incentive vehicle to be earned over a three-year performance period, with targets set at the beginning of the performance period. Actual achievement under the AIP and the PSUs may differ as a result of the Company’s actual performance over the longer three-year performance period being measured against constant growth rate targets as compared to discrete annual goals as described below.

For fiscal 2024, as noted above, a named executive officer was not entitled to an annual performance incentive payout under the AIP unless Company performance exceeded 90% of the performance target (the “performance threshold”). If performance exceeded the performance threshold, the executive officer would receive 1% of their annual performance incentive target for every incremental 0.1% in excess of the performance threshold achieved by the Company, up to the maximum annual payment amount described above.

For illustrative purposes, assume a named executive officer had an annual base salary of $500,000 and was eligible for an annual performance incentive target of 100% of their annual base salary. Further assume that the Company had an annual performance target of $10,000,000. The Compensation Committee determined the following:

•	If the annual performance result was $10,100,000, or 101.0% achievement of the annual performance target, the Company would pay the named executive officer 110% of their annual performance incentive target, or $550,000. In other words, for 1% outperformance versus target, an additional 10% of target would be awarded.

•	Conversely, assume the annual performance result was $9,500,000, or 95% achievement of the annual performance target. In this situation, the Company would pay the named executive officer 50% (1% for every 0.1% over the performance threshold) of their annual performance incentive target, or $250,000.

•	Finally, assume the annual performance result was $9,000,000, or 90% achievement of the annual performance target. Given the performance threshold, the Company would pay the named executive officer 0% of their annual performance incentive target, or $0.

For the named executive officers, the annual performance target for fiscal 2024 was $1.008 billion in Incentive Adjusted EBITDA. This annual performance target was set to be aggressive, yet achievable, in order to sufficiently motivate executive performance. The Compensation Committee has consistently raised the annual performance target from the previous year’s actual results, including in the last five fiscal years as shown below, and, as such, the Compensation Committee believes that the annual performance targets serve to motivate our named executive officers to attain these

38 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

goals. The increases in performance targets from fiscal year to fiscal year require strong performance from the Company in a highly competitive market to achieve the annual performance target.

Fiscal Year	Annual Performance Target Percentage Change From Prior Year Actual Results(2)		Annual Performance Target Percentage Change From Prior Year Performance Target		Annual Performance Incentive Payout
2020(1)	9.5%		12.2%		152.9%
2021(1)	5.2	%(3)	10.3%		138.5%
2022(1)	6.6%		9.5%		49.8%
2023(1)(4)	5.5%		-3.9%		106.3%
2024(1)	7.3%		11.4	%(5)	106.4%

(1)	The 2020 fiscal year included 53 weeks and the 2021, 2022, 2023 and 2024 fiscal years each included 52 weeks.
(2)	Prior year actual results reflect Segment Income (now Consolidated Adjusted EBITDA) reported by the Company in its consolidated financial statements for each of the respective fiscal years.
(3)	When excluding the impact of the 53rd week in 2020, the 2021 annual performance target reflected an 8.1% increase from 2020 actual results.
(4)

Annual performance target in 2023 reflects the adjusted $905.0 million annual performance target. As previously disclosed, the original $930.0 million annual performance target for 2023 remained the level at or above which an award in excess of a named executive officer’s annual performance incentive target could be earned and reflects an 8.5% increase from the prior year’s actual results and a 1.3% decrease from the prior year’s performance target.

(5)

Annual performance target percentage change in 2024 reflects the change against the $905.0 million annual performance target. The annual performance target percentage change in 2024 versus the $930.0 million annual performance target in 2023 at which level an award in excess of a named executive officer’s annual performance incentive target could be earned reflects an 8.4% increase.

As described above, the Company’s achievement of 100.64% of Incentive Adjusted EBITDA as compared to the annual performance target of $1.008 billion for fiscal 2024 reflects the Company’s strong financial performance and financial discipline during fiscal 2024 in a challenging global operating environment. The increase in profitability for fiscal 2024 also occurred in a year where we began to execute on our new “Hungry for MORE” strategy. The Company maintained strong levels of profitability across the business in fiscal 2024, especially when compared against the Company’s financial performance and scale prior to the onset of the COVID-19 pandemic, and the Company’s sales performance continues to show comparable strength within QSR pizza and the overall QSR industry as discussed in “—Executive Summary” above.

Because the annual performance targets set by the Compensation Committee were based on the Company’s performance as a whole, the likelihood of each named executive officer achieving his or her annual performance incentive targets was the same. The Compensation Committee believes this focus on the Company’s performance as a whole encourages engagement, teamwork and collaboration across the Company resulting in stronger financial and operational performance.

Pursuant to the terms of the AIP (as described above), based on Incentive Adjusted EBITDA performance of 100.64% of the annual performance incentive target, 106.4% of the target incentive payout was earned by our named executive officers for fiscal 2024.

	2024 Target Annual Performance Incentive		Plan Achievement	2024 Actual Payout

Executive	% of Salary	Dollar Value	%	%	Dollar Value
Russell J. Weiner	200%	$1,850,000	100.64%	106.4%	$1,968,400
Sandeep Reddy	100%	$718,000	100.64%	106.4%	$763,952
Joseph H. Jordan	150%	$997,500	100.64%	106.4%	$1,061,340
Kelly E. Garcia	100%	$550,000	100.64%	106.4%	$585,200
Cynthia A. Headen	100%	$500,000	100.64%	106.4%	$532,000
Arthur P. D’Elia	100%	$550,000	100.64%	106.4%	$585,200

Long-term Incentive Compensation. The Compensation Committee believes that an equity component of executive compensation and participation in the Company’s long-term incentive compensation program accomplishes the objective of linking each named executive officer’s opportunity for financial gain to Company performance and serves to

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 39

Compensation Discussion and Analysis (continued)

align our named executive officers’ interests with the interests of our shareholders, thereby creating value for those shareholders as reflected by the market price of the Company’s common stock. To that end, the Company maintains the EIP, a long-term equity-based incentive compensation program. The Compensation Committee believes that the use of PSUs, RSUs and stock options that vest over a multi-year period focuses executives on the Company’s long-term interests without leading to imprudent risk-taking and demonstrates our continued commitment to paying for performance. In addition, we believe time-vesting and performance-based PSUs and time-vesting RSUs represent an efficient method of delivering long-term stock compensation with a value that is directly tied to Company operational and/or stock price performance.

Grants of awards to our CEO and other named executive officers are approved by the Compensation Committee and are ratified by our Board of Directors. In March 2024, our Compensation Committee approved, and our Board of Directors ratified, the following awards under the EIP to our named executive officers after considering the Company’s internal equity grant guidelines and the Meridian Analysis and after reviewing each named executive officer’s total direct compensation as described in “—Compensation Setting Process” above.

	Time-Vesting Restricted Stock Units (RSUs)		Performance-Based Restricted Stock Units (PSUs)(1)		Stock Options
Executive	Granted (#)	Grant Value(2)	Granted (#)(3)	Grant Value(4)	Granted (#)	Grant Value(5)
Russell J. Weiner	3,126	$1,387,631	6,252	$2,997,146	9,920	$1,387,510
Sandeep Reddy	1,348	$598,377	1,348	$646,218	4,278	$598,364
Joseph H. Jordan	1,249	$554,431	1,249	$598,758	3,963	$554,305
Kelly E. Garcia	827	$367,105	827	$396,456	2,622	$366,739
Cynthia A. Headen	751	$333,369	751	$360,022	2,384	$333,450
Arthur P. D’Elia	827	$367,105	827	$396,456	2,622	$366,739

(1)	The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date.
(2)	Based on our closing stock price on March 11, 2024 of $443.90 per share.
(3)

Represents the target number of PSUs. A named executive officer can earn between 0% and 200% of his or her target award. The number of PSUs earned is then subject to a relative TSR modifier, which operates to, in certain circumstances, increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index.

(4)

Reflects the aggregate grant date fair value of the March 11, 2024 PSU awards as determined for financial reporting purposes (based on a grant date fair value of $479.39 using the Monte-Carlo simulation pricing method). The underlying valuation assumptions for the PSUs are further discussed in Note 9 to our consolidated financial statements filed with our 2024 10-K.

(5)

Based on a Black-Scholes value on March 11, 2024 of $139.87 per share. The underlying valuation assumptions for stock option awards are further discussed in Note 9 to our consolidated financial statements filed with our 2024 10-K.

Long-Term Performance-Based Restricted Stock Units (PSUs). As discussed and reflected in the table above, the Compensation Committee continued the use of PSUs as a key vehicle for long-term incentive compensation in 2024. Awards granted in 2024 contained performance goals that will be measured on a constant growth rate basis, with three individual annual targets for each performance goal established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result. This approach recognizes a common market practice for goal setting for multi-year performance awards and the inherent difficulty in setting three-year cumulative goals, especially in the current operating and macroeconomic environment, and is also designed to ensure that participants remain sufficiently motivated over the full three-year performance period and are not disproportionately impacted, either positively or negatively, by an outlier year within the performance period. The TSR modifier, discussed below, is measured over the full three-year performance period.

These PSUs, which are granted annually at the beginning of a three-year performance period, reinforce our named executive officers’ accountability for the achievement of the Company’s longer-term financial and strategic goals. PSUs awarded in 2024 are earned based on the achievement of challenging goals for each year within the three-year performance period, consisting of:

1.	Incentive Adjusted EBITDA growth, measuring profitability, comprising 70% of the total target award, and

2.	Global retail sales growth, excluding foreign currency impact, measuring growth of the Domino’s brand worldwide, and comprising 30% of the total target award.

40 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Each of these performance goals is measured on a constant growth rate basis, with three individual annual targets for each performance goal established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result. Each year’s achievement is then “banked” until the three-year performance period is complete, at which time the achievement for each year in the performance period is averaged to determine the final payout for each metric.

Incentive Adjusted EBITDA for the purpose of performance attainment under the PSUs is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting, less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs, with the additional adjustments discussed above under “—Annual Performance Incentives,” with the exception of any significant items the Committee deemed appropriate to exclude as related to the one-year AIP performance period, measured over each year in the three-year performance period. The Company uses global retail sales to refer to Domino’s total worldwide retail sales at Company-owned and franchise stores. Global retail sales growth, excluding foreign currency impact, is calculated as the change of international local currency global retail sales against the comparable period of the prior year. Incentive Adjusted EBITDA growth and global retail sales growth, excluding foreign currency impact, are two of the key drivers of our performance, represent metrics that we believe are valued by our investors, and reflect an approach to long-term incentive measurement that balances profitability and growth.

The PSUs are also subject to a relative three-year cumulative total shareholder return (“TSR”) modifier, which is a relative return metric that can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. Shares that are earned following the determination of the Incentive Adjusted EBITDA growth and global retail sales growth, excluding foreign currency impact, metrics will increase by 25% if the Company’s three-year relative TSR rank during the performance period falls at or above the 75th percentile and will decrease by 25% if such relative TSR rank during the performance period falls at or below the 25th percentile. The relative TSR modifier applicable to the PSUs emphasizes cumulative stock price performance over the three-year performance period (with such TSR modifier measuring cumulative stock price performance over the three-year performance period following which period all earned awards, if any, will be subject to applicable adjustment based on TSR results in order to strengthen the link with long-term shareholder interests). Additionally, the comparison index of the S&P Composite 1500 Restaurants Sub-Index assesses the Company’s performance as compared to its peers within the restaurant sector. The Compensation Committee believes that granting PSUs creates a strong alignment between executive compensation and the long-term interests of shareholders.

Performance Metrics

Incentive Adjusted EBITDA Growth (70%) Measures Profitability Measured on a constant growth rate basis with annual targets expressed as a growth rate over the previous year’s actual result

Global Retail Sales Growth,
Excluding Foreign Currency Impact (30%)

Measures Growth of the Domino’s Brand

Measured on a constant growth rate basis with annual targets expressed as a growth rate over the previous year’s actual result

Relative Total Shareholder Return (TSR) Modifier

Measures Three-Year Cumulative Relative Shareholder Return

Compared to the S&P Composite 1500 Restaurants Sub-Index

Used as upward or downward (+ / - 25%) modifier

The total payout opportunity for PSUs is 0% to 200%: 0% of target will be earned if the threshold level of performance is not satisfied, 50% of target will be earned if the threshold level is satisfied, 100% of target will be earned if the target

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 41

Compensation Discussion and Analysis (continued)

level is satisfied, and 200% of target will be earned if the maximum level is satisfied. The threshold level of performance for a metric must be satisfied for PSUs to be earned based on that metric. The TSR modifier over the three-year measurement period is then applied to the final earned award. Performance for each metric is measured independently, so PSUs can be earned as long as the threshold is satisfied for at least one metric. Upon the retirement of holders of PSUs who have achieved specified service and age requirements, the awards would generally remain outstanding and eligible to be earned to the extent performance goals are met during the applicable performance period.

Focus on Goal Setting. The target growth levels are designed to be aligned with our long-range business plan, with the annual growth rate targets reflecting meaningful growth in each year of the three-year performance period and incorporating a degree of stretch that is intended to motivate the named executive officers to achieve higher performance within the Company’s risk framework. The specific performance growth rate targets established by the Compensation Committee are based on the business plans of the Company that are reviewed with and overseen by our Board and take into account a variety of factors including certain strategic plans, programs, commodity pricing and discounts (including long-term supply contracts), product pricing and discounts, volume and sales predictions, corporate store marketing plans and expenses, U.S. and international store count projections, product initiatives, technological initiatives, macroeconomic conditions, general operational needs of the Company and other significant factors related to the Company’s business. In setting the threshold, target and maximum levels of performance for each of the component metrics, the Compensation Committee reviewed historical levels of performance against our long-term business plan and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. The maximum level is a stretch level that is attainable only if we significantly outperform with respect to the particular metric.

Calculation of Payout of PSUs

Step 1		Step 2
Level of Metric Performance [1]	Payout as a Percentage of Target [2]	Relative TSR Modifier
Below Threshold	0%	At or above the 75th percentile: Increase by 25%
Threshold	50%
Target	100%	At or below the 25th percentile: Reduce by 25%
Maximum	200%

1  Performance level expressed as a percent of target based on annual Incentive Adjusted EBITDA growth (70%) and annual global retail sales growth, excluding foreign currency impact (30%), for each year in the fiscal 2024-2026 performance period.

2  Before TSR modifier. Payout levels based on performance for each metric will be measured independently on an annual basis and interpolated on a straight-line basis for performance between threshold and target or between target and maximum to determine the performance versus the growth rate targets.

If the PSUs become earned upon satisfaction of the performance metrics described above, they will be delivered in the form of unrestricted common stock following the end of the applicable three-year performance period, generally subject to continued employment through the end of the performance period. The PSUs are eligible to receive dividend equivalents in cash, which will accumulate and pay out, if at all, if and when the PSUs are earned and the underlying shares of common stock are distributed to the named executive officers.

The performance period for the 2024 award of PSUs began on January 1, 2024 and ends on January 3, 2027. The specific annual Incentive Adjusted EBITDA and annual global retail sales, excluding foreign currency impact, growth rate targets for each year in the performance period for the PSUs granted in 2024 will be disclosed at the end of the performance period.

We believe that the design of our existing PSU program furthers our pay for performance compensation objective by emphasizing a longer-term performance period, multiple performance metrics and increased performance sensitivity.

42 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Payout for PSUs for Performance Period Ending in 2024. The three-year performance period for PSUs granted in 2022 ended on December 29, 2024. PSUs were earned based on the achievement of pre-established challenging goals at the end of the performance period, consisting of:

1.	Cumulative adjusted total segment income, measuring profitability, comprising 70% of the total target award, and

2.	Cumulative global retail sales, excluding foreign currency impact, measuring growth of the Domino’s brand worldwide, and comprising 30% of the total target award.

The Compensation Committee made its final payout determination in January 2025 following a review of the Company’s final fiscal 2024 results. The final number of shares earned was based on the following goals, which remained unchanged from the time of the March 2022 issuance of these PSUs:

PSUs for Fiscal 2022-2024 Performance Period Goals and Results

(Figures in Millions)

	Threshold	Target	Maximum	Actual
Cumulative Adjusted Total Segment Income (70% of Total Target Award)	$2,726.1	$3,029.0	$3,256.2	$2,847.8
Percentage of target	90%	100%	107.5%	94.0%
Payout opportunity (as a % of target)	50%	100%	200%	70.1%	[1]
	Threshold	Target	Maximum	Actual
Cumulative Global Retail Sales, excluding foreign currency impact (30% of Target Total Award)	$55,770.3	$61,967.0	$66,614.5	$58,283.4
Percentage of target	90%	100%	107.5%	94.1%
Payout opportunity (as a % of target)	50%	100%	200%	70.3%	[1]

1	Actual payout percentage reflects interpolation on a straight-line basis of performance between threshold and target.

The 2022 PSUs were also subject to a relative TSR modifier, which is a relative return metric that could increase or decrease the total number of shares earned by 15% based on the Company’s TSR relative to the TSR of the constituents of the S&P 500 Index. Shares that are earned following the determination of the cumulative adjusted total segment income and cumulative global retail sales, excluding foreign currency impact, metrics would increase by 15% if the Company’s three-year relative TSR rank during the performance period falls at or above the 75th percentile and would decrease by 15% if such relative TSR rank during the performance period falls below the 25th percentile. The Company’s relative TSR rank for the performance period was at the 24th percentile and as a result, the total shares earned were decreased by 15%.

Based on the Company’s achievement of the goals above, the PSUs granted in fiscal 2022 for the January 3, 2022 – December 29, 2024 performance period paid out at 59.6% of target and are scheduled to vest on March 10, 2025 subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

Time-Vesting Restricted Stock Units (RSUs). As discussed and reflected in the table above, the Compensation Committee continued the use of RSUs as a vehicle for long-term incentive compensation in 2024. RSU awards are full value awards that are subject to time-based vesting conditions. The awards vest ratably over three years in three separate vesting tranches, generally subject to continued employment (with exceptions for certain termination events, such as qualified retirement). The RSUs will convert to unrestricted common stock and be distributed upon the vesting of the applicable tranche of the award. The Compensation Committee decided to grant RSUs to encourage retention by providing some value to the named executive officers who remain employed by the Company. The Compensation Committee believes that it is important for retention to have a portion of long-term incentive awards that is not tied to the achievement of performance goals or future stock price appreciation but is still at-risk with the value fluctuating based

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 43

Compensation Discussion and Analysis (continued)

on changes in stock price. The RSUs are also eligible to receive dividend equivalents in cash, which will accumulate and pay out, if at all, if and when the RSUs vest and the underlying shares of common stock are distributed to the named executive officers. The actual value of the shares that are earned, if any, will depend on our stock price at the time the RSUs vest. These awards generally also contain provisions for accelerated vesting upon the retirement of holders who have achieved specified service and age requirements.

Stock Options. As discussed and reflected in the table above, the Compensation Committee continued its use of stock options as a vehicle for long-term incentive compensation in 2024 with a vesting period of three years that aligns with the performance period of the PSUs and the vesting period of the RSUs. Recipients of stock option grants do not receive a benefit from the stock options unless and until the market price of the Company’s common stock increases above the exercise price, the stock options vest and the recipient exercises such stock options. Options are intended to provide long-term performance-based compensation tied specifically to increases in the price of the Company’s stock, aligning the interests of executives and shareholders. We continued to use stock options because we believe they encourage employee retention through the use of a time-based vesting schedule and serve to align the interests of our shareholders and those of our named executive officers by only providing value if the price of our common stock increases after the stock options are granted.

All options awarded under the EIP are granted with an exercise price equal to the closing price of the Company’s common stock on the grant date of the award, have a ten-year term, vest ratably over three years and become fully exercisable upon vesting of each tranche. These awards also contain provisions for accelerated vesting upon the retirement of holders who have achieved specified service and age requirements. Vested options are exercisable for a limited period of time after termination of employment.

Historical Performance Shares (2020 and earlier). No performance shares were granted in 2024 after the Compensation Committee discontinued the use of performance shares as a vehicle for long-term incentive compensation in 2021 and instead made the determination to grant PSUs and RSUs. However, performance shares granted in prior years are included in total compensation for the named executive officers as and to the extent applicable tranches of such performance shares vested.

Performance share awards vest ratably over four years in four separate vesting tranches, generally subject to continued employment, and each vesting tranche is subject to a one-year performance-based vesting condition that is established annually by the Compensation Committee.

Performance shares subject to a 2024 vesting tranche vested only if the Company achieved 85% or more of the $905 million annual performance target (with no additional performance shares earned for performance above 85% of the annual performance target). For the outstanding performance shares granted in prior years, the measurement of performance established by the Compensation Committee was the Company’s prior Segment Income as defined by the Company under ASC 280, with certain adjustments (resulting in the same “Incentive Adjusted EBITDA” used by the Company for annual performance incentives, as described above). If the achievement of adjusted total Segment Income was less than 85% of the 2024 annual performance target, each vesting tranche for that fiscal year would be canceled and forfeited for no consideration. The performance share awards did not contain a provision for partial vesting. All unvested performance shares are generally canceled upon termination of employment, subject to certain exceptions. The performance target with respect to the 2023 fiscal year was utilized for all performance shares previously granted with a 2024 vesting tranche; such performance target was achieved and as a result all performance shares subject to a 2024 vesting tranche vested in full.

Accelerated Vesting. Following a termination of employment, equity awards and other benefits are governed by the terms of those programs, as described under “Executive Compensation Tables – Potential Post-Employment Payments to Named Executive Officers” below.

44 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Other Elements of Compensation

Employee Stock Payroll Deduction Plan. The Company maintains the Employee Stock Payroll Deduction Plan (the “ESPDP”), adopted in July 2004, to provide employees, including our named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPDP is a qualified plan under Section 423 of the Internal Revenue Code. Shares of the Company’s common stock purchased under the ESPDP have a one-year holding period requirement before employees can sell the shares. The Compensation Committee believes the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it gives employees access to the Company’s equity at a discounted price and provides additional ties to shareholder value creation.

Pension and Post-Retirement Benefits. The Company does not maintain a defined benefit pension or retiree medical plan for our named executive officers, though we have agreed to provide medical coverage and reimbursement of certain medical expenses to certain individuals who had previously served as our Chief Executive Officer and their spouse.

Deferred Compensation. The Company maintains the Domino’s Pizza Deferred Compensation Plan (the “DCP”), a non-qualified elective deferred compensation plan, under which our named executive officers, a select group of management or highly compensated employees and our directors are permitted to defer their own compensation. Deferred amounts under the DCP are notionally invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP or otherwise make employer contributions to the DCP. The DCP is described more fully under “Non-Qualified Deferred Compensation” below.

Perquisites. The Company makes a limited number of perquisites available to our named executive officers. The Company covers expenses for each participating named executive officer for the completion of an annual comprehensive physical for the executive and their spouse. The Company also covers an executive’s annual membership fee for a physician group where the annual physical is provided, along with other preventive care. The Company also reimburses each named executive officer for their purchases of Domino’s food items. Named executive officers may also receive certain relocation benefits in connection with their hire. Our CEO is also entitled to a certain number of hours of personal use of the Company’s aircraft, as described below. Detailed information regarding the perquisites provided to our named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide our named executive officers and certain other eligible employees with reasonable and competitive levels of benefits for the four contingencies (retirement, death, disability and illness) that will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans: (i) a non-qualified deferred compensation plan (the DCP referenced above), and (ii) a tax-qualified 401(k) savings plan, which includes a Roth savings option (the “Domino’s Pizza 401(k) Savings Plan”). The Domino’s Pizza 401(k) Savings Plan is open to all employees age 18 or older who have also worked at least 60 days for the Company. The Company provides a match on employee 401(k) contributions equal to 100% on the first 5% of eligible compensation contributed by employees into their 401(k) accounts.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that are offered to employees who work at least 30 hours each week. Additionally, umbrella insurance premiums are paid by the Company for participating named executive officers, and the amounts paid are recorded as compensation (and included in the Summary Compensation Table) for such named executive officers. This umbrella insurance provides high limits of liability to protect the named executive officer against a catastrophic liability loss and stacks on top of the executive’s homeowners, personal auto, watercraft, and any other underlying liability policies.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 45

Compensation Discussion and Analysis (continued)

Compensation for Chief Executive Officer

Mr. Weiner’s annual base salary was increased by the Compensation Committee from $875,000 to $925,000 for the 2024 fiscal year. Mr. Weiner’s employment agreement provides for an annual performance incentive targeted at 200% of his annual base salary, the actual amount of which is based on the Company’s achievement of applicable performance targets under the AIP. The employment agreement also grants Mr. Weiner an annual allotment of 45 hours of personal use of the Company’s corporate aircraft at no charge to him during the term of the agreement. Mr. Weiner entered into a time-sharing agreement with the Company requiring him to reimburse the Company for personal use over his allotted hours based upon a statutory formula. Mr. Weiner is not provided with a tax gross-up with respect to his personal use of the Company’s corporate aircraft.

In March 2024, the Compensation Committee approved long-term incentive compensation in the form of an equity grant under the EIP to Mr. Weiner consisting of: (i) a PSU award of 6,252 stock units (at target) with a three-year performance period, (ii) an RSU award of 3,126 stock units that vest equally over a three-year period in separate tranches and (iii) a stock option award of 9,920 shares that vest equally over a three-year period, has a ten-year term and an exercise price equal to the closing price of the Company’s common stock on the date of grant. The PSUs, RSUs and stock options have the same terms and conditions as those described under “—Long-term Incentive Compensation” above.

Based on the Meridian Analysis, Mr. Weiner’s annual base salary in 2024 was below the market median, his 2024 annual performance incentive target was above the market median and his long-term incentive compensation was below the market median, resulting in his target total direct compensation being below the market median. The Compensation Committee evaluates Mr. Weiner’s compensation in relation to market data and other factors, including his limited tenure as CEO. While the Compensation Committee generally positions target total direct compensation at the median level of the applicable benchmark, as described above, it believes that Mr. Weiner’s compensation is appropriate in relation to his limited tenure as CEO, experience, scale of the Company and other relevant market data. Further, the Compensation Committee believes Mr. Weiner’s compensation package effectively links shareholder and financial performance to his total direct compensation through the use of long-term incentive compensation awards and cash compensation that is primarily based on Company performance.

2025 Promotion of President to Chief Operating Officer and President – Domino’s U.S.

On March 10, 2025, the Company announced the promotion of Mr. Jordan to the position of Chief Operating Officer and President – Domino’s U.S., effective immediately. In this position, Mr. Jordan will serve as the Company’s principal operating officer. In connection with Mr. Jordan’s promotion, Mr. Jordan will (i) receive an annual base salary of $700,000, (ii) be eligible for an annual incentive bonus target of 150% of his base salary under the terms and conditions of the AIP, and (iii) receive an annual equity award for 2025 under the EIP with a value of 325% of his annual salary at the time the Company’s annual equity awards are granted in March.

Employment Agreements

Each of our named executive officers is party to a written agreement that governs their employment with the Company and includes both severance provisions as well as restrictive covenants that apply for two years following termination of employment. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post-Employment Payments to Named Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with our named executive officers is important to protect the Company following the cessation of their employment and we also believe that severance provisions help attract and retain top-performing executive officers in a competitive market environment.

Stock Ownership Guidelines

The Compensation Committee reviews the Company’s stock ownership guidelines annually. The current guidelines require stock ownership after an accumulation period (five years of employment or service with the Company at the individual’s current executive level) equal to six times base salary for our CEO, five times annual cash retainer for our directors, four times base salary for President-level executives, and three times base salary for the other named

46 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

executive officers. Unvested PSUs and unexercised stock options (both vested and unvested) do not count toward this ownership requirement. These stock ownership guidelines are designed to align management’s and shareholders’ interests and to encourage loyalty and long-term focus of executives. All of our named executive officers and directors who have completed their respective accumulation period under the guidelines are in compliance with such guidelines.

Recoupment of Previously Paid Incentive Compensation

The Compensation Committee has adopted the Domino’s Pizza, Inc. Policy for Recoupment of Incentive Compensation (the “Recoupment Policy”), which adheres to the Nasdaq listing standards, the listing exchange on which our common stock is traded as of January 2, 2025, and SEC rules. The Recoupment Policy requires the Committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Recoupment Policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Tax Considerations

Section 162(m) generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per employee per year for certain executive officers (and beginning in 2018, certain former executive officers), subject to limited exceptions. The Compensation Committee believes that its primary responsibility is to provide an executive compensation program that meets the objectives described above, even if the compensation paid or provided may not qualify for full or partial deductibility. The Company has paid and will continue to pay executive compensation that is not fully deductible under applicable tax law.

Risk Assessment Disclosure

In February of each year, the Compensation Committee, in consultation with its independent compensation consultant and senior human resources executives of the Company, reviews the risk assessment for risks associated with the Company’s compensation practices and policies for employees. Based upon the assessment performed for the 2024 fiscal year, and most recently for the 2025 fiscal year, the Compensation Committee believes that, through the counterbalance of risk-taking incentives and risk-mitigating features guided by relevant market practices and Company goals, the Company’s compensation practices and policies do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the financial results of the Company.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 47

Executive Compensation Tables

Summary Compensation Table for 2024

The table below summarizes the total compensation earned by our named executive officers in fiscal 2024, and, to the extent applicable to the individual, 2023 and 2022. A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 30. All information set forth in this table reflects compensation earned by these individuals for services with the Company.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Russell J. Weiner Chief Executive Officer	2024	913,462	—	4,384,778	1,387,510	1,968,400	—	290,475	8,944,625
	2023	875,000	—	5,320,715	1,750,084	1,860,250	—	329,814	10,135,862
	2022	840,385	—	3,095,217	1,458,441	800,870	—	441,819	6,636,731

Sandeep Reddy Executive Vice President, Chief Financial Officer	2024	710,385	—	1,244,595	598,364	763,952	—	74,902	3,392,197
	2023	682,692	—	1,961,542	970,900	728,155	—	73,555	4,416,844
	2022	495,865	1,000,000	3,517,181	421,985	336,150	—	109,609	5,880,790

Joseph H. Jordan President, U.S. & Global Services	2024	656,923	—	1,153,189	554,305	1,061,340	—	381,066	3,806,823
	2023	623,077	—	2,273,206	1,125,021	1,004,535	—	522,018	5,547,857
	2022	561,923	—	1,181,101	375,065	399,768	—	830,833	3,348,689

Kelly E. Garcia Executive Vice President, Chief Technology Officer	2024	544,231	—	763,561	366,739	585,200	—	45,751	2,305,482
	2023	519,231	—	1,515,269	750,075	558,075	—	38,743	3,381,393
	2022	482,692	—	820,451	250,043	249,000	—	31,491	1,833,678

Cynthia A. Headen Executive Vice President, Chief Supply Chain Officer	2024	493,077	—	693,391	333,450	532,000	—	51,614	2,103,532
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—

Arthur P. D’Elia Former Executive Vice President, International	2024	544,231	—	763,561	366,739	585,200	—	48,255	2,307,986
	2023	519,231	—	1,515,269	750,075	558,075	—	37,667	3,380,317
	2022	487,308	—	800,910	250,043	249,000	—	40,147	1,827,409

(1)	Reflects increases in base salary that took effect during 2024 as described under “Compensation Discussion and Analysis—Components of Total Direct Compensation—Annual Base Salary.”
(2)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The stock awards for 2024 reflect the aggregate grant date fair value of awards of RSUs and PSUs granted pursuant to our EIP in 2024, determined in accordance with ASC 718 and, in the case of PSUs, based upon the probable outcome of the applicable performance conditions. The grant date fair value of PSUs is based on the probable outcome of the performance conditions on the grant date, which assumes that the performance conditions were satisfied at target. The aggregate grant date fair value of the PSUs granted in 2024, assuming the highest level of the performance conditions is met, was $5,994,293 for Mr. Weiner; $1,292,435 for Mr. Reddy; $1,197,516 for Mr. Jordan; $792,911 for Mr. Garcia, $720,044 for Ms. Headen and $792,911 for Mr. D’Elia. The number of PSUs earned is subject to a relative TSR modifier, which operates by, in certain circumstances, increasing or decreasing the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. The grant date fair value of RSUs is based on the number of RSUs subject to the award multiplied by the closing price of the Company’s common stock on the listing exchange on the date of grant. The stock awards for 2023 reflect the aggregate grant date fair value of awards of RSUs and PSUs granted pursuant to our EIP in 2023. The stock awards for 2022 reflect the aggregate grant date fair value of awards of RSUs and PSUs granted pursuant to our EIP in 2022 and also include the fourth tranche of the performance share awards granted in 2020 (or the number of shares in each award that were valued for accounting purposes as of January 1, 2023, the last day of the Company’s 2022 fiscal year). The assumptions used in the calculation of these amounts are included in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 29, 2024 included in the 2024 10-K.

(3)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The amounts listed reflect the grant date fair value of stock option awards granted pursuant to our EIP, determined in accordance with ASC 718, and, with respect to stock options granted in fiscal 2024, are based on a Black-Scholes value on March 11, 2024 of $139.87 per share. The assumptions used in the calculation of these amounts are included in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 29, 2024 included in the 2024 10-K.

(4)	The 2024 amounts listed for all named executive officers are further described in the All Other Compensation table below.

48 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

The following table shows amounts under the All Other Compensation column for 2024:

Name	Perquisites and Other Personal Benefits ($)(1)	Insurance Premiums / Medical Reimbursements ($)(2)	Company Contributions to Retirement, 401(k) and Health Savings Plans ($)(3)	Tax Reimbursements ($)(4)	Dividends ($)(5)	Total ($)
Russell J. Weiner	197,739	11,984	17,250	12,609	50,893	290,475
Sandeep Reddy	1,462	9,480	17,250	7,331	39,379	74,902
Joseph H. Jordan	4,551	9,328	17,250	324,994	24,943	381,066
Kelly E. Garcia	1,695	4,982	17,250	4,500	17,324	45,751
Cynthia A. Headen	1,153	9,894	17,250	6,864	16,453	51,614
Arthur P. D’Elia	63	8,582	16,942	6,022	16,646	48,255

(1)

Amounts in this column include personal usage of corporate aircraft, employee recognition gifts and purchases of Domino’s food items. None of the amounts in this column individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each named executive officer, except with respect to the cost of personal use of corporate aircraft by Mr. Weiner ($194,419). The amount reported for Mr. Weiner’s personal usage of the corporate aircraft is based on the incremental cost method. The incremental cost is based on the variable operating costs to the Company for operating the airplane, including, but not limited to fuel costs, parking, landing fees, travel fees, catering and other miscellaneous direct costs. The total annual variable costs are divided by the annual number of flight hours flown by the airplane to calculate an average variable cost per flight hour. This average variable flight cost per flight hour is then multiplied by the number of flight hours of personal use to calculate the incremental cost for the executive. For tax purposes, income is imputed to the executive for personal travel based on a multiple of the Standard Industry Fare Level (“SIFL”) rates. Executives are not provided with a tax gross-up on personal usage of the corporate aircraft. The table does not include any amounts related to the use of tickets for sporting events by the named executive officers because no incremental costs are incurred by the Company in providing these benefits. The Company purchases season tickets to sporting events for business outings with franchisees and other business partners. If the tickets are not being used for business purposes, the named executive officers and other team members may have opportunities to use these tickets. This table does not include any amount attributable to spousal travel in connection with business usage of corporate aircraft because no incremental costs are incurred by the Company in connection with the spouse accompanying the named executive officer on the aircraft.

(2)

Mr. Weiner’s amount represents Company-paid premiums of $4,127 for umbrella liability insurance, Company-paid premiums of $4,257 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. Reddy’s amount represents Company-paid premiums of $4,127 for umbrella liability insurance, Company-paid premiums of $1,753 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. Jordan’s amount represents Company-paid premiums of $4,127 for umbrella liability insurance, Company-paid premiums of $1,601 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. Garcia’s amount represents Company-paid premiums of $4,127 for umbrella liability insurance and Company-paid premiums of $855 for group term life insurance. Ms. Headen’s amount represents Company-paid premiums of $4,127 for umbrella liability insurance, Company-paid premiums of $2,167 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. D’Elia’s amount represents Company-paid premiums of $4,127 for umbrella liability insurance, Company-paid premiums of $855 for group term life insurance and Company-paid premiums of $3,600 for executive physicals.

(3)	Represents the amount of the Company match made to the Domino’s Pizza 401(k) Savings Plan described above for each named executive officer.
(4)

Mr. Weiner’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,190, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $6,636. Mr. Reddy’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,190, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $1,358. Mr. Jordan’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,190, a tax gross-up on Company-paid medical expenses in the amount of $2,783, tax reimbursements in relation to his expatriate assignment of $293,191, a tax gross-up on expatriate earnings in the amount of $20,719 and a tax gross-up on certain other perquisites in the amount of $5,111. Mr. Garcia’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,190 and a tax gross-up on certain other perquisites in the amount of $1,310. Ms. Headen’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,190, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $891. Mr. D’Elia’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,190, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $49. Executives are not provided with a tax gross-up on personal usage of the corporate aircraft.

(5)

Represents dividends paid by the Company on a quarterly basis on stock awards, including dividends accrued on unvested restricted stock units and unvested performance shares, that were paid during 2024 at the time of vesting of such restricted stock units or performance shares, as applicable.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 49

Executive Compensation Tables (continued)

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards and individual awards of stock options, RSUs and PSUs granted during the fiscal year ended December 29, 2024 to each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Russell J. Weiner
AIP		0	1,850,000	4,625,000	—	—	—	—	—	—	—
Stock Options	3/11/2024	—	—	—	—	—	—	—	9,920	443.90	1,387,510
RSUs(7)	3/11/2024	—	—	—	—	—	—	3,126	—	—	1,387,631
PSUs(8)	3/11/2024	—	—	—	3,126	6,252	12,504	—	—	—	2,997,146
Sandeep Reddy
AIP		0	718,000	1,795,000	—	—	—	—	—	—	—
Stock Options	3/11/2024	—	—	—	—	—	—	—	4,278	443.90	598,364
RSUs(7)	3/11/2024	—	—	—	—	—	—	1,348	—	—	598,377
PSUs(8)	3/11/2024	—	—	—	674	1,348	2,696	—	—	—	646,218
Joseph H. Jordan
AIP		0	997,500	2,493,750	—	—	—	—	—	—	—
Stock Options	3/11/2024	—	—	—	—	—	—	—	3,963	443.90	554,305
RSUs(7)	3/11/2024	—	—	—	—	—	—	1,249	—	—	554,431
PSUs(8)	3/11/2024	—	—	—	625	1,249	2,498	—	—	—	598,758
Kelly E. Garcia
AIP		0	550,000	1,375,000	—	—	—	—	—	—	—
Stock Options	3/11/2024	—	—	—	—	—	—	—	2,622	443.90	366,739
RSUs(7)	3/11/2024	—	—	—	—	—	—	827	—	—	367,105
PSUs(8)	3/11/2024	—	—	—	414	827	1,654	—	—	—	396,456
Cynthia A. Headen
AIP		0	500,000	1,250,000	—	—	—	—	—	—	—
Stock Options	3/11/2024	—	—	—	—	—	—	—	2,384	443.90	333,450
RSUs(7)	3/11/2024	—	—	—	—	—	—	751	—	—	333,369
PSUs(8)	3/11/2024	—	—	—	376	751	1,502	—	—	—	360,022
Arthur P. D’Elia
AIP		0	550,000	1,375,000	—	—	—	—	—	—	—
Stock Options	3/11/2024	—	—	—	—	—	—	—	2,622	443.90	366,739
RSUs(7)	3/11/2024	—	—	—	—	—	—	827	—	—	367,105
PSUs(8)	3/11/2024	—	—	—	414	827	1,654	—	—	—	396,456

(1)

Represents the amount to which such executive would be entitled if the Company had achieved 90% of its annual performance target under the AIP, as described above under “Compensation Discussion and Analysis – Annual Performance Incentives.”

(2)	Represents the amount to which such executive would be entitled if the Company had achieved 100% of its annual performance target under the AIP.
(3)

Represents the annual maximum amount that such executive would be entitled to receive under the AIP, which is calculated as the lesser of (i) 250% of the executive’s annual performance incentive target and (ii) $5,000,000.

(4)	Represents stock option awards awarded in March 2024 under the EIP, as described under “Compensation Discussion and Analysis – Long-term Incentive Compensation” above.
(5)	Determined based on the closing price of the Company’s common stock on the NYSE on the date of grant.
(6)

Represents the total ASC 718 grant date fair value of the option awards, determined in accordance with ASC 718, and the total ASC 718 grant date fair value of the RSUs and PSUs awards. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions on the grant date (which assume that the performance conditions were satisfied at target) multiplied by the grant date fair value of $479.39 using the Monte-Carlo simulation pricing method and the grant date fair value of RSUs is based on the number of RSUs subject to the award multiplied by the closing price of the Company’s common stock on the NYSE on the date of grant. The assumptions used in the calculation of these amounts are included in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 29, 2024 included in the 2024 10-K. See footnotes (2) and (3) to the Summary Compensation Table above.

(7)	Represents RSUs awarded in March 2024 under the EIP, as described under “Compensation Discussion and Analysis – Long-term Incentive Compensation” above.
(8)

Represents PSUs awarded in March 2024 under the EIP, as described under “Compensation Discussion and Analysis – Long-term Incentive Compensation” above. The maximum number of shares does not give effect to the relative TSR modifier, which can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. In order for the PSUs to vest, the performance conditions associated with such awards must be achieved at least at a threshold level and the named executive officer must be an employee of the Company on the third anniversary of the date of grant (March 11, 2027), except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

50 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards for each of the named executive officers as of December 29, 2024:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Exercisable	Unexercisable
Russell J. Weiner	10,850	0	136.89	7/20/2026	(5)	—		—	—		—
	7,330	0	212.52	7/19/2027	(5)	—		—	—		—
	10,030	0	283.68	7/18/2028	(5)	—		—	—		—
	12,240	0	275.35	7/10/2029	(5)	—		—	—		—
	7,100	0	413.68	7/15/2030	(5)	—		—	—		—
	4,147	0	367.79	3/31/2031	(6)	—		—	—		—
	8,951	4,476	393.14	3/10/2032	(6)	—		—	—		—
	6,393	12,786	300.16	3/10/2033	(6)	—		—	—		—
	0	9,920	443.90	3/11/2034	(6)	—		—	—		—
	—	—	—	—		1,237	(7)	531,440	—		—
	—	—	—	—		3,888	(8)	1,670,363	—		—
	—	—	—	—		3,126	(9)	1,342,992	—		—
	—	—	—	—		—		—	2,211	(10)	949,890
	—	—	—	—		—		—	11,661	(11)	5,009,799
	—	—	—	—		—		—	6,252	(12)	2,685,984

Sandeep Reddy	2,459	1,230	397.18	4/1/2032	(6)	—		—	—		—
	3,546	7,094	300.16	3/10/2033	(6)	—		—	—		—
	0	4,278	443.90	3/11/2034	(6)	—		—	—		—
	—	—	—	—		709	(13)	304,601	—		—
	—	—	—	—		2,157	(8)	926,690	—		—
	—	—	—	—		1,348	(9)	579,128	—		—
	—	—	—	—		—		—	634	(14)	272,379
	—	—	—	—		—		—	3,235	(11)	1,389,821
	—	—	—	—		—		—	1,348	(12)	579,128

Joseph H. Jordan	3,100	0	136.89	7/20/2026	(5)	—		—	—		—
	2,350	0	136.89	7/20/2026	(5)	—		—	—		—
	4,870	0	168.21	11/7/2026	(5)	—		—	—		—
	2,450	0	212.52	7/19/2027	(5)	—		—	—		—
	3,620	0	232.43	4/9/2028	(5)	—		—	—		—
	3,520	0	275.35	7/10/2029	(5)	—		—	—		—
	2,250	0	413.68	7/15/2030	(5)	—		—	—		—
	1,967	0	367.79	3/31/2031	(6)	—		—	—		—
	2,302	1,151	393.14	3/10/2032	(6)	—		—	—		—
	4,109	8,220	300.16	3/10/2033	(6)	—		—	—		—
	0	3,963	443.90	3/11/2034	(6)	—		—	—		—
	—	—	—	—		636	(7)	273,238	—		—
	—	—	—	—		2,500	(8)	1,074,050	—		—
	—	—	—	—		1,249	(9)	536,595	—		—
	—	—	—	—		—		—	569	(10)	244,454
	—	—	—	—		—		—	3,749	(11)	1,610,645
	—	—	—	—		—		—	1,249	(12)	536,595

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 51

Executive Compensation Tables (continued)

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Exercisable	Unexercisable

Kelly E. Garcia	1,950	0	136.89	7/20/2026	(5)	—		—	—		—
	4,870	0	168.21	11/7/2026	(5)	—		—	—		—
	1,540	0	212.52	7/19/2027	(5)	—		—	—		—
	1,370	0	283.68	7/18/2028	(5)	—		—	—		—
	1,010	0	275.35	7/10/2029	(5)	—		—	—		—
	290	0	275.35	7/10/2029	(5)	—		—	—		—
	670	0	413.68	7/15/2030	(5)	—		—	—		—
	180	0	413.68	7/15/2030	(5)	—		—	—		—
	340	0	433.78	10/2/2030	(5)	—		—	—		—
	1,137	0	367.79	3/31/2031	(6)	—		—	—		—
	1,534	768	393.14	3/10/2032	(6)	—		—	—		—
	2,740	5,480	300.16	3/10/2033	(6)	—		—	—		—
	0	2,622	443.90	3/11/2034	(6)	—		—	—		—
	—	—	—	—		424	(7)	182,159	—		—
	—	—	—	—		1,666	(8)	715,747	—		—
	—	—	—	—		827	(9)	355,296	—		—
	—	—	—	—		—		—	379	(10)	162,826
	—	—	—	—		—		—	2,499	(11)	1,073,620
	—	—	—	—		—		—	827	(12)	355,296

Cynthia A. Headen	180	0	413.68	7/15/2030	(5)	—		—	—		—
	580	0	413.68	7/15/2030	(5)	—		—	—		—
	500	0	418.33	8/20/2030	(5)	—		—	—		—
	1,137	0	367.79	3/31/2031	(6)	—		—	—		—
	1,381	691	393.14	3/10/2032	(6)	—		—	—		—
	2,484	4,969	300.16	3/10/2033	(6)	—		—	—		—
	0	2,384	443.90	3/11/2034	(6)	—		—	—		—
	—	—	—	—		382	(7)	164,115	—		—
	—	—	—	—		1,511	(8)	649,156	—		—
	—	—	—	—		751	(9)	322,645	—		—
	—	—	—	—		—		—	342	(10)	146,930
	—	—	—	—		—		—	2,266	(11)	973,519
	—	—	—	—		—		—	751	(12)	322,645

Arthur P. D’Elia	1,190	0	275.35	7/10/2029	(5)	—		—	—		—
	2,060	0	413.68	7/15/2030	(5)	—		—	—		—
	1,191	0	367.79	3/31/2031	(6)	—		—	—		—
	1,534	768	393.14	3/10/2032	(6)	—		—	—		—
	2,740	5,480	300.16	3/10/2033	(6)	—		—	—		—
	0	2,622	443.90	3/11/2034	(6)	—		—	—		—
	—	—	—	—		424	(7)	182,159	—		—
	—	—	—	—		1,666	(8)	715,747	—		—
	—	—	—	—		827	(9)	355,296	—		—
	—	—	—	—		—		—	379	(10)	162,826
	—	—	—	—		—		—	2,499	(11)	1,073,620
	—	—	—	—		—		—	827	(12)	355,296

52 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

(1)

Awards of RSUs as described under “Compensation Discussion and Analysis – Long-term Incentive Compensation” above. RSUs vest equally over three years in separate vesting tranches. In order for each tranche to vest the named executive officer must generally be an employee of the Company on such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(2)	Value based on the closing price of the Company’s common stock on the NYSE on December 27, 2024, the last business day of fiscal 2024 ($429.62).
(3)	Awards of PSUs as described under “Compensation Discussion and Analysis – Long-term Incentive Compensation” above. Awards are shown assuming the performance conditions are satisfied at target.
(4)	Value based on the closing price of the Company’s common stock on the NYSE on December 27, 2024, the last business day of fiscal 2024 ($429.62).
(5)

Option awards granted ten years prior to the option expiration date that vest in equal annual installments over four years beginning on the first anniversary of the grant date. Vesting is accelerated upon certain employment terminations and covered transactions, as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(6)

Option awards granted ten years prior to the option expiration date that vest in equal annual installments over three years beginning on the first anniversary of the grant date. Vesting is accelerated upon certain employment terminations and covered transactions, as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(7)

Represents final tranche of RSUs awarded in March 2022 that are eligible to vest on March 10, 2025, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(8)

Represents final two tranches of RSUs awarded in March 2023 that are eligible to vest in two equal installments on each of March 10, 2025 and March 10, 2026, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(9)

Represents RSUs awarded in March 2024 that are eligible to vest in three equal installments on each of March 11, 2025, March 11, 2026 and March 11, 2027, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(10)

Represents PSUs awarded in March 2022. The final payout of 59.6% for these PSUs awarded in March 2022 was certified by the Compensation Committee in January 2025 as described further in “Compensation Discussion and Analysis—Components of Total Direct Compensation—Payout for PSUs for Performance Period Ending in 2024” above and amounts reported in this table represent the actual number of PSUs earned by the named executive officers following such certification. Such PSUs are scheduled to vest on March 10, 2025 subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(11)

Represents PSUs awarded in March 2023 (reported in this table based on the target number of shares subject to the award). Assuming applicable performance conditions based on adjusted total segment income (Incentive Adjusted EBITDA) growth and global retail sales growth, excluding foreign currency impact, are satisfied, PSUs will vest and convert to shares of common stock in or around March 2026 generally subject to the named executive officer’s continued employment through March 10, 2026, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below. Actual payout for PSUs could range from 0% to 200% depending on performance, subject to a relative TSR modifier, which can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. The final payout will be determined by the Compensation Committee and may be greater or less than the amount shown.

(12)

Represents PSUs awarded in March 2024, as described under “Compensation Discussion and Analysis – Long-term Incentive Compensation” above (reported in this table based on the target number of shares subject to the award). Assuming applicable performance conditions based on Incentive Adjusted EBITDA growth and global retail sales growth, excluding foreign currency impact, are satisfied, PSUs will vest and convert to shares of common stock in or around March 2027 generally subject to the named executive officer’s continued employment through March 11, 2027, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below. Actual payout for PSUs could range from 0% to 200% depending on performance, subject to a relative TSR modifier, which can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. The final payout will be determined by the Compensation Committee and may be greater or less than the amount shown.

(13)

Represents final tranche of RSUs awarded in April 2022 that are eligible to vest on April 1, 2025, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

(14)

Represents PSUs awarded in April 2022. The final payout of 59.6% for these PSUs awarded in April 2022 was certified by the Compensation Committee in January 2025 as described further in “Compensation Discussion and Analysis—Components of Total Direct Compensation—Payout for PSUs for Performance Period Ending in 2024” above and amounts reported in this table represent the actual number of PSUs earned by the named executive officer following such certification. Such PSUs are scheduled to vest on March 10, 2025 subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 53

Executive Compensation Tables (continued)

Option Exercises and Stock Vested

The following table provides information relating to stock vested and exercises of stock options for each of the named executive officers during 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Russell J. Weiner	27,740	$10,316,347	5,376	$2,467,297
Sandeep Reddy	—	—	4,618	$2,266,380
Joseph H. Jordan	2,630	$861,378	2,857	$1,304,636
Kelly E. Garcia	2,200	$889,812	1,923	$880,211
Cynthia A. Headen	745	$188,064	1,798	$823,190
Arthur P. D’Elia	—	—	1,891	$864,813

(1)	Equals the closing price of the Company’s common stock on the NYSE on the exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.
(2)

Equals the closing price of the Company’s common stock on the NYSE on the vesting date multiplied by the number of shares vesting, plus any accrued cash dividends paid on such vesting date in respect of such shares.

Non-Qualified Deferred Compensation

A select group of management or highly compensated employees, as defined by the Employee Retirement Income and Security Act of 1974, as amended, as well as the Company’s directors, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan, or the DCP. The purpose of the DCP is to provide supplemental retirement income and to permit eligible employees to defer receipt of compensation pursuant to the terms of the plan.

Participants are able to defer a portion of eligible compensation (including annual base salary and the annual performance incentive or, in the case of our directors, annual retainers and/or annual equity awards). Participants elect a specific date or event (such as termination of employment or Board service) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to notionally invest their deferrals in mutual funds selected by them from a lineup of options. The options available under the DCP for the fiscal year ended December 29, 2024 were as follows:

American Funds EuroPacific Growth Fund

BNY Mellon MidCap Index Fund

Boston Trust Small Cap Fund

Credit Suisse Commodity Return Strategy Fund

Dodge and Cox International Stock Fund

Fidelity 500 Index Fund

Fidelity Government Money Market Fund

Fidelity Puritan Fund

Invesco Comstock Fund

NYLI Winslow Large Cap Growth Fund

PIMCO All Asset Fund

PIMCO Total Return Fund

Vanguard Emerging Markets Fund

Vanguard Inflation-Protected Securities Fund

Vanguard Real Estate Index Fund

Vanguard Total Bond Market Index Fund

Vanguard Total International Stock Index Fund

54 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

The following table provides information on the DCP for our named executive officers as of December 29, 2024:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Russell J. Weiner	—	—	—	—	—
Sandeep Reddy	143,854	—	149,900	—	925,639
Joseph H. Jordan	—	—	—	—	—
Kelly E. Garcia	—	—	—	—	—
Cynthia A. Headen	197,231	—	15,393	—	715,313
Arthur P. D’Elia	—	—	—	—	—

(1)	These entire amounts are included in salary for Mr. Reddy and Ms. Headen in the Summary Compensation Table on page 48.
(2)	Reflects dividends, interest and aggregate market-based earnings on amounts deferred by plan participants.
(3)

Represents the participant’s account balance as of December 29, 2024, which includes compensation received in fiscal years 2021 through 2024, as applicable, as follows: Mr. Reddy $631,885 and Ms. Headen $502,689, in each case as adjusted for applicable changes in market value of the notional investment of such amounts.

No other named executive officers participated in or had balances under the Domino’s Pizza Deferred Compensation Plan for the fiscal year ended December 29, 2024. The balances under the DCP for our directors are listed below under “Non-Qualified Deferred Compensation of Directors.”

Potential Post-Employment Payments to Named Executive Officers

Each named executive officer is a party to an employment agreement providing for payments and benefits in connection with certain terminations of the named executive officer’s employment.

Under Mr. Weiner’s employment agreement effective as of May 1, 2022, upon an involuntary termination of employment by the Company without cause (as defined in the agreement), or if Mr. Weiner terminates his employment voluntarily for good reason (generally defined to include a material diminution of his responsibilities, duties or authority, a relocation of his office by more than 50 miles, or the failure of the Company to pay his base salary and benefits) prior to the end of the term of the agreement, he would receive an amount equal to two times his then-annual base salary. Such amount would be paid in equal installments, subject to a six-month delay to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

Under the employment agreement with Mr. Reddy, upon an involuntary termination of employment by the Company without cause (as defined in his agreement), or if Mr. Reddy terminates his employment voluntarily for good reason (generally defined as described above), he would receive an amount equal to one and one-half times his then-annual base salary. Such amount would be paid as follows: a payment equal to six times his base monthly salary made six months after termination of employment and monthly payments equal to his base monthly salary for the next twelve months.

Under the employment agreements with Messrs. Jordan and Garcia and Ms. Headen, upon an involuntary termination of employment by the Company without cause (as defined in the respective agreement), or if the named executive officer terminates his or her employment voluntarily for good reason (generally defined as described above), the named executive officer would receive an amount equal to one times his or her then-annual base salary. Such amount would be paid as follows: a payment equal to six times the named executive officer’s base monthly salary made six months after termination of employment and monthly payments equal to the executive’s base monthly salary for the next six months.

In the event of a termination of employment by the Company without cause or a voluntary termination of employment for good reason, each named executive officer would also be entitled to receive any earned but unpaid annual performance incentive for the fiscal year preceding his or her termination of employment and a prorated annual performance incentive under the AIP for the year of such termination. In addition, during the severance period, each named executive officer would be entitled to Company-paid medical insurance coverage premiums.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 55

Executive Compensation Tables (continued)

In the event of a termination of employment by reason of a named executive officer’s death or disability, or voluntarily by the named executive officer due to retirement, the named executive officer would be entitled to receive any earned but unpaid annual performance incentive for the fiscal year preceding his or her termination of employment and a prorated annual performance incentive under the AIP for the year of such termination. Mr. Weiner would also be entitled to these benefits on a voluntary termination of employment without good reason. In addition, all unvested stock options fully vest upon an executive’s death and the period of exercisability is extended until the lesser of one year or the end of the original term of the options.

In the event of a qualified retirement, the named executive officers would be entitled to retain their PSUs, with such PSUs eligible to be earned to the extent performance goals are met during the applicable performance period, and to full vesting and settlement of RSUs and to full vesting of stock options. For this purpose, a qualified retirement means (i) for awards granted prior to February 23, 2021 and for subsequent awards granted to certain grandfathered named executive officers, any termination of employment (other than for cause) after ten years of continuous service and attaining age 55 and (ii) for awards granted on or after February 23, 2021, any termination of employment (other than for cause) after the earlier to occur of (a) ten years of continuous service and attaining age 55 or (ii) attainment by the named executive officer of a combined age and completed years of service with the Company of at least 72 and attaining age 60. Additionally, awards granted on or after February 23, 2021 provide that named executive officers and other employees are eligible for an early retirement upon attainment by the executive of a combined age and completed years of service with the Company of at least 72 and attaining age 55. In the event of an early retirement, PSUs, RSUs and options granted on or after February 23, 2021 will be subject to pro-rata service vesting based on days of service completed during the vesting period, provided a named executive officer had been continuously employed with the Company for a period of at least nine months following the date of grant. As of December 29, 2024, no named executive officers had satisfied the qualified retirement requirements. In connection with Mr. Weiner’s appointment as the Company’s Chief Executive Officer, the terms of his existing and future equity awards granted under the EIP were modified to increase the age threshold from 55 to 58 for purposes of eligibility for the retirement vesting provisions of such awards if Mr. Weiner terminates his employment with the Company without good reason. Mr. Weiner will still qualify for these retirement vesting provisions if his employment with the Company is terminated as a result of his death or disability, is terminated by the Company without cause or is terminated by Mr. Weiner for good reason.

Automatically and immediately upon the termination of a named executive officer’s employment for any reason prior to the end of the applicable vesting period other than in the event of a qualified retirement (or death, in the case of options), all outstanding and unvested PSUs, RSUs and options will terminate and be forfeited for no consideration.

Pursuant to the EIP, in the event of a covered transaction (generally defined in the EIP as a merger or consolidation in which the Company is not the surviving entity, a disposition of substantially all of the Company’s common stock or assets, or a dissolution or liquidation of the Company) all unvested stock options and RSUs will vest in full and all PSUs (i) granted with three-year cumulative performance metrics (the PSUs granted in 2022) will vest and accelerate at the greater of target level or actual level of performance measured using the date of the covered transaction as the last day of the performance period and (ii) granted with three-year annual growth rate performance metrics (the PSUs granted in 2023 and 2024) will vest and accelerate at target level, provided that in the event that annual achievement of any of the performance metrics had been previously certified by the Compensation Committee, that actual level of performance will be used for purposes of calculating the payout amount.

Each of the employment agreements for the named executive officers contains a two-year non-competition and non-solicitation provision. The agreements and plans include terms designed to comply with the deferred compensation provisions of Section 409A, including provisions that would delay certain termination-related benefits for six months beyond termination of employment and alternative payment provisions that could apply in connection with a change of control not described in Section 409A.

On October 16, 2024, Mr. D’Elia resigned from his position as Executive Vice President, International effective immediately to pursue opportunities outside of the Company. Mr. D’Elia has agreed to remain an employee of the Company through March 14, 2025 to serve in an advisory capacity and assist in the transition of his duties and will continue to be eligible for compensation during such period in accordance with the terms of his employment agreement

56 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

with the Company. The Company will pay COBRA premiums for coverage for Mr. D’Elia for 12 months from March 14, 2025 if Mr. D’Elia elects COBRA continuation coverage following his termination of employment, which payments will cease upon Mr. D’Elia’s entitlement to other health insurance without charge. He was not entitled to receive severance or any other benefits in connection with his resignation of employment.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination of employment or change in control, as applicable, occurred on December 29, 2024 under the employment agreements then in effect. As of December 29, 2024, no named executive officers were retirement eligible.

Name	Benefit	Termination Without Cause or by Employee for Good Reason ($)(1)	Voluntary Termination ($)	Death ($)(2)		Disability ($)(3)	Change in Control ($)(4)
Russell J. Weiner	Severance Pay	1,850,000	—	—		1,387,500	—
	Healthcare	50,500	—	—		37,875	—
	Target AIP Payout(5)	1,850,000	1,850,000	1,850,000		1,850,000	1,850,000
	Equity Award Acceleration(6)	—	—	1,818,560		—	14,009,028

	Total	3,750,500	1,850,000	3,668,560	(7)	3,275,375	15,859,028

Sandeep Reddy	Severance Pay	1,077,000	—	—		1,077,000	—
	Healthcare	34,232	—	—		34,232	—
	Target AIP Payout(5)	718,000	—	718,000		718,000	718,000
	Equity Award Acceleration(6)	—	—	958,290		—	5,010,037

	Total	1,829,232	—	1,676,290	(7)	1,829,232	5,728,037

Joseph H. Jordan	Severance Pay	665,000	—	—		997,500	—
	Healthcare	25,250	—	—		37,875	—
	Target AIP Payout(5)	997,500	—	997,500		997,500	997,500
	Equity Award Acceleration(6)	—	—	1,106,150		—	5,381,728

	Total	1,687,750	—	2,103,650	(7)	2,032,875	6,379,228

Kelly E. Garcia	Severance Pay	550,000	—	—		825,000	—
	Healthcare	14,040	—	—		21,059	—
	Target AIP Payout(5)	550,000	—	550,000		550,000	550,000
	Equity Award Acceleration(6)	—	—	737,457		—	3,582,401

	Total	1,114,040	—	1,287,457	(7)	1,396,059	4,132,401

Cynthia A. Headen	Severance Pay	500,000	—	—		750,000	—
	Healthcare	22,822	—	—		34,232	—
	Target AIP Payout(5)	500,000	—	500,000		500,000	500,000
	Equity Award Acceleration(6)	—	—	668,494		—	3,247,503

	Total	1,022,822	—	1,168,494	(7)	1,284,232	3,747,503

(1)

Represents (i) the named executive officer’s annual base salary, multiplied by two in the case of Mr. Weiner, multiplied by one and one-half for Mr. Reddy and multiplied by one for Messrs. Jordan and Garcia and Ms. Headen, (ii) the cost of Company-paid insurance coverage premiums for all named executive officers during their severance period and (iii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).

(2)

Represents (i) the cumulative value of all equity awards that would vest in the event of the named executive officer’s death, calculated as the total of the difference between the closing price of the Company’s common stock on the NYSE on December 27, 2024 ($429.62), the last business day of fiscal 2024, and the exercise price multiplied by the number of options that would vest as a result of the named executive officer’s death and (ii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).

(3)

Represents (i) 18 months of the named executive officer’s base salary (unreduced by disability income benefits), (ii) the cost of 18 months of Company-paid medical insurance coverage premiums and (iii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 57

Executive Compensation Tables (continued)

(4)

Represents (i) the cumulative value of the equity awards that would vest in the event of a covered transaction, as described in more detail above, calculated as the total of: (a) the difference between the closing price of the Company’s common stock on the NYSE on December 27, 2024 ($429.62), the last business day of fiscal 2024, and the exercise price multiplied by the number of options that would vest as a result of such covered transaction, (b) the closing price of the Company’s common stock on the NYSE on December 27, 2024, the last business day of fiscal 2024, multiplied by the number of RSUs that would vest in such event and (c) the closing price of the Company’s common stock on the NYSE on December 27, 2024, the last business day of fiscal 2024, multiplied by the number of PSUs that would vest and accelerate, assuming target performance for PSUs, and (ii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).

(5)

Includes a one-time, pro-rata annual performance incentive payout under the AIP at target. Since termination is as of December 29, 2024, the value is equal to the target disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column under “Grants of Plan-Based Awards.” In the event of termination due to death or disability, termination without cause or by the executive for good reason (or a voluntary termination in the case of Mr. Weiner), any AIP amounts (after applicable proration) would have been paid based on actual performance.

(6)	Actual amounts that will be earned with respect to these equity awards may be different from the values included in the table.
(7)

In the event of death on December 29, 2024, the beneficiaries of each of our named executive officers would also have been entitled to a life insurance benefit equal to their base salary as of October 31, 2024 under our group term life insurance programs. Company-paid amounts for these programs are included and described above in the Summary Compensation Table under All Other Compensation for fiscal 2024.

58 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Compensation Discussion and Analysis.” The Compensation Committee did not consider the Compensation Actually Paid measure below in making its compensation decisions for any of the years shown below.

							Value of Initial Fixed $100 Investment Based on (4) :
Year	Summary Compensation Table Total for Richard E. Allison, Jr. (1) ($)	Summary Compensation Table Total for Russell J. Weiner (1) ($)	Compensation Actually Paid to Richard E. Allison, Jr. (1)(2)(3) ($)	Compensation Actually Paid to Russell J. Weiner (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($ Millions)	Incentive Adjusted EBITDA ($ Millions) (5)
2024	—	8,944,625	—	10,718,331	2,783,204	3,349,278	155.46	165.60	584.2	1,014.5
2023	—	10,135,862	—	14,374,311	4,181,603	5,957,664	147.19	153.72	519.1	935.8
2022	1,577,173	6,636,731	(5,565,349)	(27,849)	3,222,641	2,114,168	121.98	132.83	452.3	894.7
2021	7,138,002	—	18,863,088	—	2,669,548	4,929,996	196.35	145.71	510.5	893.1
2020	6,295,230	—	11,228,320	—	2,549,825	3,491,928	132.31	119.39	491.3	821.3

(1)
Richard E. Allison, Jr. was our principal executive officer (“PEO”) from July 2018 to April 30, 2022. Russell J. Weiner became our PEO on May 1, 2022. The individuals comprising the Non-PEO named executive officers (“NEOs”) for each year presented are listed below.

2020	2021	2022	2023	2024
Stuart A. Levy	Russell J. Weiner	Sandeep Reddy	Sandeep Reddy	Sandeep Reddy

Russell J. Weiner	Joseph H. Jordan	Joseph H. Jordan	Joseph H. Jordan	Joseph H. Jordan

Joseph H. Jordan	Kevin S. Morris	Kelly E. Garcia	Kelly E. Garcia	Kelly E. Garcia

Kevin S. Morris	Stuart A. Levy	Arthur P. D’Elia	Arthur P. D’Elia	Cynthia A. Headen

Jeffrey D. Lawrence				Arthur P. D’Elia

J. Kevin Vasconi

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote (3) below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. To calculate Compensation Actually Paid, the totals included in the Exclusion of Stock Awards and Option Awards column were subtracted and the totals in the Inclusion of Equity Values column were added to the Summary Compensation Table Total for the PEOs and the Non-PEO NEOs.

Year	Summary Compensation Table Total for Richard E. Allison, Jr. ($)	Exclusion of Stock Awards and Option Awards for Richard E. Allison, Jr. ($)	Inclusion of Equity Values for Richard E. Allison, Jr, ($)	Compensation Actually Paid to Richard E. Allison, Jr. ($)
2022	1,577,173	(196,857)	(6,945,665)	(5,565,349)
2021	7,138,002	(3,460,131)	15,185,216	18,863,088
2020	6,295,230	(2,401,324)	7,334,414	11,228,320

Year	Summary Compensation Table Total for Russell J. Weiner ($)	Exclusion of Stock Awards and Option Awards for Russell J. Weiner ($)	Inclusion of Equity Values for Russell J. Weiner ($)	Compensation Actually Paid to Russell J. Weiner ($)
2024	8,944,625	(5,772,288)	7,545,994	10,718,331
2023	10,135,862	(7,070,798)	11,309,247	14,374,311
2022	6,636,731	(4,553,658)	(2,110,922)	(27,849)

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 59

Executive Compensation Tables (continued)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,783,204	(1,367,579)	1,933,653	3,349,278
2023	4,181,603	(2,715,339)	4,491,400	5,957,664
2022	3,222,641	(1,904,195)	795,722	2,114,168
2021	2,669,548	(1,136,067)	3,396,515	4,929,996
2020	2,549,825	(1,040,910)	1,983,013	3,491,928
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Richard E. Allison, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Richard E. Allison, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Richard E. Allison, Jr. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Richard E. Allison, Jr. ($)	Total - Inclusion of Equity Values for Richard E. Allison, Jr. ($)
2022	—	(692,267)	(6,253,398)	—	(6,945,665)
2021	5,462,058	7,624,249	2,098,909	—	15,185,216
2020	1,989,134	3,628,559	1,716,721	—	7,334,414

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Russell J. Weiner ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Russell J. Weiner ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Russell J. Weiner ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Russell J. Weiner ($)	Total - Inclusion of Equity Values for Russell J. Weiner ($)
2024	5,261,943	1,676,729	607,322	—	7,545,994
2023	10,957,111	627,305	(275,169)	—	11,309,247
2022	3,584,162	(2,645,641)	(3,049,443)	—	(2,110,922)

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,243,061	441,853	248,739	—	1,933,653
2023	4,285,464	277,603	(71,667)	—	4,491,400
2022	1,559,241	(573,013)	(190,506)	—	795,722
2021	1,380,101	1,658,217	590,885	(232,688)	3,396,515
2020	493,333	817,596	672,084	—	1,983,013

(4)
The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Restaurants Sub-Index (“Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the 2024 10-K. The comparison assumes $100 was invested for the period starting December 29, 2019, through the end of the listed year in the Company’s common stock and in the Index, respectively. TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The TSRs included herein have been slightly modified from the prior year disclosure to reflect the market close on December 27, 2019 (the beginning of the measurement period). Historical stock performance is not necessarily indicative of future stock performance.

60 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

(5)
We determined Incentive Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal 2024. Incentive Adjusted EBITDA (formerly Adjusted Total Segment Income) is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting, less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs, subject to certain additional adjustments as detailed under “Compensation Discussion and Analysis—Components of Total Direct Compensation—Annual Performance Incentives” above. The naming change from Adjusted Total Segment Income to Incentive Adjusted EBITDA is the result of the Company’s adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures in the fourth quarter of 2024. This performance measure may not have been the most important financial performance measure for fiscal years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Tabular List of Most Important Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a commitment to paying for performance and a competitive pay-for-performance package that is designed to incentivize and retain executives. The metrics that the Company uses for both our long-term incentive compensation program under the EIP and annual performance cash incentives under the AIP are selected based on an objective of incentivizing our named executive officers to achieve the Company’s short- and longer-term financial and strategic goals and create long-term, sustainable value for our shareholders. Our focus on performance-based compensation rewards strong Company financial and operating performance and aligns the interests of our named executive officers with those of our shareholders.
The following list presents the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers in fiscal 2024 to the Company’s performance. The measures in this list are not ranked.

•	Incentive Adjusted EBITDA (formerly Adjusted Total Segment Income)

•	Global retail sales, excluding foreign currency impact

•	Relative total shareholder return (the Company’s TSR as compared to the S&P Composite 1500 Restaurants Sub-Index comparison group established by the Compensation Committee)
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a commitment to paying for performance and a competitive pay-for-performance package that is designed to incentivize and retain executives. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of
Regulation S-K,
the Company is providing the following graphs showing the relationships between information presented in the Pay Versus Performance table.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 61

Executive Compensation Tables (continued)

Compensation Actually Paid and Cumulative TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and
th
e Company’s cumulative TSR over the five most recently completed fiscal years and also compares our cumulative TSR over the five most recently completed fiscal years to that of the S&P Composite 1500 Restaurant Sub-Index TSR over the same period.

Compensation Actually Paid and Net Income
The following chart sets forth the relationship bet
w
een Compensation Actually
Paid
to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

62 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Executive Compensation Tables (continued)

Compensation Actually Paid and Incentive Adjusted EBITDA
The following chart sets forth the relationship between Compensation Act
u
ally Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Incentive Adjusted EBITDA during the five most recently completed fiscal years.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The Company’s cumulative TSR over the five-year period presented in the table was approximately 55.5%, while the cumulative TSR of the peer group presented for this purpose, the S&P Composite 1500 Restaurants Sub-Index, was approximately 65.6% over this same period. The Company’s cumulative TSR underperformed the S&P Composite 1500 Restaurants Sub-Index during the final year presented in the table, representing the Company’s underperformance as compared to the companies comprising the S&P Composite 1500 Restaurants Sub-Index comparison group in 2024 but still grew positively and corresponded with a significant return to growth and a return to the Company’s historical strong operating performance. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis.”

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 63

Executive Compensation Tables (continued)

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires annual disclosure of the ratio of the median annual total compensation of all of our employees to the annual total compensation of our CEO.

To identify the median employee, we used 2024 total cash compensation, which includes annual base salaries or base wages plus annual bonuses, if any, as reported on each employee’s W-2, Box 1, as our consistently applied compensation measure. We used total cash compensation as our consistently applied compensation measure because we do not widely distribute annual equity awards to employees (less than 2% of our employees received annual equity awards). We then measured total cash compensation for all individuals who were employed by us on December 1, 2024, excluding (i) our CEO and (ii) all team members located in countries outside of the United States, pursuant to the de minimis exemption under the pay ratio rules. A total of 269 team members were so excluded and are detailed by each non-U.S. jurisdiction below:

Canada: 223	Mexico: 1	Singapore 18
Dubai: 10	Netherlands: 17

Except as described above, we included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation. We did, however, annualize the compensation used for employees who were not employed by us for all of 2024 by taking an employee’s compensation for the number of bi-weekly pay periods for which they were employed and annualizing such amount for the full year of 26 pay periods, which is consistent with the number of bi-weekly pay periods our CEO received in 2024. As of December 1, 2024, we had 10,390 U.S.-based full-time, part-time, seasonal and temporary employees. As of this same date, including our team members located in countries outside the United States, we had 10,659 full-time, part-time, seasonal and temporary employees.

As we had an even number of employees excluding our CEO, the methodology resulted in the identification of two median employees. We selected the employee whom we believed had annual total compensation that was more representative of our employee population and general compensation practices. Based on total cash compensation, our median employee was identified as a part-time delivery driver who worked less than 30 hours per week and was paid on an hourly basis. The median employee’s annual total compensation was calculated using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table for 2024 earlier in this Proxy Statement.

Mr. Weiner’s annual total compensation for the 2024 fiscal year was $8,944,625, as reflected in the Summary Compensation Table for 2024 above. Our median employee’s annual total compensation for the 2024 fiscal year, as determined in the same manner as Mr. Weiner’s, was $33,744. As a result, we estimate that Mr. Weiner’s annual total compensation was approximately 265 times that of our median employee.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. The Compensation Committee did not consider the pay ratio in making its compensation decisions for fiscal 2024.

64 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation

At our 2024 annual meeting of shareholders, the Company provided shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed for fiscal year 2023 in our 2024 Proxy Statement. This non-binding advisory vote is commonly referred to as “say-on-pay.” At our 2024 annual meeting, our shareholders approved the proposal with 93.91% of the shares voted in favor of the say-on-pay proposal.

At the 2023 annual meeting of shareholders, the Company held an advisory vote on the frequency of future say-on-pay votes. Our shareholders voted in favor of an annual say-on-pay vote and the Company has elected to follow such recommendation. Accordingly, this year we are again asking our shareholders to vote FOR the approval of the compensation we pay to our named executive officers as disclosed in this Proxy Statement.

The objectives of our executive compensation program, along with the compensation paid to our named executive officers and the rationale for such compensation, are set forth in the Compensation Discussion and Analysis and the related tables and narrative disclosures in this Proxy Statement.

The Board of Directors, as required pursuant to Section 14A of the Exchange Act, is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material contained in this Proxy Statement, is hereby APPROVED.”

As we described in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports the Company’s business strategy, aligns the interests of our executives with our shareholders and promotes good governance.

We believe that our executive compensation program links pay to performance and reflects best practices in governance as follows:

•	Demonstrating the emphasis that the Compensation Committee places on the performance-based components of total direct compensation, in fiscal 2024 approximately 89% of the target total direct compensation for our CEO, and an average of approximately 77% of all other named executive officers’ target total direct compensation, was variable and tied to Company financial and/or stock price performance.

•	Review of our compensation plans, policies, and significant compensation practices on an annual basis.

•	Evaluation of the level of risk in incentive compensation design on an annual basis and maintenance of a number of mechanisms to mitigate the chance of our incentive compensation programs encouraging excessive risk taking, including meaningful stock ownership guidelines, a cap on maximum annual performance incentives, maintaining a recoupment policy compliant with SEC and listing exchange rules and anti-pledging and anti-hedging provisions contained in our Insider Trading Policy.

In reviewing and assessing our executive compensation program, the Compensation Committee considers shareholder feedback, including feedback received following the transition of our existing long-term incentive compensation program in 2021, which was comprised of performance shares and stock options, to a program comprised of PSUs, RSUs and stock options as described in the Compensation Discussion and Analysis. The Company routinely reviews its compensation programs and engages in discussions with certain major shareholders to solicit their feedback regarding our executive compensation program. The Company has made changes in prior years based upon feedback from this shareholder outreach and plans to continue these engagement efforts in future years.

For these reasons, the Board is asking shareholders to again support this say-on-pay proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and will continue to consider the outcome of the vote when determining future compensation arrangements for our named executive officers and in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders.

Our Board of Directors Unanimously Recommends a Vote FOR this Proposal	✓

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 65

Proposal Four: Approve the Adoption of the Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement

While the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or represented by proxy at a meeting and entitled to vote on the subject matter is the voting standard for nearly all matters voted upon by our shareholders, our Certificate of Incorporation currently requires that certain limited amendments to our Certificate of Incorporation or By-Laws be approved by the affirmative vote of at least seventy-five percent (75%) of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Supermajority Voting Requirement”). Those amendments include the following:

•	Amendments to the By-Laws (Article VII);

•	Amendments to the provisions of the Certificate of Incorporation governing the number and election of directors, terms of office, and director vacancies (Article XI);

•	Amendment to the provisions of the Certificate of Incorporation prohibiting shareholder action by written consent (Article XIII); and

•	Amendment to the provisions of the Certificate of Incorporation restricting shareholder ability to call special meetings (Article XIV).

We are asking that shareholders approve an amendment to our Certificate of Incorporation to eliminate the Supermajority Voting Requirement contained therein and to replace such provisions with a simple majority voting standard requiring the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or represented by proxy at a meeting and entitled to vote on the subject matter and to eliminate other obsolete provisions relating to our former principal shareholder, as described below.

After careful consideration and upon the recommendation of the Nominating and Corporate Governance Committee, the Board voted to approve, and to recommend to our shareholders that they approve, amendments to our Certificate of Incorporation to remove the Supermajority Voting Requirement. In evaluating the current voting standards, the Nominating and Corporate Governance Committee and the Board considered, among other matters, the results of last year’s advisory vote regarding a shareholder proposal requesting that the Board take steps to eliminate such standards and which the Board viewed as an opportunity for our shareholders to express their views on the subject, shareholder input received in the course of our regular shareholder engagement program and trends and best practices in corporate governance.

Our Board is committed to good governance and recognizes that such Supermajority Voting Requirement is no longer viewed as a best practice because of the restrictions it imposes on shareholders. The elimination of the Supermajority Voting Requirement would reinforce the Board’s accountability to shareholders and promote shareholder participation in our corporate governance.

In addition to eliminating the Supermajority Voting Requirement, the Board also proposes to eliminate a historical exclusion of Bain Capital, LLC, our former principal shareholder, as an “interested stockholder” for purposes of Section 203 of the Delaware General Corporation Law as no longer relevant.

The Board has unanimously adopted and declared the advisability of and is submitting for shareholder approval the Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) that would include the elimination of the Supermajority Voting Requirement in the above referenced sections and the elimination of the historical reference to the anti-takeover provision involving Bain Capital, LLC. The text of the proposed Amended and Restated Certificate of Incorporation, marked to show the amendments, is included in this Proxy Statement as Appendix B. The description of the proposed amendments to our Certificate of Incorporation is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Amended and Restated Certificate of Incorporation included as Appendix B. We ask that our shareholders vote to approve this Amended and Restated Certificate of Incorporation. If approved, we would promptly file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, at which time it will become effective.

Article 7 of the By-Laws also requires the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Company issued and outstanding and entitled to vote to amend the By-Laws. If the

66 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal Four: Approve the Adoption of the Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

proposal to amend the Certificate of Incorporation to remove the Supermajority Voting Requirement is approved, the Board intends to amend the By-Laws to remove the supermajority voting threshold contained in Article 7 thereof and to make the By-Laws consistent with the Amended and Restated Certificate of Incorporation.

For clarity, this Proposal Four is separate from, and is not conditioned on, the approval of Proposal Five regarding the proposed amendment to our Certificate of Incorporation to provide the right of shareholders owning a combined 25% of Domino’s outstanding shares to call a special meeting. Your vote on Proposal Five will not affect your vote on this Proposal Four. If both Proposal Four and Proposal Five are approved, we will combine the proposed changes in Appendix B and Appendix C into one consolidated Third Amended and Restated Certificate of Incorporation.

Our Board of Directors Unanimously Recommends a Vote FOR the Adoption of the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Standards	✓

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 67

Proposal Five: Approve the Adoption of the Amended and Restated Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting

We are asking that shareholders approve an amendment to our Certificate of Incorporation to provide shareholders owning a combined 25% or more of our outstanding common stock with the right to request that the Company call a special meeting of shareholders, subject to the procedures set forth in the Certificate of Incorporation and the By-Laws.

Our shareholders do not presently have the right to request that the Company call a special meeting of shareholders. As part of the Board’s and the Nominating and Corporate Governance Committee’s ongoing review of the Company’s corporate governance standards, the Board and the Nominating and Corporate Governance Committee have continued to consider whether it was appropriate and timely to provide shareholders with the right to request a special meeting of shareholders. After careful consideration and upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board voted to approve, and to recommend to our shareholders that they approve, an amendment to our Certificate of Incorporation to provide shareholders owning a combined 25% or more of our outstanding common stock with the right to request that the Company call a special meeting.

Our Board is committed to good governance and recognizes that providing shareholders with the right to call a special meeting would reinforce the Board’s accountability to shareholders and demonstrate the Board’s commitment to continued strong governance. In evaluating the advisability of providing shareholders with the right to request a special meeting, the Board and the Nominating and Corporate Governance Committee considered certain positions for and against such a right, shareholder feedback, trends and best practices in corporate governance, market practice, and the shareholder proposal regarding special meeting rights (Proposal Six on page 71). We have been notified that a shareholder proponent intends to present at the 2025 Annual Meeting the proposal described in Proposal Six, which is an advisory and nonbinding shareholder proposal asking the Board to take steps to provide shareholders with the right to call special meetings using a lower threshold than that proposed in this Proposal Five. After careful consideration, for the reasons outlined below, as well as in our Board of Directors’ Response to Shareholder Proposal below, the Board and the Nominating and Corporate Governance Committee believe that the adoption of a right for shareholders to request a special meeting pursuant to an amendment to the Certificate of Incorporation as set forth in this Proposal Five is more aligned with market practice and establishes the appropriate balance between enhancing shareholder rights and adequately protecting shareholder interests.

Our Company’s Special Meeting Right Proposal is Consistent with Current Market Practice

We are recommending that our shareholders approve the amendment to our Certificate of Incorporation in this Proposal Five, which would enable shareholders who hold, in the aggregate, at least 25% of our outstanding common stock to request a special meeting of shareholders. In contrast, the shareholder proposal described in Proposal Six asks the Board of Directors to take steps to allow shareholders who hold, in the aggregate, at least 15% of our common stock to call special meetings. A 25% ownership threshold is more consistent with current market practice. The Company monitors trends in corporate governance and compares and evaluates new developments against the Company’s current practices. According to data from Deal Point Data, a corporate governance database, the most common ownership threshold among the companies included in the S&P 500 that afford shareholders the right to request a special meeting is 25% with approximately 47% of the S&P 500 companies that afford shareholders the right to request a special meeting having set the ownership threshold for the exercise of such a right at 25% or greater, while only 16.7% have adopted a 15% ownership threshold.

Our Company’s Special Meeting Right Proposal Appropriately Balances Shareholder Rights with the Protection of the Long-Term Interests of the Company and our Shareholders

The Board believes that the right set forth in this Proposal Five strikes the appropriate balance between enhancing shareholder rights and protecting the long-term interests of the Company and our shareholders. The Board recognizes that some shareholders consider a right to call special meetings to be an important corporate governance mechanism; however, the Board believes it is also in the best interests of the Company to balance this right against the risk of abuse that could be caused by giving a small number of shareholders a disproportionate amount of influence and also cause us to unduly incur substantial costs and distraction. The proposed amendment to the Certificate of Incorporation will

68 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal Five: Approve the Adoption of the Amended and Restated Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting (continued)

require compliance with the Company’s By-Laws to request a special meeting, which, after adoption of the By-Laws Amendments (as defined below) by the Board, will include the following safeguards:

•	Ownership Provisions: To mitigate the risk that a small minority of shareholders with narrow self-interests that may not be shared by the majority of the Company’s shareholders could waste corporate resources and disrupt our business, the By-Laws Amendments would provide that, when determining the 25% ownership threshold, a shareholder will be deemed to own only those shares of common stock where such person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in such shares (commonly referred to as a “net long” definition), which terms may be further defined in the By-Laws from time to time. The Board believes that this definition of ownership is appropriate so that only shareholders with full and continuing interests and rights in our common stock would be entitled to request that a special meeting be called.

•	Information Provisions: To ensure transparency, the By-Laws Amendments would require that any shareholder request to call a special meeting of shareholders must include certain specified information including, but not limited to, (i) a description of the business proposed to be conducted at the special meeting and the text of any such business or proposal, (ii) documentary evidence that such requesting shareholders own not less than 25% of the common stock of the Company as of the date of the request, and (iii) certain specified information, representations, and agreements required with respect to any director nominations or other business proposed to be presented at the special meeting.

•	Additional Provisions: To ensure that the special meeting request is in compliance with applicable laws and is not duplicative, the right of shareholders to request a special meeting would not be available in a limited number of circumstances, including:

•	If the special meeting request does not comply with the requirements of the Company’s governing documents;

•	If the special meeting request relates to an item of business that is not a proper subject for action by the shareholders of the Company under applicable law;

•	If a special or annual meeting of shareholders has been called or is called to be held within 90 days after the Company receives a valid special meeting request and the Board determines that the business at the annual or special meeting of shareholders includes the business in the shareholders’ special meeting request;

•	If a special meeting request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting and ending on the date of the final adjournment of the next annual meeting;

•	If an identical or substantially similar item was presented at a meeting of shareholders held within 120 days before the Company received the special meeting request (for clarity, the nomination, election or removal of directors is a similar item with respect to all items involving the nomination, election or removal of directors, changing the size of the Board, or filling vacancies);

•	If two or more shareholder-requested special meetings have been held in the 12 months prior to the date that the special meeting request is received by the Company; or

•	If the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

•	Business to be Transacted: The By-Laws Amendments would require that the business to be transacted at a shareholder-requested special meeting be limited to the purpose(s) stated in the shareholder meeting request received by the Company and any additional matters that the Board determines to include in the Company’s notice for such special meeting.

Special meetings, regardless of whether the meeting is held in person or virtually, impose significant costs, both administrative and operational, and our Board, management and employees must devote significant time and attention to preparing for a special meeting, which takes their time and attention away from their primary focus of overseeing and operating the Company’s business and creating shareholder value. A 25% threshold also ensures that a more meaningful number of shareholders are seeking to call the special meeting, rather than only one or a few. In recent

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 69

Proposal Five: Approve the Adoption of the Amended and Restated Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting (continued)

years, the Company has had more than one greater than 10% shareholder and several shareholders holding greater than 5% of our outstanding common stock. A small minority of shareholders who may be able to meet a lower ownership threshold should not be entitled to cause such significant expense and distraction to potentially advance their own special interests which may not be shared more broadly by shareholders. Accordingly, the Board believes that special meetings are extraordinary events which should be held only if a substantial number of shareholders agree that a special meeting is necessary to discuss critical, time-sensitive issues that cannot wait until our next annual meeting and believes the 25% threshold is appropriate. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our shareholders generally. Providing a special meeting request right at a lower threshold risks giving a small number of shareholders a disproportionate amount of influence over our affairs and the ability to advance their special interests at the expense of our shareholders generally.

In light of these considerations, the Board of Directors believes the 25% threshold and additional protections described in this Proposal Five strikes a more appropriate balance than Proposal Six by ensuring that shareholders have the right to request a special meeting to act on extraordinary, urgent matters while minimizing the risk that one or a small minority of shareholders will pursue special interests that are not aligned with or in the best interests of the shareholders generally and by protecting the Company from unduly incurring substantial costs and distraction to address such special interests. Accordingly, this Proposal Five to create a new special meeting right, balancing the various considerations involved, would create a new right for shareholders in a manner that also protects shareholder interests generally.

The Board has unanimously adopted and declared the advisability of and is submitting for shareholder approval the Amended and Restated Certificate of Incorporation that would provide shareholders owning a combined 25% or more of our outstanding common stock the right to request that the Company call a special meeting of shareholders. The text of the proposed Amended and Restated Certificate of Incorporation, marked to show the amendment, is included in this Proxy Statement as Appendix C. The description of the proposed amendment to our Certificate of Incorporation is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Amended and Restated Certificate of Incorporation included as Appendix C. We ask that our shareholders vote to approve this Amended and Restated Certificate of Incorporation. If approved, we would promptly file the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, at which time it will become effective.

Section 2.3 of the By-Laws also provides that special meetings of shareholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. If the proposal to amend the Certificate of Incorporation to provide shareholders with the right to request a special meeting is approved, the Board intends to amend the By-Laws (the “By-Laws Amendments”) to make the By-Laws consistent with the new Amended and Restated Certificate of Incorporation. The text of these amendments to the By-Laws, which can be further amended from time to time, is attached as Appendix D and is also marked to show the proposed changes.

This Proposal Five is separate from, and is not conditioned on, the approval of Proposal Four regarding the proposed amendments to our Certificate of Incorporation to eliminate the Supermajority Voting Requirement contained therein. Your vote on Proposal Four will not affect your vote on this Proposal Five. If both Proposal Four and Proposal Five are approved, we will combine the proposed changes in Appendix B and Appendix C into one consolidated Third Amended and Restated Certificate of Incorporation.

Our Board of Directors Unanimously Recommends a Vote FOR the Adoption of the Amended and Restated Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting	✓

70 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal Six: Shareholder Proposal: Adopt a Shareholder Right to Call for a Special Shareholder Meeting at a 15% Threshold

The Company has been advised that The Accountability Board intends to submit the following proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. The proponent has represented that it beneficially owns at least $25,000 in market value of our common stock. Proposal Six will be required to be voted upon at the Annual Meeting only if properly presented. Approval of this proposal would require the affirmative vote of a majority of the votes properly cast in person or by proxy at the Annual Meeting. If you abstain, your shares will not be counted as having been voted on the matter. After careful consideration, the Board of Directors unanimously recommends a vote AGAINST this Proposal Six and instead is recommending approval of the Company’s special meeting right proposal outlined in Proposal Five.

Shareholder Proposal

RESOLVED: Shareholders ask the Board to take the steps necessary to amend the governing documents to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of shareholders.

DEAR FELLOW SHAREHOLDERS:

Shareholders’ right to call a special meeting is essential for their ability to effectively engage management and is a widely supported aspect of good corporate governance.

As the Council of Institutional Investors’ Principles on Corporate Governance state, “Shareowners should have the right to call special meetings.”

Glass Lewis says it “strongly supports the right of shareholders to call special meetings.”

And Institutional Shareholder Services (ISS) has reported: “In terms of day-to-day governance, shareholders may lack an important right, the ability to remove directors or initiate a shareholder resolution without having to wait for the next scheduled meeting, if they are unable to act at a special meeting of their calling. Shareholders could also be powerless to respond to a beneficial offer if the bidder cannot call a special meeting. The inability to call a special meeting and the resulting insulation of management could adversely affect corporate performance and shareholder returns.”

Major institutional investors support the right, too.

For example, BlackRock says that “shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting” and, accordingly “should have the right to call a special meeting.”

Yet Domino’s doesn’t provide this right.1

While the need to actually call special shareholder meetings is rare, the right of shareholders to call them provides a critical accountability tool. And when they are necessary, they enable shareholders to address matters that shouldn’t be delayed until the annual meeting. Because they can involve substantial resources, a sufficient threshold percentage of shareholders should be required to call a special meeting, to guard against a small number abusing the right for their own interests rather than for those shared by the majority of shareholders.

In this case, we believe that our proposed 15% ownership threshold appropriately balances the above concerns with the need for shareholders to have a mechanism by which to discuss extraordinary events in a timely manner.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 71

Proposal Six: Shareholder Proposal: Adopt a Shareholder Right to Call for a Special Shareholder Meeting at a 15% Threshold (continued)

Indeed, such a threshold is widely supported:

BlackRock supports “a minimum of 15%” threshold. Vanguard supports establishing this right, “as long as the ownership threshold is not below 10%.” ISS supports proposals to establish this right, and says its preference is a 10% threshold. And Glass Lewis generally favors a 10-15% threshold.

Based on the foregoing, we believe support for this request is in the best interest of our company and its shareholders. Thank you.

[1]	It also doesn’t let shareholders act by written consent—though even if it did, as BlackRock says, that’s “not a sufficient alternative to the right to call a special meeting” anyway.

Board of Directors’ Response to Shareholder Proposal

The Board of Directors has carefully considered this shareholder proposal and believes that it is not in the best interests of our shareholders for the reasons outlined below. Accordingly, the Board of Directors unanimously recommends that stockholders vote AGAINST this Proposal Six and instead approve the Company’s special meeting right proposal outlined in Proposal Five which would create the right for shareholders owning a combined 25% of our outstanding common stock to call a special meeting.

Our Company’s Special Meeting Right Proposal is More Consistent with Current Market Practice

We are recommending that our shareholders approve the amendments to our Certificate of Incorporation described in Proposal Five, which would enable shareholders who hold, in the aggregate, at least 25% of our outstanding common stock to request a special meeting of shareholders. In contrast, the shareholder proposal described in this Proposal Six asks the Board of Directors to take steps to allow shareholders who hold, in the aggregate, at least 15% of our common stock to call special meetings. A 25% ownership threshold is more consistent with current market practice. The Company monitors trends in corporate governance and compares and evaluates new developments against the Company’s current practices. According to data from Deal Point Data, a corporate governance database, the most common ownership threshold among the companies included in the S&P 500 that afford shareholders the right to request a special meeting is 25% with approximately 47% of the S&P 500 companies that afford shareholders the right to request a special meeting having set the ownership threshold for the exercise of such a right at 25% or greater, while only 16.7% have adopted a 15% ownership threshold.

Our Company’s Special Meeting Right Proposal More Appropriately Balances Shareholder Rights with the Protection of the Long-Term Interests of the Company and our Shareholders

The Board of Directors believes that the shareholder proposal does not strike the appropriate balance between enhancing shareholder rights and protecting the long-term interests of the Company and our shareholders. The Board of Directors recognizes that some shareholders consider a right to call special meetings to be an important corporate governance mechanism; however, the Board of Directors believes it is also in the best interests of the Company to balance this right against the risk of abuse that could be caused by giving a small number of shareholders a disproportionate amount of influence and also cause us to unduly incur substantial costs and distraction and employ limited resources hosting special meetings on topics that are only of narrow interest or effect. The Board of Directors believes that this risk must be balanced against the right of shareholders to call a special meeting.

Special meetings, regardless of whether the meeting is held in person or virtually, impose significant costs, both administrative and operational, and our Board of Directors, management and employees must devote significant time and attention to preparing for a special meeting, which takes their time and attention away from their primary focus of overseeing and operating the Company’s business and creating shareholder value. A higher threshold than the one contemplated by this shareholder proposal also ensures that a more meaningful number of shareholders are seeking to call the special meeting, rather than only one or a few. In recent years, the Company has had more than one greater than 10% shareholder and several shareholders holding greater than 5% of our outstanding common stock. A small minority of shareholders who may be able to meet a lower ownership threshold should not be entitled to cause such significant expense and distraction to potentially advance their own special interests which may not be shared more

72 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Proposal Six: Shareholder Proposal: Adopt a Shareholder Right to Call for a Special Shareholder Meeting at a 15% Threshold (continued)

broadly by shareholders. Accordingly, the Board of Directors believes that special meetings are extraordinary events which should be held only if a substantial number of shareholders agree that a special meeting is necessary to discuss critical, time-sensitive issues that cannot wait until our next annual meeting and believes the 25% threshold is appropriate. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our shareholders generally. Providing a special meeting request right at a lower threshold risks giving a small number of shareholders a disproportionate amount of influence over our affairs and the ability to advance their special interests at the expense of our shareholders generally.

In light of these considerations, the Board of Directors believes the 25% threshold and additional protections in the Company’s special meeting right proposal described in Proposal Five strikes a more appropriate balance than this Proposal Six by ensuring that shareholders have the right to request a special meeting to act on extraordinary, urgent matters while minimizing the risk that one or a small number of shareholders will pursue special interests that are not aligned with or in the best interests of the shareholders generally and by protecting the Company from unduly incurring substantial costs and distraction to address such special interests. Accordingly, and as noted in Proposal Five, the Company’s proposal to create a new special meeting right, balancing the various considerations involved, including by having procedural and substantive safeguards such as a meaningful ownership requirement, would create a new right for shareholders in a manner that also protects shareholder interests generally.

Our Company has an Excellent Corporate Governance Structure

Our existing corporate governance policies and practices provide shareholders with numerous avenues to address and discuss our business and governance policies and ensure that our Board of Directors acts independently and maintains accountability to our shareholders without the additional expense and risk associated with a special meeting threshold that would allow a small number of shareholders to call a special meeting. Some of the Company’s governance practices include the following:

•	All director nominees, other than the CEO and Executive Chairman, are independent;

•	Separate Executive Chairman, Presiding Director and Chief Executive Officer leadership structure to maintain independence between Board oversight and the operating decisions of the Company;

•	Fully independent Board committees;

•	All directors stand for election annually;

•	In uncontested director elections, our Majority Voting Policy applies;

•	We have adopted proxy access, which allows shareholders owning at least 3% of our common stock for three years to nominate, and include in our proxy materials, director candidates constituting up to 20% of the Board;

•	Our independent Nominating and Corporate Governance Committee annually evaluates the Board and, in making decisions on the Board’s membership, considers the performance, attributes, contributions, experience, qualifications and commitment of each director;

•	We have regular engagement with major shareholders to seek their input on important issues and to address their questions and concerns and incorporate these views in our consideration of these issues;

•	Our shareholders vote annually on our compensation practices; and

•	We are proposing amendments to our Certificate of Incorporation to remove supermajority voting provisions (see Proposal Four).

If approved, this shareholder proposal would not automatically provide shareholders with the right to call special meetings, as this proposal is a recommendation to the Board to take steps necessary to amend our governing documents to provide shareholders with the right to call special meetings.

After careful consideration of this Proposal Six, the Board of Directors believes that, in light of our existing governance policies and practices and the Company’s special meeting right proposal outlined in Proposal Five, the approval of this

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 73

Proposal Six: Shareholder Proposal: Adopt a Shareholder Right to Call for a Special Shareholder Meeting at a 15% Threshold (continued)

Proposal Six is not consistent with market practice, does not impact our shareholders’ ability to engage with the Board of Directors, will risk giving one or a small number of shareholders a disproportionate amount of influence over our business to advance special interests at substantial cost and distraction to the Board of Directors and management, and accordingly is not in the best interests of the Company or our shareholders.

Our Board of Directors Unanimously Recommends a Vote AGAINST this Proposal SIX and Vote FOR Management’s Proposal FIVE to Approve the Right of Shareholders Owning a Combined 25% of Domino’s Outstanding Shares to Call a Special Meeting

Ò

74 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation of Directors

For fiscal 2024, each director (other than Mr. Weiner) was paid a $90,000 annual retainer and was reimbursed for certain business expenses. In addition, the Presiding Director was paid an additional retainer of $25,000, the Chairperson of the Audit Committee was paid an annual retainer of $35,000 and non-Chair members were paid an annual retainer of $15,000, the Chairperson of the Compensation Committee was paid an annual retainer of $25,000 and non-Chair members were paid an annual retainer of $10,000, the Chairperson of the Inclusion & Diversity Committee was paid an annual retainer of $20,000 and non-Chair members were paid an annual retainer of $10,000, and the Chairperson of the Nominating and Corporate Governance Committee was paid an annual retainer of $20,000 and non-Chair members were paid an annual retainer of $10,000. From time to time, directors may also be compensated for their service on ad hoc committees of the Board. Mr. Weiner did not receive any additional compensation for his service on the Board.

For 2024, each director (other than Mr. Weiner) also received an annual equity award of restricted stock units under the EIP with an approximate value of $190,000 on the grant date, which resulted in an annual grant of 385 restricted stock units to each director. The restricted stock units granted to directors have a one-year vesting period (subject to acceleration in the case of retirement or certain covered transactions, as described under “Potential Post-Employment Payments to Named Executive Officers” above) in accordance with the terms of the Company’s Restricted Stock Unit Agreement for Directors. The RSUs will convert to unrestricted common stock and be distributed upon vesting of the award. Directors are eligible for the qualified retirement provision in the Company’s equity awards. For directors, the specified service and age requirements are five years of continuous service and 55 years of age. As of December 29, 2024, Messrs. Brandon, Balson, Federico and Goldman and Mses. Cantor and Lopez had satisfied these qualified retirement requirements.

2024 Director Compensation Summary

Annual Retainer	Amount
Board of Directors	$90,000
Presiding Director	$25,000

Audit Committee
Chairperson	$35,000
Member	$15,000

Compensation Committee
Chairperson	$25,000
Member	$10,000

Inclusion & Diversity Committee
Chairperson	$20,000
Member	$10,000

Nominating & Corporate Governance Committee
Chairperson	$20,000
Member	$10,000

Annual Equity Award	Value
Target grant date fair value	$190,000
Award vests on first anniversary of the grant date

As discussed in last year’s proxy statement, the annual retainer for directors increased in 2024 from $85,000 to $90,000 and the target grant date fair value of the annual equity awards for directors increased from $175,000 to $190,000. These changes were made by the Compensation Committee, and approved by the Board of Directors, following a review by the Compensation Committee of a Meridian study on director compensation in order to keep the compensation of our directors near the median of the peer group used for executive compensation benchmarking purposes, based on a two-year projection of such market median given the Company’s biennial review of director compensation. The directors are eligible to receive the same retainer amounts and equity target value for 2025. Directors may elect to receive their annual retainer amounts either entirely in cash or in restricted stock units (in quarterly installments), or in varying increments of each.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 75

Compensation of Directors (continued)

Director Compensation Table for 2024

The following table provides information concerning compensation for the Company’s directors during 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
David A. Brandon(3)	90,000	190,486	—	—	—	86,669	367,156
C. Andrew Ballard(4)	145,000	190,486	—	—	—	2,729	338,216
Andrew B. Balson	110,000	190,486	—	—	—	2,729	303,216
Corie S. Barry	115,000	190,486	—	—	—	2,729	308,216
Diana F. Cantor	110,000	190,486	—	—	—	2,729	303,216
Richard L. Federico	125,000	190,486	—	—	—	—	315,486
James A. Goldman	115,000	190,486	—	—	—	2,729	308,216
Patricia E. Lopez	125,000	190,486	—	—	—	2,729	318,216

(1)

Amounts in the “Stock Awards” column reflect the grant date fair value of grants of restricted stock units pursuant to our EIP determined in accordance with ASC 718 and reflect rounding up in the number of restricted stock units granted. Assumptions used in the calculation of these amounts are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 29, 2024 included in the 2024 10-K. As further described herein, directors may elect to receive their annual retainer amounts entirely in cash or in restricted stock units, or in varying increments of each, and may elect to defer receipt of all or a portion of such cash or any shares of common stock received upon vesting of restricted stock units pursuant to the DCP.

(2)

Amounts in this column represent (i) perquisites and other personal benefits totaling at least $10,000 in the aggregate and (ii) accrued cash dividends paid on the vesting of restricted stock and restricted stock units. For applicable directors other than Mr. Brandon, the amounts represent accrued cash dividends paid on the vesting of restricted stock units ($2,729). For Mr. Brandon, the amount includes reimbursements related to post-employment medical and health benefits, Company-paid premiums for umbrella liability insurance, purchases of Domino’s food items and accrued cash dividends paid on the vesting of restricted stock units ($12,801). None of the amounts for Mr. Brandon’s perquisites or other personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits except with respect to reimbursements related to post-employment medical and health benefits relating to Mr. Brandon’s prior employment with the Company ($67,989). This table does not include any amount attributable to spousal travel in connection with business usage of corporate aircraft because no incremental costs are incurred by the Company in connection with the spouse accompanying the director on the aircraft.

(3)

In his role as the Company’s Executive Chairman, Mr. Brandon serves as an employee of the Company and receives additional compensation in connection with such employment, as described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”

(4)	Amount includes compensation received by Mr. Ballard in his role as Presiding Director of the Board of Directors as described above.

Non-Qualified Deferred Compensation of Directors

The following table provides information on the DCP for directors as of December 29, 2024:

Name	Director Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
David A. Brandon(4)	379,860	—	615,439	—	4,640,621
C. Andrew Ballard	—	—	—	—	—
Andrew B. Balson	—	—	315,698	—	1,489,957
Corie S. Barry	—	—	—	—	—
Diana F. Cantor	—	—	—	—	—
Richard L. Federico	—	—	—	—	—
James A. Goldman	—	—	184,907	—	1,455,463
Patricia E. Lopez	—	—	66,653	—	545,513

(1)

Entire amounts contributed by participants are included as “Fees Earned or Paid in Cash” in the Director Compensation Table above. For Mr. Brandon, also includes contributions of compensation received as the Company’s Executive Chairman, a role for which he serves as an employee of the Company, as described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”

76 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Compensation of Directors (continued)

(2)	Reflects dividends, interest and aggregate market-based earnings on amounts deferred by plan participants.
(3)

Represents the participant’s account balance as of December 29, 2024, which includes compensation reported in fiscal years 2013-2023, as applicable, as follows: Mr. Brandon $3,645,322, Mr. Balson $1,174,258, Mr. Goldman $1,270,556 and Ms. Lopez $478,860, in each case as adjusted for applicable changes in market value of the notional investment of such amounts.

(4)

Represents contributions by Mr. Brandon of compensation received in both his role as a director and in his role as Executive Chairman, as described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”

Under the DCP, a director may irrevocably elect to defer receipt of shares of common stock the director would have received upon vesting of restricted stock units comprising his or her annual retainer and/or annual equity award. The purpose of the plan is to enhance the Company’s ability to attract and retain directors by providing individual financial and tax planning flexibility. Deferred stock resulting from deferrals under the DCP is counted toward meeting the stock ownership requirements for directors of five times their annual retainer fee.

Outstanding Equity Awards of Directors

The following table shows the number of shares underlying outstanding restricted stock units for the Company’s directors as of December 29, 2024:

Name	Outstanding Stock Awards (#)
David A. Brandon	3,094	(1)
C. Andrew Ballard	385
Andrew B. Balson	627	(2)
Corie S. Barry	385
Diana F. Cantor	385
Richard L. Federico	385
James A. Goldman	385
Patricia E. Lopez	385

(1)

Comprised of an annual equity grant of 385 restricted stock units for Mr. Brandon’s service as a director and grants of 2,709 restricted stock units awarded in 2024 and in prior years in connection with his appointment as Executive Chairman of the Board of Directors and resulting employment with the Company as further described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”

(2)

Comprised of an annual equity grant of 385 restricted stock units and an additional 242 restricted stock units representing restricted stock units awarded pursuant to Mr. Balson’s election to receive his cash retainer fees in the form of Company stock as described in footnote (1) to the Director Compensation table above.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 77

Equity Compensation Plan Information

The following table sets forth, as of December 29, 2024, the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options and RSUs and PSUs that have been issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(1)
Equity compensation plans approved by shareholders	703,212	(2)	$306.85	2,632,720
Equity compensation plans not approved by shareholders	—		—	—

Total	703,212		$306.85	2,632,720

(1)	Includes 548,413 shares that may be issued under the ESPDP.
(2)

Consists of 458,294 options and 244,918 PSUs and RSUs (assuming the target performance for PSUs) currently awarded under the EIP. The weighted average exercise price above does not take such PSUs or RSUs into account.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan was adopted by the Board on June 1, 2004 and was approved by the Company’s shareholders. An Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP”) was approved by shareholders at the 2008 annual meeting of shareholders, and a further amendment to the EIP was approved by shareholders at the 2009 annual meeting of shareholders.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the EIP includes: (1) 15,600,000 shares of common stock, plus (2) any shares returned to the EIP as a result of termination of options that were granted under the EIP (by reason of forfeiture or expiration) and any shares held back in satisfaction of total exercise cost from shares that would otherwise have been delivered pursuant to an award.

As of December 29, 2024, there were 458,294 options outstanding at a weighted average exercise price equal to $306.85 per share (of which 334,194 were exercisable at a weighted average exercise price equal to $285.84 per share) currently issued and outstanding under the EIP. As of December 29, 2024, there were a total of 2,084,307 authorized but unissued shares under the EIP.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year is 1,000,000. Stock options currently vest over a three-year period. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the EIP is determined by the Compensation Committee, as administrator of the EIP, and must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the EIP may not exceed ten years.

78 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Certain Transactions Involving Management or 5% or Greater Shareholders

Review and Approval of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Company does not currently have a specific written policy on the review, approval or ratification of transactions required to be reported under Section 404(a) of Regulation S-K, but the Company has enacted a Code of Business Conduct and Ethics for Directors, Officers and Employees as well as Corporate Governance Principles, both of which contain provisions relating to possible conflicts of interest of employees, directors and officers of the Company. The Company’s Board of Directors is responsible for reviewing potential related person transactions and, in connection with its review, will consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company, whether the transaction would impair the judgment of a director or officer of the Company and any other matters deemed important, following which it may approve or ratify the transaction in its discretion. As required under SEC rules, transactions with any related person that are determined to be directly or indirectly material are disclosed in this Proxy Statement.

Time-Sharing Agreement with Russell J. Weiner for Use of Corporate Aircraft

Domino’s Pizza LLC and Russell J. Weiner entered into a Time-Sharing Agreement dated February 24, 2022 and effective May 1, 2022 whereby Mr. Weiner is entitled to 45 hours per year of personal use of the Company aircraft without charge. Mr. Weiner is required to pay the Company for any personal use in excess of the 45 hours at a reimbursement rate set by the Federal Aviation Regulations. For 2024, Mr. Weiner’s personal use of the Company aircraft did not exceed the allotted 45 hours and, therefore, he did not reimburse the Company for any excess use.

Employment of David A. Brandon

As part of Mr. Brandon’s appointment as the Company’s Executive Chairman, Mr. Brandon serves as an employee of the Company and receives compensation in connection with such employment. In 2024, Mr. Brandon received an annual base salary of $275,000 and had an annual short-term cash incentive award target under the Company’s Team Achievement Dividend (“TAD”) Program of 100% of his base salary and which paid out based on actual performance at the same level as AIP awards. Accordingly, Mr. Brandon earned $292,600 under the Company’s TAD Program in 2024. Mr. Brandon also received an award of RSUs in 2024 with a target grant date fair value of $425,000 and an actual grant date value, as determined in accordance with ASC 718 using the same assumptions as set forth in the footnotes to the applicable tables above, of $425,256. This award was granted in the form of 958 RSUs, with such RSUs vesting ratably in annual installments over three years and subject to accelerated vesting in the event Mr. Brandon no longer serves as Executive Chairman prior to the third anniversary of the date of grant, other than in the case of Mr. Brandon’s voluntary resignation. Mr. Brandon is able to participate in all benefit programs available to the Company’s employees and is eligible for future awards of RSUs. In connection with Mr. Brandon’s prior service as the Company’s Chief Executive Officer, Mr. Brandon and his spouse are entitled to continued medical coverage for the remainder of their respective lives.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 79

Other Matters

Attending the Annual Meeting

The Annual Meeting will be held on Wednesday, April 23, 2025 at 10:00 a.m. Eastern Time. To provide a more inclusive experience for our shareholders and reach a greater number of shareholders in as efficient a manner as possible, the Annual Meeting will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DPZ2025, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received.

Shareholder Proposals and Director Nominations for Inclusion in Next Year’s Proxy Statement Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting of shareholders in 2026, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Domino’s Pizza, Inc. no later than November 14, 2025 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals and Director Nominations Other Than Pursuant to Rule 14a-8

If a shareholder wishes to present a proposal or to nominate one or more directors at our 2026 annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance written notice in accordance with the Company’s By-Laws, and, if applicable, Rule 14a-19 under the Exchange Act. Under the By-Laws, any shareholder of record of Domino’s Pizza, Inc. entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Corporate Secretary of Domino’s Pizza, Inc. at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth the following information: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Exchange Act, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of director nominations or other shareholder proposals for submission to the Domino’s annual meeting of shareholders without inclusion in the Company’s 2026 Proxy Statement is January 23, 2026. Unless such notice is received by Domino’s at its corporate headquarters, Attention: Corporate Secretary, on or before the foregoing date, such matter will be brought before the meeting only in the Company’s discretion and proxies with respect to such matter will confer voting authority only if such matter comes before the meeting.

Universal Proxy Rules for Director Nominations

In addition to satisfying the foregoing requirements under the By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in accordance with the By-Laws and Rule 14a-19 that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors), and otherwise comply with the requirements of Rule 14a-19(b).

80 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Other Matters (continued)

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and interested persons may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Mr. Ballard, as the Presiding Director, or to another independent director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3022.

General Information

Our 2024 Annual Report was mailed or made available to our shareholders with this Proxy Statement and is posted on our corporate website at ir.dominos.com. A copy of our 2024 Annual Report, as filed with the SEC, will be sent to any shareholder, without charge, upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to fill in, sign and return the proxy card in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 6 of this Proxy Statement.

By order of the Board of Directors,

Kevin S. Morris

Executive Vice President, General Counsel

and Corporate Secretary

March 14, 2025

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT 81

Appendix A

Domino’s Pizza, Inc. Executive Officers and Directors

Executive Officers

Russell J. Weiner

Chief Executive Officer

Joseph H. Jordan

Chief Operating Officer and President – Domino’s U.S.

Kelly E. Garcia

Executive Vice President, Chief Technology and Data Officer

Frank R. Garrido

Executive Vice President, Chief Restaurant Officer

Cynthia A. Headen

Executive Vice President, Chief Supply Chain Officer

Kevin S. Morris

Executive Vice President, General Counsel and Corporate Secretary

Maureen S. Pittenger

Executive Vice President, Chief Human Resources Officer

Sandeep Reddy

Executive Vice President, Chief Financial Officer

Katherine E. Trumbull

Executive Vice President, Chief Marketing Officer

Board of Directors

David A. Brandon

Executive Chairman of the Board

Russell J. Weiner

Chief Executive Officer and Director

C. Andrew Ballard

Presiding Director

Andrew B. Balson

Director

Corie S. Barry

Director

Diane L. Cafritz

Director Nominee

Diana F. Cantor

Director

Richard L. Federico

Director

James A. Goldman

Director

Patricia E. Lopez

Director

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT A-1

Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement

If our shareholders approve Proposal Four, the Company intends to file with the Delaware Secretary of State the documents necessary to amend the Certificate of Incorporation as follows (with additions shown in underlined text and deletions shown in text that has been struck through):

DOMINO’S PIZZA, INC.

~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Domino’s Pizza, Inc. has adopted this ~~Second~~Third Amended and Restated Certificate of Incorporation restating, integrating and further amending its Certificate of Incorporation (originally filed July 30, 2002, ~~and~~amended and restated on May 11, 2004 and further amended on June 16, 2015), which ~~Second~~Third Amended and Restated Certificate of Incorporation has been duly proposed by the directors and approved and adopted by the stockholders of this corporation ~~(by written consent pursuant to Section 228 of said General Corporation Law)~~ in accordance with the provisions of said Sections 242 and 245.

ARTICLE I

The name of this corporation is Domino’s Pizza, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 175,000,000 shares, consisting of (i) 160,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), (ii) 10,000,000 shares of Non-Voting Common Stock, $.01 par value per share (the “Non-Voting Common Stock”), and (iii) 5,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.	Common Stock.

A.

General. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the corporation and each share of Common Stock shall be entitled to one vote. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this Corporation whether now or hereafter authorized.

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Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

B.	Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting.

C.

Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

D.

Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

E.

Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.	Non-Voting Common Stock.

A.

General. Except as otherwise provided in this Section 2 of Article IV, all shares of Common Stock and Non-Voting Common Stock shall, to the fullest extent permitted by applicable law, be identical in all respects and shall entitle the holders thereof to the same powers, preferences, rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

B.

Voting Rights. Except as required by applicable law which cannot be superseded by the provisions of this Certificate of Incorporation, the holders of Non-Voting Common Stock will not be entitled to vote in respect of such shares on any matter, and such shares will not be included in determining the number of shares voting or entitled to vote on any matter.

C.

Conversion. Upon any Transfer of shares of Non-Voting Common Stock (i) to a Person that is not then a holder of shares of Non-Voting Common Stock and is not an Affiliate of the holder, (ii) to the underwriters in the Corporation’s initial public offering of its Common Stock, or (iii) following the Corporation’s initial public offering of its Common Stock, in any brokerage transaction, then, in each case, the Non-Voting Common Stock so Transferred shall, without any action by the Board of Directors or any stockholder of the Corporation, automatically convert into an equal number of shares of Common Stock. No distributions shall be or become payable on any shares of Non-Voting Common Stock so converted at or following such conversion; provided that to the extent any amounts shall be payable by the Corporation in respect of any share of Non-Voting Common Stock at the time of conversion pursuant to this Article, such amounts shall automatically become payable in respect of the share of Common Stock into which such share of Non-Voting Common Stock shall have been converted. From and after such conversion, such shares of Non-Voting Common Stock shall be retired and shall not be reissued and upon the conversion of all outstanding shares of Non-Voting Common Stock, and upon the filing of a certificate in accordance with the Delaware General Corporation Law, the authorized shares of Non-Voting Common Stock shall be eliminated.

Upon conversion of any share of Non-Voting Common Stock, the holder shall surrender the certificate evidencing such share to the Corporation at its principal place of business. Promptly after receipt of such certificate, the Corporation shall issue and send to such holder a new certificate, registered in the name of such holder, evidencing the number of shares of Common Stock into which such share has been converted. From and after the time of conversion of any share of Non-Voting Common Stock, the rights of the holder thereof as such shall cease; the certificate formerly evidencing such share shall, until surrendered and reissued as provided above, evidence the applicable number of shares of Common Stock; and such holder shall be deemed to have become the holder of record of the applicable number of shares of Common Stock.

For purposes of this Section 2.C. of Article IV, (i) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and (iii) “Transfer” shall mean a sale, transfer or other disposition for value.

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Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

3.	Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

ARTICLE V

The Corporation shall have a perpetual existence.

ARTICLE VI

Unless and except to the extent that the By-Laws of this Corporation shall so require, the election of directors need not be by written ballot.

ARTICLE VII

In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors~~; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by law, the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of holders of not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, unless such alteration, amendment or repeal has been approved by a majority of those directors of the Corporation who are (i) not affiliated or associated with any person or entity holding 10% or more of the voting power of the outstanding capital stock of the Corporation, or (ii) affiliated or associated with Bain Capital, LLC or any of its affiliated investment funds (collectively, the “Bain Capital Entities”)~~.

ARTICLE VIII

Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT B-3

Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

ARTICLE IX

1. Indemnification. The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Advance of Expenses. Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4. Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

6. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including

B-4 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

attorney’s fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the General Corporation Law of the State of Delaware.

8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

2. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

3. Terms of Office. Directors shall hold office for a term ending on the date of the next annual meeting following their election and until their successors shall have been elected and qualified, subject to their earlier death, resignation or removal.

4. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

~~6. Amendment to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of least seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XI, unless such amendment, repeal or adoption has been approved by a majority of those directors of the Corporation who have been determined by the Corporation to be independent under the applicable listing standards of the New York Stock Exchange.~~

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT B-5

Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

ARTICLE XII

1. Dividends. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

2. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board of Directors. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

3. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

4. Location of Meetings, Books and Records. Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-laws of this Corporation.

ARTICLE XIII

At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. ~~Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIII.~~

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Appendix B – Proposed Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (continued)

ARTICLE XIV

Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. ~~Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV, unless such amendment, repeal or adoption has been approved by a majority of those directors of the Corporation who are (i) not affiliated or associated with any person or entity holding 10% or more of the voting power of the outstanding capital stock of the Corporation, or (ii) affiliated or associated with any of the Bain Capital Entities.~~

ARTICLE XV

The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

ARTICLE XVI

The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. ~~Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, none of the Bain Capital Entities shall be deemed, at any time and without regard to the percentage of voting stock of the Corporation owned by the Bain Capital Entities, to be an “interested stockholder” as such term is defined in Section 203(c)(5) of the Delaware General Corporation Law.~~

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT B-7

Appendix C – Proposed Amended and Restated Certificate of Incorporation to Provide Shareholders the Right to Call a Special Meeting

If our shareholders approve Proposal Five, the Company intends to file with the Delaware Secretary of State the documents necessary to amend Article XIV of the Certificate of Incorporation as follows (with additions shown in underlined text and deletions shown in text that has been struck through):

ARTICLE XIV

Special meetings of stockholders (i) may be called at any time by ~~only~~ (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by (c) the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office and (ii) subject to the applicable provisions of the By-Laws of the Corporation, shall be called by the Board of Directors upon written request received by the Secretary of the Corporation from holders of record or beneficial owners (a) representing in the aggregate at least twenty-five percent (25%) of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting and (b) that have complied in full with the requirements set forth in the By-Laws of the Corporation, as may be amended from time to time. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV, unless such amendment, repeal or adoption has been approved by a majority of those directors of the Corporation who are (i) not affiliated or associated with any person or entity holding 10% or more of the voting power of the outstanding capital stock of the Corporation, or (ii) affiliated or associated with any of the Bain Capital Entities.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT C-1

Appendix D – Proposed Amended and Restated By-Laws to Provide Shareholders the Right to Call a Special Meeting

If our shareholders approve Proposal Five, the Board of Directors intends to amend Section 2.3 of the By-Laws to make the By-Laws consistent with the new Amended and Restated Certificate of Incorporation as follows (with additions shown in underlined text and deletions shown in text that has been struck through):

2.3	Special Meetings; Notice.

(a) Special meetings of stockholders (i) may be called at any time by ~~only~~ the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, or (ii) subject to the provisions of this Section 2.3 and any other applicable provisions of these By-Laws, shall be called by the Board of Directors upon the written request (a “Stockholder Special Meeting Request”) received by the Secretary of the Corporation from Requesting Stockholders (defined below) having Net Long Beneficial Ownership (defined below) (A) representing in the aggregate at least twenty-five percent (25%) (the “Requisite Percentage”) of the Corporation’s shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Stockholder Requested Special Meeting”); and (B) that have complied in full with the requirements set forth in these By-Laws. ~~Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.~~

(b) In order for a Stockholder Requested Special Meeting to be called, the Stockholder Special Meeting Request must be signed and dated by the Requesting Stockholders or their duly authorized agents who are entitled to cast not less than the Requisite Percentage of votes on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting and must be delivered to or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation. Any Stockholder Special Meeting Request shall set forth with particularity: (i) the name and address of the Requesting Stockholder(s) as they appear on the books of the Corporation, and if any Requesting Stockholder holds for the benefit of another, the name and address of such beneficial owner and of any Stockholder Associated Person; (ii) the class or classes and number of shares of stock of the Corporation of each class which are, directly or indirectly, owned beneficially or of record by such Requesting Stockholder or any Stockholder Associated Person, from a person and in a form acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act, or any successor or replacement rule; (iii) any Derivative Instrument (defined below) directly or indirectly owned beneficially or of record by such Requesting Stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation by the Requesting Stockholder or any Stockholder Associated Person; (iv) an agreement by each Requesting Stockholder to promptly notify the Corporation upon any decrease in the number of shares owned by such Requesting Stockholder occurring between the date on which the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Stockholder Requested Stockholder Meeting and an acknowledgement by each Requesting Stockholder that the Stockholder Special Meeting Request shall be deemed to be revoked and any meeting scheduled in response may be canceled if the shares owned by the Requesting Stockholders do not represent ownership of at least the Requisite Percentage at all times between the date on which the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting; (v) as to each matter that the Requesting Stockholder seeks to bring before the Stockholder Requested Special Meeting, a brief description of such matter, the reasons for bringing such matter to be brought before the Stockholder Requested Special Meeting, the text of the matter or proposal at the Stockholder Requested Special Meeting (including the text of any resolutions proposed for consideration and in the extent that such matter or proposal includes a proposal to amend these By-Laws, the language of the proposed amendment) and any material interest that the Requesting Stockholder has in the proposal or business; and (vi) the information required by Section 2.11 of these By-Laws. The only business that may be conducted at the Stockholder Requested Special Meeting properly requested by the Requesting Stockholders shall be the business proposed in the Stockholder Meeting Special Request and set forth in the notice of such Stockholder Requested Special Meeting; provided, however, that the Board of Directors shall have the authority in its sole and final discretion to submit additional matters in the notice for such Stockholder Requested Special Meeting and to cause other business to be transacted at such Stockholder Requested Special Meeting.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT D-1

Appendix D – Proposed Amended and Restated By-Laws to Provide Shareholders the Right to Call a Special Meeting (continued)

(c) After receiving a Stockholder Special Meeting Request, the Board of Directors shall determine in good faith whether the Requesting Stockholders have satisfied the requirements set forth in these By-Laws, which determination shall be conclusive and binding, and the Corporation shall notify the Requesting Stockholders of the Board of Directors’ determination. If the Board of Directors determines that the Stockholder Special Meeting Request complies with the provisions of these By-Laws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Corporation’s Certificate of Incorporation, or these By-Laws, the Board of Directors shall call and send notice of a Stockholder Requested Special Meeting for the purpose(s) set forth in the Stockholder Special Meeting Request, as well as any additional purpose(s) deemed advisable in the sole and final discretion of the Board of Directors in accordance with Section 2.4 of these By-Laws. The Board of Directors shall determine the place, if any, date and time for such Stockholder Requested Special Meeting, which date shall be not later than ninety (90) days after the date on which the Board of Directors determines that the Stockholder Special Meeting Request satisfies the requirements set forth in these By-Laws. The Board of Directors shall also set a record date for the determination of stockholders entitled to vote at such Stockholder Requested Special Meeting in the manner set forth in Section 5.5 of these By-Laws. Each Requesting Stockholder is required to update the information required by this Section 2.3 as of a date within ten (10) business days after such record date and as of a date within five business days before the date of such Stockholder Requested Special Meeting. The Board of Directors may adjourn, postpone, reschedule, or, if in accordance with these By-Laws, cancel any Stockholder Requested Special Meeting previously scheduled pursuant to this Section 2.3.

(d) In determining whether a Stockholder Requested Special Meeting has been requested by Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Stockholder Special Meeting Requests received by the Secretary of the Corporation will be considered together only if: (i) each Stockholder Special Meeting Request identifies substantially the same purpose or purposes of, and substantially the same matters proposed to be acted on at, the Stockholder Requested Special Meeting (in each case as determined in good faith in the sole and final discretion of the Board of Directors), which, for the avoidance of doubt, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant request; and (ii) such Stockholder Special Meeting Requests have been dated and received by the Secretary of the Corporation within 30 days of the earliest dated Stockholder Special Meeting Request that was submitted in accordance with the requirements of this Section 2.3.

(e) Notwithstanding the foregoing provisions of this Section 2.3, the Board of Directors shall not be required to call a Stockholder Requested Special Meeting if: (i) the Stockholder Special Meeting Request does not strictly comply with each applicable requirement of these By-Laws; (ii) the business specified in the Stockholder Special Meeting Request is not a proper subject for stockholder action under applicable law, the Certificate of Incorporation, or these By-Laws; (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary receives the Stockholder Special Meeting Request and the Board of Directors determines that the business of such meeting includes, among any other matters properly brought before the annual or special meeting) an identical or substantially similar item of business as the business specified in the Stockholder Special Meeting Request (“Similar Business”); (iv) the Stockholder Special Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (v) Similar Business was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Secretary of the Stockholder Special Meeting Request; (vi) two or more Stockholder Requested Special Meetings have been held within the twelve-month period prior to the date the Stockholder Special Meeting Request is received by the Secretary; (vii) the Stockholder Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Act (defined below) or other applicable law; or (viii) any information submitted pursuant to this Section 2.3 by any Requesting Stockholder is inaccurate in any material respect. For purposes of this Section 2.3, the removal of directors shall be “Similar Business” with respect to all items of business involving the nomination, election, or removal of directors, the changing of the size of the Board of Directors, and the filling of vacancies and/or newly created directorships. In addition, if none of the Requesting Stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Special Meeting Request, the Corporation need not present such matter for a vote at such Stockholder Requested Special Meeting regardless of whether proxies have been solicited with respect to such matters.

D-2 DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT

Appendix D – Proposed Amended and Restated By-Laws to Provide Shareholders the Right to Call a Special Meeting (continued)

(f) Any stockholder who submitted a Stockholder Special Meeting Request may revoke its written request by written revocation received by the Secretary at the principal executive offices of the Corporation at any time prior to the Stockholder Requested Special Meeting. A Stockholder Special Meeting Request shall be deemed revoked and any meeting scheduled in response may be canceled if the Requesting Stockholders do not continue to have Net Long Beneficial Ownership of at least the Requisite Percentage at all times between the date the Stockholder Special Meeting Request is received by the Secretary and the date of the applicable Stockholder Requested Special Meeting, and each Requesting Stockholder shall promptly notify the Secretary of any decrease in Net Long Beneficial Ownership by such Requesting Stockholder. If, as a result of any revocations, there are no longer valid unrevoked written Stockholder Special Meeting Requests from Requesting Stockholders holding the Requisite Percentage, there shall be no requirement to call or hold the Stockholder Requested Special Meeting.

(g) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.3 and to make any and all determinations necessary or advisable to apply this Section 2.3 to any persons, facts or circumstances, including but not limited to the power to determine whether: (i) outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the Requisite Percentage of this Section 2.3; whether a Stockholder Special Meeting Request complies with the requirements of this Section 2.3; and whether any and all requirements of this Section 2.3 have been satisfied. The Board of Directors and any other person or body authorized by the Board of Directors may require a Requesting Stockholder to furnish any additional information as may be reasonably required by the Board of Directors, as determined solely and exclusively by the Board of Directors with such determination being final and binding, to permit the Board of Directors (and any other person or body authorized by the Board of Directors) to make any such interpretation or determination, and each Requesting Stockholder shall provide such information to the Board of Directors within ten (10) business days of such request. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including without limitation the Corporation and all Requesting Stockholders.

(h) Definitions:

(i) “Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which a stockholder possesses both (x) the full voting and investment rights pertaining to the shares and (y) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that Net Long Beneficial Ownership shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. Net Long Beneficial Ownership shall include shares held by the stockholder in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of determining Net Long Beneficial Ownership, a stockholder’s ownership of shares shall be deemed to continue during any period (x) in which shares have been loaned if the person claiming ownership may recall such loaned shares on no more than five business days’ notice or (y) in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. For purposes of this Section 2.3(h), the terms “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Act (defined below).

(ii) “Requesting Stockholder” shall mean the holder of record of shares of common stock of the Corporation submitting a Special Meeting Request and the beneficial owner of common stock of the Corporation, if any, on whose behalf such Special Meeting Request is made; provided that, with respect to the informational requirements of clauses (iii) and (iv) of Section 2.3(b) of these By-Laws, if the record holder of such common stock of the Corporation is acting solely as a nominee of the beneficial owner thereof and is making the Special Meeting Request solely on behalf of and at the direction of such beneficial owner, Requesting Stockholder shall mean only such beneficial owner.

DOMINO’S PIZZA, INC. 2025 PROXY STATEMENT D-3

SCAN TO VIEW MATERIALS & VOTE w DOMINO’S PIZZA, INC. ATTN: CORPORATE SECRETARY VOTE BY INTERNET 30 FRANK LLOYD WRIGHT DRIVE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above ANN ARBOR, MI 48105 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 22, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DPZ2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 22, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63184-P22928-Z89147 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DOMINO’S PIZZA, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors ! ! ! Nominees: 01) David A. Brandon 06) Richard L. Federico 02) C. Andrew Ballard 07) James A. Goldman 03) Andrew B. Balson 08) Patricia E. Lopez Shareholder Proposal 04) Corie S. Barry 09) Russell J. Weiner 05) Diane L. Cafritz The Board of Directors recommends you vote FOR For Against Abstain The Board of Directors recommends you vote AGAINST For Against Abstain Proposals 2, 3, 4 and 5. Proposal 6. 2. Ratification of the selection of PricewaterhouseCoopers ! ! ! 6. Shareholder proposal regarding shareholder right to call ! ! ! LLP as the independent registered public accounting firm a special meeting at a 15% threshold. for the Company for the 2025 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 3. Advisory vote to approve the compensation of the named ! ! ! executive officers of the Company. 4. Approval of the adoption of the Company’s Amended ! ! ! and Restated Certificate of Incorporation to eliminate the supermajority voting requirement. 5. Approval of the adoption of the Company’s Amended and Restated Certificate of Incorporation to provide ! ! ! shareholders the right to call a special meeting at a 25% threshold. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V63185-P22928-Z89147 DOMINO’S PIZZA, INC. Annual Meeting of Shareholders April 23, 2025 10:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Russell J. Weiner and Sandeep Reddy, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino’s Pizza, Inc. to be held virtually via a live webcast at www.virtualshareholdermeeting.com/DPZ2025 on Wednesday, April 23, 2025, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (FOR each of the nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three, FOR Proposal Four, FOR Proposal Five and AGAINST Proposal Six). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Continued and to be signed on reverse side